As filed with the Securities and Exchange Commission on -----------

                      Registration No. 333 - -----

-----------------------------------------------------------------------
-----------------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                    -----------------------------

                              Form S-4
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                    -----------------------------

                  MAINSTREET BANKGROUP INCORPORATED
       (Exact name of registrant as specified in its charter)

         VIRGINIA                        6711                  54-1046817
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
    of incorporation)          Classification Code Number) Identification No.)

                       200 East Church Street
                    Martinsville, Virginia 24112
                           (540) 666-6724

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Rebecca J. Jenkins
               Executive Vice President and Secretary
                       200 East Church Street
                    Martinsville, Virginia 24112
                           (540) 666-3272
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    -----------------------------
                        Copies to:

Douglas W. Densmore              Milton D. Jernigan, II
Flippin, Densmore, Morse,        McNamee, Hosea, Jernigan & Kim, P.A.
  Rutherford & Jessee            6411 Ivy Lane, Suite 200
300 First Campbell Square        Greenbelt, Maryland  20770
Roanoke, Virginia  24011         (301) 441-2420
(540) 510-3000


       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company, check the following box.  [ ]

                   CALCULATION OF REGISTRATION FEE

============================================================================
Title of each                    Proposed      Proposed maximum
class of         Proposed         maximum         aggregate      Amount of
securities to  Amount to be    offering price      offering     Registration
be registered  registered(1)  price per unit(2)    price(2)          Fee
------------------------------------------------------------------------
Common Stock(3) 688,577 shs        $8.78          $6,052,000      $1,834
============================================================================

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the transactions described herein.

(2) Estimated in accordance with Rule 457(f)(2) for the purpose of calculating the registration fee, with the value of Bank Common Stock being exchanged in the transaction for BankGroup Common Stock being based upon the book value of Bank Common Stock at June 30, 1997, the latest practicable date prior to filing.

(3) The Rights to Purchase Participating Cumulative Preferred Stock, Series A will be attached to and will trade with shares of the Common Stock of MainStreet BankGroup Incorporated.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THE REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(A), MAY DETERMINE.

                  MAINSTREET BANKGROUP INCORPORATED

                        CROSS REFERENCE SHEET

Item of Form S-4                  Location in Prospectus
1   Forepart of                   Facing Page; Cross Reference
    Registration Statement        Sheet; Outside Front Cover
    and Outside Front Cover       of Prospectus
    Page of Prospectus

2   Inside Front and              Inside Front Cover Page of
    Outside Back Cover            Prospectus; Table of Contents;
    Pages of Prospectus           Available Information;
                                  Incorporation of Certain
                                  Information by Reference

3   Risk Factors, Ratio of        Summary; Comparative Per Share
    Earnings to Fixed             Data
    Charges and Other
    Information

4   Terms of the                  Summary; The Transaction;
    Transaction                   Comparative Rights of
                                  Shareholders; Annex A; Annex B

5   Pro Forma Financial           Not Applicable
    Information



6   Material Contracts with        Not Applicable
    the Company Being
    Acquired

7   Additional Information        Not Applicable
    Required for Reoffering
    by Persons and Parties
    Deemed to be
    Underwriters

8   Interests of Named            Not Applicable
    Experts and Counsel

9   Disclosure of                 Undertakings
    Commission's Position
    on Indemnification for
    Securities Act Liabilities

10  Information with              Available Information;
    Respect to S-3                Incorporation of Certain
    Registrants                   Information by Reference;
                                  Summary; MainStreet BankGroup
                                  Incorporated

11  Incorporation of              Incorporation of Certain
    Certain Information by        Information by Reference
    Reference

12  Information with              Not Applicable
    Respect to S-2 or S-3
    Registrants

13  Incorporation of              Not Applicable
    Certain Information by
    Reference

14  Information with              Not Applicable
    Respect to Registrants
    Other than S-2 or S-3
    Registrants



15  Information with              Not Applicable
    Respect to S-3
    Companies

16  Information with              Not Applicable
    Respect to S-2 or S-3
    Companies

17  Information with              Summary; Supervision and
    Respect to Companies          Regulation; Commerce Bank Corporation;
    other than S-2 or S-3         Market for and Dividends Paid
    Companies                     on Bank Common Stock; Experts;

18  Information if Proxies,       Incorporation of Certain
    Consents or                   Information By Reference;
    Authorizations are to         Summary -- Shareholder
    be Solicited                  Meeting; The Transaction

19  Information if Proxies,       Not Applicable
    Consents or
    Authorizations are not
    to be Solicited, or in
    an Exchange Offer


Dear Common Stock Shareholders:

     You are cordially invited to attend the Special Meeting of Shareholders of Commerce Bank Corporation ("Bank") on --------- --,
1997 at --:-- a.m., Eastern Time, at the main offices of the Bank at 9658 Baltimore Avenue, College Park, Maryland, 20740. This is a very important meeting regarding your investment in the Bank.

     The purpose of the meeting is to consider and vote upon the Agreement and Plan of Share Exchange, dated as of July 3, 1997, by and between the Bank and MainStreet BankGroup Incorporated ("BankGroup")
(the "Agreement") pursuant to which, among other things, Bank will become a wholly owned subsidiary of BankGroup through an exchange of all the issued and outstanding shares of Common Stock of Bank for the right to receive Common Stock of BankGroup according to the Exchange Ratio (the "Share Exchange") as detailed in the Agreement. In the Share Exchange, each share of Common Stock of the Bank will be converted into the right to receive shares of Common Stock of BankGroup, as described in the accompanying Proxy Statement/Prospectus. Your Board of Directors unanimously recommends that you vote in favor of the Agreement and the Share Exchange, which the Board believes is in the best interests of shareholders of the Bank.

     Enclosed is a Notice of the Special Meeting of Shareholders, a Proxy Statement/Prospectus containing a discussion of the Agreement and the Share Exchange and a proxy card. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided.

     If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy. It is important that you understand that the Agreement and Share Exchange must be approved by the holders of at least two-thirds of all outstanding shares of Common Stock of the Bank, and that the failure to vote will have the same effect as a vote against the proposal. On behalf of the Board, thank you for your attention to this important matter.

--------- ---, 1997          Very truly yours,



                              Alvin R. Maier
                              Chairman of the Board

                      COMMERCE BANK CORPORATION
                        9658 Baltimore Avenue
                    College Park, Maryland  20740
                            301-220-1575

      NOTICE OF SPECIAL MEETING OF COMMON STOCK SHAREHOLDERS
                  To Be Held on ---------- --, 1997

TO THE COMMON STOCK SHAREHOLDERS OF COMMERCE BANK
CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Common
Stock shareholders has been called by the Board of Directors of Commerce Bank Corporation (the "Bank") and will be held at the main offices of the Bank at 9658 Baltimore Avenue, College Park, Maryland, 20740, on
-------- --, 1997 at --:-- a.m., Eastern Time for the purpose of considering and voting upon the following matter:

     Proposed Share Exchange. To consider and vote upon the Agreement and Plan of Share Exchange (the "Agreement") dated as of July 3, 1997 providing for the acquisition of the Bank by MainStreet BankGroup Incorporated through an exchange of all the issued and outstanding shares of Common Stock of Bank for the right to receive Common Stock of BankGroup according to the Exchange Ratio as detailed within the Agreement (the "Share Exchange"). The Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex A.

     Only those holders of shares of Common Stock of the Bank ("Bank Common Stock") of record at the close of business on ---------- --, 1997 are entitled to notice of and to vote at the meeting.

College Park, Maryland          Order of the Board of Directors,
------------- --, 1997

                                Candace M. Springmann
                                Secretary

THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY
RECOMMENDS THAT THE HOLDERS OF BANK COMMON
STOCK VOTE TO APPROVE THE SHARE EXCHANGE PROPOSAL.

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING.  PLEASE SIGN, DATE AND RETURN THE ENCLOSED
PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID
ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE
MEETING.  SHAREHOLDERS ATTENDING THE MEETING MAY
PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED,
IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.  ANY
PROXY MAY BE REVOKED BY YOU IN WRITING OR IN PERSON
AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           PROXY STATEMENT
                                 FOR
            SPECIAL MEETING OF COMMON STOCK SHAREHOLDERS
                                 OF
                      COMMERCE BANK CORPORATION

                  To Be Held On ----------- --, 1997
                            ---------------
                             PROSPECTUS OF
                  MAINSTREET BANKGROUP INCORPORATED
                             Common Stock
                            ---------------

     This Proxy Statement/Prospectus is being furnished to the holders of Common Stock, par value $10 per share ("Bank Common Stock"), of Commerce Bank Corporation, a Maryland banking corporation (the
"Bank"), in connection with the solicitation of proxies by the Board of Directors of Bank (the "Bank Board") for use at the Special Meeting of Bank Shareholders to be held at --:-- a.m., Eastern Time on --------- --, 1997, at the main offices of the Bank, located at 9658 Baltimore Avenue, College Park, Maryland, 20740 (the "Bank Shareholder Meeting" or the "Special Meeting").

     At the Bank Shareholder Meeting, shareholders of record of Bank
Common Stock as of the close of business on --------- --, 1997, will consider and vote upon a proposal to approve the Agreement and Plan of Share Exchange, dated as of July 3, 1997, by and between MainStreet BankGroup Incorporated, a Virginia corporation ("BankGroup"), and Bank, pursuant to which, among other things, Bank will become a wholly owned subsidiary of BankGroup through the exchange of all issued and outstanding shares of Common Stock of Bank for the right to receive
Common Stock of BankGroup according to the Exchange Ratio as detailed within the Agreement. Upon consummation of the Share Exchange, which is expected to occur on or about November 30, 1997, or as soon thereafter as is practicable, each outstanding share of Bank Common Stock (other than Excluded Shares as defined in the Agreement) shall be converted into and represent the right to receive a number of shares of BankGroup Common
Stock, determined by the Exchange Ratio, subject to adjustment as set forth in the Agreement.

     This Prospectus is also being furnished to the holder of Preferred Stock of the Bank, par value $10 per share ("Bank Preferred Stock"), and to holders of warrants for Bank Common Stock and to the holder of warrants for Bank Preferred Stock ("Warrants") for review in connection with the request by the Bank Board for their agreement to redeem their Preferred Stock and Warrants for BankGroup Common Stock in accordance with the terms of the Agreement. Upon the agreement of the holder of Bank
Preferred Stock, each outstanding share of Bank Preferred Stock shall be converted into and represent the right to receive a number of shares of BankGroup Common Stock determined by the Exchange Ratio, subject to adjustment as set forth in the Agreement, and upon the agreement of the holders of Bank Warrants each outstanding Bank Warrant (with the possible exception of certain excluded Warrants) shall be converted into and represent the right to receive a number of shares of BankGroup Common
Stock determined by the Warrant Redemption Ratio, subject to adjustment, as detailed within the Agreement. For a description of the Agreement, which is included herein as Annex A to this Proxy Statement/Prospectus, see "The Share Exchange."

                            ---------------

     This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to holders of Bank Common Stock shareholders of Bank on or about ----------- --, 1997. The Prospectus is first being mailed to the holder of Bank Preferred Stock and the holders of Warrants on or about ---------------, 1997.

                            ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION,
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.  THE SHARES OF
BANKGROUP COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS
OF A BANK AND ARE NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.
                            ---------------

    The date of this Proxy Statement/Prospectus is ----------- --, 1997.

                                 TABLE OF CONTENTS
                                                             Page

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SUMMARY
        Parties to the Share Exchange
        Common Stock Shareholder Meeting
        Vote Required; Record Date
        Redemption of Bank Preferred Stock and Warrants
        The Share Exchange
        The Exchange Ratio
        The Warrant Redemption Ratio
        Recommendation of the Board of Directors of Bank;
                 Reasons for the Transaction
        Effective Time of the Share Exchange
        Rights of Appraisal
        Opinion of Financial Advisor
        Conditions to Consummation
        Conduct of Business Pending the Transaction
        Interests of Certain Persons in the Transaction
        Resale of BankGroup Common Stock
        Certain Federal Income Tax Consequences of the
                 Transaction
        Market Prices Prior to Announcement of the Share
                 Exchange
        Comparative Per Share Data

SELECTED FINANCIAL DATA

GENERAL INFORMATION

THE TRANSACTION
        Opinion of Financial Advisor
        Effective Time of the Share Exchange
        Lock-Up Option
        Determination of Exchange Ratio and Warrant
                 Redemption Ratio; Exchange of Bank
                 Common Stock for BankGroup Common Stock
        Business of Bank Pending the Transaction
        Conditions to Consummation of the Transaction
        Termination
        Accounting Treatment
        Operations After the Share Exchange
        Interests of Certain Persons in the Share Exchange
        Certain Federal Income Tax Consequences
        Rights of Appraisal

MAINSTREET BANKGROUP INCORPORATED
        General
        The Banks
        Recent Development

PRICE RANGE OF BANKGROUP COMMON STOCK AND
    DIVIDENDS

COMMERCE BANK CORPORATION
        General
        Competition
        Regulation and Supervision
        Properties

MARKET FOR AND DIVIDENDS PAID ON BANK COMMON STOCK
        Market Information
        Holders
        Cash Dividends
OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF BANK STOCK

REGULATION AND SUPERVISION
        Bank Holding Companies
        Capital Requirements
        Limits on Dividends and Other Payments
        Subsidiaries
        Deposit Insurance
        Other Safety and Soundness Regulations

DESCRIPTION OF CAPITAL STOCK OF BANKGROUP
        Preferred Stock
        Common Stock
        Rights
        Virginia Stock Corporation Act
        Reports to Shareholders
        Transfer Agent

COMPARATIVE RIGHTS OF SHAREHOLDERS
        Capitalization
        Amendment of Articles or Bylaws
        Required Shareholder Vote for Certain Actions
        Director Nominations
        Directors and Classes of Directors; Vacancies and
               Removal of Directors
        Anti-Takeover Provisions
        Preemptive Rights
        Assessment
        Conversion; Redemption; Sinking Fund
        Liquidation Rights
        Dividends and Other Distributions
        Indemnification
        Shareholder Proposals
        Shareholder Inspection Rights; Shareholder Lists
        Shareholder Rights Plan
        Dissenters' Rights

RESALE OF BANKGROUP COMMON STOCK

EXPERTS

LEGAL OPINIONS

OTHER MATTERS

ANNEX A     --     Agreement and Plan of Share Exchange dated
                   July 3, 1997;

ANNEX B     --     Fairness Opinion of Scott & Stringfellow, Inc.
                   dated September 17, 1997

                        AVAILABLE INFORMATION

     BankGroup is subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at Northwestern Atrium Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60611-2511 or Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically, including BankGroup, with the SEC at HTTP:\\www.SEC.GOV. Such reports, proxy statements and other information also may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006 for BankGroup.
As permitted by the Rules and Regulations of the SEC, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/ Prospectus is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by BankGroup with the SEC under the Securities Act of 1933 (the "1933 Act") with respect to BankGroup Common Stock and to which reference is hereby made.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by BankGroup or Bank. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/ Prospectus nor the distribution of any of the securities to which this Proxy Statement/ Prospectus relates shall, at any time, imply that the information herein is correct as of any time subsequent to the date hereof.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY
REFERENCE CERTAIN DOCUMENTS RELATING TO BANKGROUP THAT
ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH.
BANKGROUP DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON
REQUEST FROM REBECCA J. JENKINS, EXECUTIVE VICE PRESIDENT
AND SECRETARY, MAINSTREET BANKGROUP INCORPORATED, 200
EAST CHURCH STREET, MARTINSVILLE, VIRGINIA 24112,
(540) 666-3272.  IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY
-------------- ---, 1997.

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by BankGroup are incorporated by reference in this Proxy Statement/Prospectus: (i) BankGroup's Annual
Report on Form 10-K for the year ended December 31, 1996; (ii)
BankGroup's Quarterly Reports on Form 10-Q for the periods ended March
31, 1997 and June 30, 1997; (iii) the description of BankGroup Common Stock in BankGroup's registration statement filed under the Exchange Act with respect to BankGroup Common Stock, including all amendments and reports filed for the purpose of updating such description; and (iv) BankGroup's Current Reports on Form 8-K, filed July 8, 1997 and August
5, 1997.

     All documents filed by BankGroup pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Bank Shareholder Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus or any supplement hereto.

     Also incorporated by reference herein is the Agreement and Plan of Share Exchange between BankGroup and Bank, dated July 3, 1997, which is attached to this Proxy Statement/Prospectus as Annex A.

                               SUMMARY

     The following summary is not intended to be a complete description of all material facts regarding BankGroup, Bank and the matters to be considered at the Bank Shareholder Meeting and by the holders of Bank Preferred Stock and Bank Warrants and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Shareholders and Warrant holders are urged to read carefully all such information.

Parties to the Share Exchange

     BankGroup. The main office of BankGroup is located at 200 East Church Street, Martinsville, Virginia 24112. See "MainStreet BankGroup Incorporated."

     Bank. The main office of Bank is located at 9658 Baltimore Avenue, College Park, Maryland 20740. See "Commerce Bank Corporation."

Common Stock Shareholder Meeting

     The Bank Common Stock Shareholder Meeting will be held on
--------- --, 1997 at --:-- a.m., Eastern Time, at the main offices of the Bank located at 9658 Baltimore Avenue, College Park, Maryland, 20740, for the purpose of considering and voting upon a proposal to approve the Agreement and such other business as may properly come before the meeting.

Vote Required; Record Date

     Only shareholders of Bank Common Stock of record at the close of business on ----------- --, 1997 (the "Record Date") are entitled to vote at the Bank Shareholder Meeting. The affirmative vote of the holders of at least two-thirds of the Bank Common Stock shares outstanding on such date is required to approve the Share Exchange. As of the Record Date, there were 192,216 shares of Bank Common Stock entitled to be voted, held by approximately 229 shareholders of record.

     Directors of Bank and their affiliates beneficially owned, as of the Record Date, 77,261 shares or approximately 40.195% of the 192,216 outstanding shares of Bank Common Stock. Directors of Bank have agreed with BankGroup to recommend approval of the Share Exchange to shareholders of Bank and to vote the shares of Bank Common Stock beneficially owned by them, and with respect to which they have the power to vote, in favor of the Share Exchange. See "Ownership by Certain Beneficial Owners of Bank Common Stock."

     The Board of Directors of BankGroup has approved the Share Exchange as well as the redemption of outstanding Bank Preferred Stock and Warrants (the "Transaction"). See "Redemption of Bank Preferred Stock and Warrants". Approval of the Transaction by BankGroup shareholders is not required by applicable law or regulation.

Redemption of Bank Preferred Stock and Warrants

     The Agreement provides that as part of the Transaction, the Bank shall seek to obtain from the holders of Bank Preferred Stock and Warrants, agreements with the Bank and for the benefit of BankGroup for such holders to redeem their Bank Preferred Stock and Warrants for shares of BankGroup Common Stock according to the Exchange Ratio and Warrant Redemption Ratio, as applicable, and subject to adjustment as detailed within the Agreement. It is a condition to the Transaction (waivable by BankGroup) that the holder of Bank Preferred Stock and the holders of Warrants (with the possible exception of Warrants held by Joseph O.
Hansen and any other Warrants as to which BankGroup shall have executed an express written waiver meeting certain requirements) enter into these agreements. Pursuant to the Agreement and if separately agreed by the holder of the Bank Preferred Stock and by the holders of the Warrants (with the possible exception of certain excluded Warrants) at the Effective Time of the Share Exchange, as defined herein under the heading "The Transaction -- Effective Time of Share Exchange," each share of Bank Preferred Stock shall be redeemed and the holder thereof shall be entitled to receive therefor that number of shares of BankGroup Common Stock determined by the Exchange Ratio, subject to adjustment as set forth in the Agreement and each outstanding Warrant (with the possible exception of certain excluded Warrants) shall be redeemed and the holder thereof entitled to receive therefor for that number of shares of BankGroup
Common Stock determined by the Warrant Redemption Ratio, subject to adjustment as set forth in the Agreement.

The Share Exchange

     Pursuant to the Agreement, at the Effective Time of the Share Exchange (as defined herein under the heading "The Transaction -- Effective
Time of the Share Exchange") Bank will become a wholly owned subsidiary of BankGroup in accordance with the Agreement and Plan of Share Exchange. At the Effective Time of the Share Exchange, each outstanding share of Bank Common Stock (other than Excluded Shares as defined in the Agreement) will be converted into the right to receive a number of shares of BankGroup Common Stock, determined by the Exchange Ratio, subject to adjustment as set forth in the Agreement and each outstanding Bank Warrant (with the exception of excluded Warrants) will be converted into the right to receive a number of shares of BankGroup Common Stock, determined by the Warrant Redemption Ratio subject to adjustment as set forth in the Agreement.

The Exchange Ratio

     For the purpose of determining the Exchange Ratio, each share of Bank Common Stock (and for purposes of redemption each share of Bank
Preferred Stock) has been valued at $52.00, the Common Stock Price Per
Share, sometimes referred to as "Exchange Consideration." The number of shares of BankGroup Common Stock to be delivered for each share of Bank
Common Stock (and in consideration of the redemption of each share of Bank Preferred Stock) will be determined by dividing $52.00 per share of Bank Common Stock (or per share of Bank Preferred Stock, as the case may be) by the average of the bid/ask price per share (the "BankGroup
Stock Price") for BankGroup Common Stock as reported on the Nasdaq
National Market for each of the 20 trading days preceding the later to occur of (i) the shareholder approval(s) contemplated by Paragraph A of Article
VI of the Agreement and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) contemplated by Paragraph B of
Article VI of the Agreement (the "Exchange Ratio"). If such quotient is less than 2.059, the Exchange Ratio shall be 2.059. If such quotient is greater than 2.506, the Exchange Ratio shall be 2.506. The Exchange Ratio will be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of BankGroup Common Stock, any dividend payable in BankGroup Common Stock, or any capital reorganization involving the reclassification of BankGroup Common Stock. See "The Transaction -- Determination of Exchange Ratio and Warrant Redemption Ratio; Exchange of
Bank Common Stock for BankGroup Common Stock."

The Warrant Redemption Ratio

     Each Warrant subject to redemption in the Transaction shall, by agreement between the holder and Bank, be redeemed at the Effective Time and the holder shall be entitled to receive for each such Warrant that number of shares of BankGroup Common Stock equal to the quotient obtained by dividing $31.00 by the Average BankGroup Share Price ("Warrant Redemption Ratio"). If the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is less than 1.228, the Warrant Redemption Ratio shall be 1.228; if the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is greater than 1.494, the Warrant Redemption Ratio shall be 1.494.

Recommendation of the Board of Directors of Bank;
Reasons for the Transaction

     The Transaction is intended to result in the Bank becoming a wholly owned banking subsidiary of BankGroup. The Bank Board has determined that the Transaction is in the best interests of Bank, its shareholders, and Warrant holders. The Bank Board was influenced by a number of factors in arriving at this determination, though it did not assign any specific or relative weight to these factors in its consideration. Among the factors considered were:

     (i) The Bank Board believes that the Exchange Ratio provides a fair price to Bank's shareholders for their shares of Bank Common and Preferred Stock, and that the Warrant Redemption Ratio provides a fair price to Bank's Warrant holders for their Warrants. Scott & Stringfellow, Inc., Bank's financial advisor, concluded that the consideration to be received by holders of Bank Common Stock, the holder of Bank Preferred Stock and the Warrant holders in the Transaction was fair to bank shareholders from a financial point of view. See "The Transaction -- Opinion of Financial Advisor."

     (ii) The Share Exchange is anticipated to be tax free for federal income tax purposes for the shareholders of Bank Common Stock (other than in respect to cash paid in lieu of fractional shares).

    (iii) The Transaction will broaden the range of financial services and products which the Bank offers and enhance its ability to provide credit and other financial products in its market area.

     (iv) The Transaction will enhance the Bank's delivery system capability, thus improving its services to its customers, including enhancing response time to credit requests.

     (v) The Transaction will strengthen the Bank's operational systems and allow economies of scale to be achieved in administrative and related functions which will be shared with other affiliates of BankGroup.

     (vi) The Bank Board's review of the provisions of the Agreement was favorable.

     (vii) The Transaction will allow Bank to continue its community bank philosophy.

     Based on these matters, and such other matters as the Bank Board deemed relevant, the Bank Board unanimously adopted the Agreement as being in the best interests of Bank, its shareholders and its Warrant holders.

     THE BANK BOARD RECOMMENDS THAT BANK COMMON STOCK SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

Effective Time of the Share Exchange

     The Share Exchange is expected to be consummated around November
30, 1997, or as soon thereafter as practicable. Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Share Exchange shall become effective on the date and time the Articles of Share Exchange are accepted by the Maryland Department of Assessments and Taxation, (the "Share Exchange Effective Date"). Bank and BankGroup each has the right, acting unilaterally, to terminate the Agreement should the Share Exchange not be completed by December 31, 1997. See "The Transaction -- Termination."

Rights of Appraisal

   Under the applicable provisions of the Maryland General Corporation Law, each holder of Bank stock will be entitled to demand and receive payment of the fair value of his shares, if he (i) prior to or at the meeting, files with the Bank a written objection to the Share Exchange, (ii) does not vote in favor of the Share Exchange, and (iii) within 20 days after Articles of Share Exchange have been accepted for record by the Maryland Department of Assessments and Taxation (the "Department"), makes written demand on Bank for payment of his shares, stating the number of shares for which payment is demanded. A direction in the stockholder's proxy to vote against the Share Exchange will not in itself constitute a written objection or demand that satisfies the requirements described above. Any stockholder who fails to comply with the requirements described above will be bound by the terms of the Share Exchange.

     Bank will promptly deliver or mail to each objecting stockholder written notice of the date of acceptance of the Articles of Share Exchange for record by the Department. Bank may also deliver or mail to each objecting stockholder a written offer to pay for his stock at a price deemed by Bank to be the fair value thereof. Within 50 days after acceptance of the Articles of Share Exchange for record by the Department, either Bank or any objecting stockholder who has not received payment for his shares may petition the court in Prince George's County, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting stockholder is entitled to appraisal of his stock, the court will appoint three disinterested appraisers to determine the fair market value of such shares on terms and conditions the court determines proper, and such appraisers will, within 60 days after appointment (or such longer period as the) court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares. Within 15 days after the filing of such report, any party may object to such report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment directing the time within which payment will be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the stockholder's vote on the action to which objection was made. Costs of the proceeding shall be determined by the court and may be assessed against Bank or, under certain circumstances, the objecting stockholder, or both.

     At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. A stockholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the stockholders' vote and will cease to have any rights as a stockholder with respect to such shares except the right to receive payment of the fair value thereof.

Opinion of Financial Advisor

     Bank has received the opinion of Scott & Stringfellow, Inc. ("Scott & Stringfellow") that the Exchange Consideration to be received by the holders of Bank Common Stock, the holder of Preferred Stock and the Warrant Holders pursuant to the terms of the Agreement is fair to Bank shareholders from a financial point of view. Scott & Stringfellow's opinion is directed only to the Exchange Consideration to be received by the holders of Bank Common Stock, the holder of Preferred Stock and the Warrant Holders and does not constitute a recommendation as to how such holders of Bank Common Stock should vote at the Bank Shareholder Meeting or as to any other matter. Scott & Stringfellow will be paid a fee for its services at the closing of the Share Exchange. For additional information concerning Scott & Stringfellow and its opinion, see "The Transaction -- Opinion of Financial Advisor" and the opinion of such firm attached as Annex B to this Proxy Statement/ Prospectus.

Conditions to Consummation

     Consummation of the Share Exchange will be accomplished by a statutory share exchange resulting in the acquisition of Bank by BankGroup. The Share Exchange is contingent upon the approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Maryland Commission of Financial Regulation and the Bureau of Financial Institutions of the Virginia State Corporation Commission ("Virginia Bank Regulator"), which approvals have been applied for and are expected to be received. The Share Exchange is also subject to other usual conditions. See "The Transaction -- Conditions to Consummation of the Transaction."

Conduct of Business Pending the Transaction

     Pursuant to the terms of the Agreement, Bank has agreed not to take certain actions relating to the operation of its business pending consummation of the Transaction, without the prior approval of BankGroup, except as otherwise permitted by the Agreement. See "The Transaction -- Business of Bank Pending the Transaction."

Interests of Certain Persons in the Transaction

     Certain members of Bank's management and the Bank Board have interests in the Transaction in addition to their interests as shareholders of Bank generally. These include, among other things, indemnification and directors' and officers' liability insurance for Bank directors and officers, eligibility of Bank employees for certain BankGroup employee benefits, and redemption of Warrants held by directors and officers. See "The Transaction -- Interests of Certain Persons in the Transaction."

Resale of BankGroup Common Stock

     Shares of BankGroup Common Stock received in the Transaction will be freely transferable by the holders thereof, except for those shares held by those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and 10% or greater shareholders) of Bank or BankGroup under applicable federal securities laws. See "Resale of BankGroup Common Stock."

Certain Federal Income Tax Consequences of the Transaction

     BankGroup and Bank have received an opinion (the "Opinion") of Flippin, Densmore, Morse, Rutherford & Jessee, counsel to BankGroup, to the effect that for federal income tax purposes the proposed Share Exchange and the proposed exchange of solely BankGroup Common Stock for Bank Preferred Stock will qualify as a reorganization under 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "Code"), and, consequently, that no gain or loss will be recognized by Bank Common or Preferred shareholders on the receipt of BankGroup Common Stock solely in exchange for their Bank Common or Preferred Stock. HOWEVER, THE OPINION ALSO STATES THAT
THE RECEIPT OF CASH BY A BANK SHAREHOLDER, INCLUDING THE RECEIPT OF
CASH BY A DISSENTING SHAREHOLDER AND THE RECEIPT OF CASH IN LIEU OF A FRACTIONAL SHARE OF BANKGROUP COMMON STOCK, WILL BE A TAXABLE TRANSACTION AND THE EXCHANGE OF BANK COMMON OF PREFERRED STOCK WARRANTS FOR BANKGROUP COMMON STOCK WILL BE A TAXABLE TRANSACTION. The Opinion is based on the assumption that the Transaction as it relates to Bank Preferred Stock and Warrants will be treated for federal income tax purposes as an exchange of such Preferred Stock and Warrants for solely BankGroup common stock as part of or pursuant to a plan of reorganization. The Opinion is also based on certain customary assumptions and representations regarding, among other things, the lack of previous dealings between BankGroup and Bank, the existing and future ownership of BankGroup Common and Bank stock and Warrants and the future business plans for BankGroup. The Opinion is not binding upon the Internal Revenue Service or any tax authority or court. No assurance can be given that a position contrary to that expressed in the Opinion will not be asserted by the Internal Revenue Service or any other tax authority. The receipt of substantially the same opinion as of the Share Exchange Effective
Date is a condition to the consummation of the Transaction.

     For a more complete description of the federal income tax consequences of the Transaction, see "The Transaction--Certain Federal Income Tax Consequences." Due to the individual nature of the tax consequences of the Transaction, it is recommended that each Bank shareholder or Warrant holder consult his or her own tax advisor concerning the tax consequences of the Transaction.

Market Prices Prior to Announcement of the Share Exchange

     The following is information regarding the last reported closing price per share of BankGroup Common Stock on the National Association of Securities Dealers, Inc. National Market System on June 23, 1997, the date immediately preceding delivery of an indication of interest to Bank on June 24, 1997, which was superseded by the Agreement on July 3, 1997. Bank Common Stock is not publicly traded. The last trade made was early 1996 for the price set forth below. Bank Preferred Stock and Warrants are not publicly traded and there have been no known trades of Bank Preferred
Stock or Warrants. See "Market for and Dividends Paid on Bank Stock" for information concerning recent market prices of Bank Stock.

                                                           Bank
                             Historical                 Equivalent
                        ------------------------       ------------
                        BankGroup         Bank         Pro Forma(a)
                        ---------        -------       ------------
Common Stock             $25.75          $20.00         $52.00


(a) The equivalent price for Bank Common Stock is the product of multiplying an assumed Exchange Ratio of 2.019 shares of BankGroup Common Stock times $25.75.

----------------

Comparative Per Share Data

     The following table presents historical and pro forma per share data for BankGroup, and historical and equivalent pro forma per share data for Bank. The pro forma combined amounts give effect to an assumed Exchange Ratio of 2.059 shares of BankGroup Common Stock for each share of Bank Common Stock and Bank Preferred Stock and a Warrant Redemption Ratio of 1.228 shares of BankGroup Common Stock for each outstanding Warrant (assuming that all shares of Bank Preferred Stock and Warrants are redeemed in the Transaction) (based on the last sale price of BankGroup Common Stock on June 30, 1997 of $27.50). The equivalent pro forma Bank share amounts allow comparison of historical information about one share of Bank Common Stock to the corresponding data about what one share of Bank Common Stock will equate to in the combined corporation and are computed by multiplying the pro forma combined amounts by an assumed Exchange Ratio of 2.059 and a Warrant
Redemption Ratio of 1.228 (ratably apportioned). As discussed in "The Transaction -- Determination of Exchange Ratio and Warrant Redemption Ratio; Exchange of Bank Common Stock for BankGroup Common Stock," the final Exchange Ratio and Warrant Redemption Ratio will be determined based on the average of the bid/ask price per share for BankGroup
Common Stock as reported on the Nasdaq National Market for each of the 20 trading days preceding the later to occur of (i) the shareholder approval(s) contemplated by paragraph A of Article VI of the Agreement and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) contemplated by paragraph B of Article VI of the Agreement. The following table is based on the assumption that all issued and outstanding shares of Bank Common Stock and of Bank Preferred
Stock and all Warrants are converted into shares of BankGroup Common
Stock. The Transaction is reflected under the pooling of interests method of accounting and proforma information is derived accordingly.

     The per share data included in the following table should be read in conjunction with the consolidated financial statements of BankGroup incorporated by reference herein and the financial statements of Bank included herein and the notes accompanying all such financial statements. The date presented below are not necessarily indicative of the results of operations which would have been obtained if the Transaction had been consummated in the past or which may be obtainable in the future.

                     COMPARATIVE PER SHARE DATA

                                   As Of Or For Six             As Of Or For
                                     Months Ended               Years Ended
                                       June 30,                 December 31,
                                   ----------------      -----------------------


                                   1997       1996       1996     1995      1994
                                   ----       ----       ----     ----      ----
Book Value GAAP Per Share at
 Period End: (4)(6)
   BankGroup Historical           $10.15      $ 8.91    $ 9.56   $ 8.69    $ 6.97
   Bank Historical                 28.10       24.57     25.71    22.50     20.55
   Proforma Combined per
    BankGroup Common
    Share (1)                      10.17        8.94      9.58     8.69      7.03
   Equivalent Proforma per
    Bank Common Share              20.94       18.41     19.73    17.89     14.47

Cash Dividends Declared
 per Share: (4)(6)
   BankGroup Historical           $ 0.28      $ 0.22    $ 0.49   $ 0.37    $ 0.31
   Bank Common Historical              -           -      1.25     1.00         -
   Bank Preferred
    Historical                         -           -      2.10     2.10         -
   Proforma Combined per
    BankGroup Common
    Share (2)                       0.27        0.20      0.49     0.35      0.30
   Equivalent Proforma per Bank
    Common Share                    0.56        0.41      1.01     0.72      0.62

Net Income Per Share: (4)(5)(6)
   BankGroup Historical           $ 0.74      $ 0.69    $ 1.37   $ 1.21    $ 0.62
   Bank Historical                  2.16        1.96      4.47     3.24      2.27
   Proforma Combined per
    BankGroup Common
    Share (3)                       0.74        0.70      1.38     1.18      0.59
   Equivalent Proforma per
    Bank Common Share               1.52        1.44      2.84     2.43      1.21


(1) Proforma combined book value per BankGroup common share represents combined common shareholders' equity amounts, divided by proforma combined period-end common shares outstanding.


(2)  Proforma combined dividends per BankGroup common share represent
     combined common dividends	declared, divided by proforma combined
     average common shares outstanding.

(3) Proforma combined net income per BankGroup common share represents combined net income available to common shareholders, divided by proforma combined average common shares outstanding.

(4)  BankGroup's and Bank's fiscal years end December 31.  Bank's book
     value per share is as of the dates	presented, and net income and
     dividend data reflect results for the periods presented.

(5) Net income per share data is based on fully diluted shares. Common stock equivalents were utilized in the calculation of fully diluted shares. The common stock equivalents for Bank were preferred stock, preferred stock warrants and common stock warrants. The common stock equivalents for BankGroup were common stock options. The effect of common stock equivalents for Bank for the year ended December 31, 1994 would have been antidilutive.

(6) All BankGroup share and per share data have been restated to reflect a 2-for-1 stock split in the form of a stock dividend to shareholders of record on March 4, 1996.

                       SELECTED FINANCIAL DATA

                  MAINSTREET BANKGROUP INCORPORATED
                    AND COMMERCE BANK CORPORATION

     The following BankGroup consolidated financial data and Bank financial data is qualified in its entirety by the information included in the documents incorporated in this Proxy Statement/Prospectus by reference. Interim financial results, in the opinion of BankGroup and Bank management, reflect all adjustments necessary for a fair presentation of the results of operations, including adjustments related to completed acquisitions. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period.

                  MAINSTREET BANKGROUP INCORPORATED
                       SELECTED FINANCIAL DATA
                  (In 000's except per share data)

                              Six Months Ended                   Years Ended
                                  June 30,                       December 31,
                           -------------------   ----------------------------------------------------
                             1997       1996         1996       1995      1994      1993      1992
                             ----       ----         ----       ----      ----      ----      ----
Earnings:
Interest Income            $ 52,881   $ 44,072     $ 93,302   $ 81,169  $ 70,077   $ 67,592  $ 68,203
Interest Expense             26,610     19,927       42,855     36,757    29,197     28,948    33,200
                           --------   --------     --------   --------  --------   --------  --------
Net Interest Income          26,271     24,145       50,447     44,412    40,880     38,644    35,003
Provision for Loan
  Losses                      1,843      1,423        3,276      1,419     3,091      1,690     2,643
                           --------   --------     --------   --------  --------   --------  --------
Net Interest Income
  After Provision For
  Loan Losses                24,428     22,722       47,171     42,993    37,789     36,954    32,360
Noninterest Income            6,827      5,703       11,028      8,526     1,724      6,991     7,050
Noninterest Expense          18,994     16,907       35,348     32,461    32,073     31,351    26,808
                           --------   --------     --------   --------  --------   --------  --------
Income Before
  Income Taxes               12,261     11,518       22,851     19,058     7,440     12,594    12,602
Income Taxes                  3,829      3,527        7,118      5,566       843      3,407     3,486
                           --------   --------     --------   --------  --------   --------  --------
Net Income                 $  8,432   $  7,991     $ 15,733   $ 13,492  $  6,597   $  9,187  $  9,116
                           ========   ========     ========   ========  ========   ========  ========
Per Share Data:
Net Income (Primary):(1)     $ 0.74     $ 0.69       $ 1.37     $ 1.26    $ 0.63     $ 0.89    $ 0.89
Net Income (Fully
  Diluted):(1)                 0.74       0.69         1.37       1.21      0.62       0.85      0.85
Dividends Declared(1)          0.28       0.22         0.49       0.37      0.31       0.27      0.21
Book Value:(1)                10.15       8.91         9.56       8.69      6.97       7.43      6.78
Average Primary Shares
  (Thousands):(1)            11,412     11,471       11,460     10,744    10,410     10,287    10,158
Average Fully Diluted
  Shares
  (Thousands)(1)             11,415     11,472       11,463     11,450    11,416     11,317    11,202

Selected Period-End
Balances:
Total Assets             $1,431,344 $1,167,426   $1,288,837 $1,064,872  $942,385   $910,729  $860,006
Interest-Earning
  Assets                  1,352,305  1,113,168    1,211,169  1,010,044   880,312    857,082   813,101


                                 13

Loans (Net of
  Unearned Income)          810,216    735,977      784,367    673,678   595,187    529,455   511,357
Allowance for Loan
  Losses                     10,749      9,729       10,195      9,036     9,160      9,035     9,166
Total Deposits              914,400    861,595      886,519    845,577   830,597    796,775   753,137
Long-Term Debt
  (Includes 7%
  Subordinated
  Debentures)                73,284     70,857       71,029        929     8,918      9,194     9,455
Common Shareholders'
  Equity                    115,629    101,817      108,476     98,657    71,994     76,055    68,912
Total Shareholders'
  Equity                    115,629    101,817      108,476     98,657    71,994     76,055    68,912

Average Balances:
Total Assets             $1,357,830 $1,088,971   $1,154,019   $995,896  $929,298   $880,050  $818,780
Interest-Earning
  Assets                  1,285,555  1,037,884    1,099,295    941,810   872,662    832,625   777,851
Loans (Net of
  Unearned Income)          795,910    696,389      730,753    627,166   562,272    530,763   503,178
Allowance for Loan
  Losses                     10,637      9,368        9,648      9,176     9,106      9,498     9,700
Total Deposits              901,267    851,275      862,806    839,479   818,721    773,546   720,797
Long-Term Debt
  (Includes 7%
  Subordinated
  Debentures)                60,236     46,393       58,678      7,398     9,167      9,394     9,463
Common Shareholders'
  Equity                    112,852    102,251      104,793     83,960    75,617     73,560    66,205
Total Shareholders'
  Equity                    112,852    102,251      104,793     83,960    75,617     73,560    66,205

Ratios:
Return on Average Assets       1.25%      1.47%        1.36%      1.35%     0.71%      1.04%     1.11%
Return on Average
  Shareholders' Equity        15.07      15.67        15.01      16.07      8.72      12.49     13.77
Return on Average Common
  Shareholders' Equity        15.07      15.67        15.01      16.07      8.72      12.49     13.77
Net Interest
  Margin(4)                    4.21       4.79         4.68       4.86      4.85       4.82      4.69
Total Shareholders'
  Equity to Total Assets
  at Period End                8.08       8.72         8.42       9.26      7.64       8.35      8.01

Credit Quality Ratios:
  Net Charge-Offs to
  Average Loans, Net
  of Unearned Income           0.33%      0.21%        0.29%      0.25%     0.53%      0.34%     0.50%
Allowance for Loan Losses
  to Loans at Period End,
  Net of Unearned Income       1.33       1.32         1.30       1.34      1.54       1.71      1.79
Allowance for Loan Losses
   to Nonperforming Loans
   at Period End             208.60     239.34       166.15     156.36    196.40     175.92    121.66
Allowance for Loan Losses
   to Nonperforming
   Assets at
   Period End(3)             179.18     190.47       141.40     117.81    127.03      88.52     67.80

Capital ratios at
  period end:
Tier I Risk-Adjusted
  Capital                     13.64%     14.71%       13.58%     15.04%    13.19%     12.83%    12.34%
Total Risk-Adjusted
  Capital                      14.89     15.96        14.83      16.29     15.93      15.65     15.29
Tier I Leverage                 7.98      8.94         8.37       9.26      8.35       8.24      7.85



                              COMMERCE BANK
                         SELECTED FINANCIAL DATA
                    (In 000's except per share data)

                             Six Months Ended                       Years Ended
                                  June 30,                          December 31,
                            ------------------      -----------------------------------------------
                             1997       1996         1996       1995      1994      1993      1992
                             ----       ----         ----       ----      ----      ----      ----
Earnings:
Interest Income             $ 2,438    $ 2,418      $ 4,899    $ 4,245   $ 3,279  $ 2,465   $ 2,173
Interest Expense                924        988        1,920      1,647     1,113      889       919
                            -------    -------      -------    -------   -------  -------   -------
Net Interest
  Income                      1,514      1,430        2,979      2,598     2,166    1,576     1,254
Provision for
  Loan Losses                    30        138          175        306       385      425       224
                            -------    -------      -------    -------   -------  -------   -------
Net Interest
  Income After
  Provison For
  Loan Losses                 1,484      1,292        2,804      2,292     1,781    1,151     1,030
Noninterest
  Income                        347        281          589        543       463      282       189
Noninterest
  Expense                     1,047        910        1,906      1,829     1,495    1,198     1,067
                            -------    -------      -------    -------   -------  -------   -------
Income Before
  Income Taxes                  784        663        1,487      1,006       749      235       152
Income Taxes                    326        265          567        368       314       78        47
                            -------    -------      -------    -------   -------  -------   -------
Income Before
  Extraordinary Item
  and Cumulative
  Effect Of
  Accounting
  Change                        458        398          920        638       435      157       105
Cumulative Effect
  of Accounting
  Change                          -          -            -          -         -      318        47
                            -------    -------      -------    -------   -------  -------   -------
Net Income                  $   458    $   398      $   920    $   638   $   435  $   475   $   152
                            =======    =======      =======    =======   =======  =======   =======

Per Share Data:
Income Before
  Extraordinary Item
  and Cumulative
  Effect Of Accounting
  Change (Primary)(2)        $ 2.18     $ 1.97       $ 4.51     $ 3.26    $ 2.27   $ 0.82    $ 0.55
Income Before
  Extraordinary Item
  and Cumulative
  Effect Of Accounting
  Change (Fully Diluted)(2)    2.16       1.96         4.47       3.24      2.27     0.82      0.55
Net Income (Primary)(2)        2.18       1.97         4.51       3.26      2.27     2.47      0.79
Net Income (Fully
  Diluted)(2)                  2.16       1.96         4.47       3.24      2.27     2.47      0.79
Common Dividends Declared         -          -         1.25       1.00         -        -         -
Preferred Dividends
  Declared                        -          -         2.10       2.10         -        -         -
Book Value                    28.10      24.57        25.71      22.50     20.55    18.29     15.82
Average Primary Shares
  (Thousands)(2)                210        202          204        196       192      192       192
Average Fully Diluted
  Shares (Thousands)(2)         212        203          206        197       192      192       192


                                 15

Selected Period-End
Balances:
Total Assets                $74,520    $63,439      $69,290    $64,728   $47,784  $43,800   $33,552
Interest-Earning Assets      65,877     59,537       63,228     60,179    43,835   40,540    32,237
Loans (Net of Unearned
  Income)                    44,628     42,892       45,612     40,775    37,784   27,400    24,326
Allowance for Loan Losses       700        707          708        569       387      294       266
Total Deposits               58,691     50,278       54,172     53,200    37,138   34,638    26,941
Common Shareholders' Equity   5,401      4,722        4,942      4,324     3,950    3,515     3,040
Total Shareholders' Equity    6,052      5,373        5,593      4,975     4,601    4,166     3,691

Average Balances:
  Total Assets              $65,184    $63,465      $64,734    $52,270   $43,673  $35,770   $29,577
Interest-Earning Assets      60,080     58,685       59,942     47,645    40,345   33,476    28,019
Loans (Net of Unearned
  Income)                    44,513     41,821       42,499     39,056    33,373   25,429    20,858
Allowance for Loan Losses       707        639          679        492       371      304       246
Total Deposits               52,401     50,246       50,852     40,620    34,309   28,737    23,213
Common Shareholders' Equity   5,238      4,559        4,761      4,349     3,720    3,149     2,971
Total Shareholders' Equity    5,889      5,210        5,412      5,000     4,371    3,800     3,622

Ratios:
Return on
  Average Total Assets         1.42%      1.26%        1.42%      1.22%     1.00%    1.33%     0.51%
Return on Average
  Shareholders' Equity        15.68      15.32        17.01      12.76      9.96    12.51      4.20
Return on Average Common
  Shareholders' Equity        17.63      17.51        19.32      14.67     11.69    15.08      5.12
Net Interest Margin(4)         5.08       4.89         4.97       5.45      5.37     4.71      4.48
Total Shareholders' Equity
  to Total Assets at
  Period End                   8.12       8.47         8.07       7.69      9.63     9.51     11.00

Credit Quality Ratios:
Net Charge-Offs to
  Average Loans, Net of
  Unearned Income              0.17%        --         0.09%      0.32%     0.87%    1.56%     0.72%
Allowance for Loan Losses
  to Loans, Net of Unearned
  Income, at Period End        1.57       1.65         1.55       1.40      1.02     1.07      1.10
Allowance for Loan Losses
  to Nonperforming Loans,
  at Period End               92.84   2,142.42       327.62     499.16    489.70   139.87     88.83
Allowance for Loan Losses
  to Nonperforming Assets
  at Period End(3)            92.84   2,142.42       327.62     499.16    489.70   139.87     88.83

Capital ratios at
period end:
Tier I Risk-Adjusted Capital  13.22%     12.84%       12.43%     12.32%    12.72%   14.22%    14.83%
Total Risk-Adjusted Capital   14.47      14.09        13.68      13.57     13.79    15.22     15.89
Tier I Leverage                8.13       8.48         8.08       7.70      9.63     9.51     11.09



               Notes to Selected Financial Data-
      MainStreet BankGroup Incorporated and Commerce Bank

1. Per Share Data for BankGroup has been retroactively adjusted to reflect a 2-for-1 stock split in the form of a stock dividend to shareholders of record on March 4, 1996 and a 5-for-4 stock split in the form of a stock dividend to shareholders of record on July 15, 1993.

2. The effect of common stock equivalents in the calculation of average shares outstanding and earnings per share for Bank would have been antidilutive for the years ending December 31, 1994, 1993 and 1992.

3. Nonperforming assets include nonaccrual loans, loans past due 90 days and greater, other real estate and other repossessed assets.

4. Net interest margin is calculated on a taxable equivalent basis, using a tax rate of 35% for 1996 and 34% for all preceding years for BankGroup. Bank did not have any nontaxable income for the years presented.

                      COMMERCE BANK CORPORATION

                Management's Discussion and Analysis
         of Financial Condition and Results of Operations

          Six months ended June 30, 1997, compared with six months ended June 30, 1996

Overview

Bank reported year-to-date earnings at June 30, 1997 of $458 thousand which compares to $398 thousand at June 30, 1996, an increase of $60 thousand, or 15.08%. These 1997 earnings produced a return on average assets and a return on average equity of 1.42% and 15.68%, respectively. The 1996 year-to-date earnings equated to a return on average assets and a return on average equity of 1.26% and 15.32%, respectively. Net interest income and noninterest income increased over 1996 numbers and were offset somewhat by increases in noninterest expense. The provision for loan losses declined significantly from the same period in 1996.

Net income for Bank in the second quarter of 1997 was $215 thousand compared to $218 thousand in the second quarter of 1996, a decrease of $3 thousand, or 1.38%. The 1997 quarterly income translates into a return on average assets and a return on average equity of 1.34% and 14.50%, respectively. The 1996 income for the same period produced a return on average assets and a return on average equity of 1.12% and 13.62%, respectively.

Net Interest Income

Net interest income was $1.5 million year-to-date June 30, 1997, compared to $1.4 million for the same period in 1996, an increase of 5.87%. Total interest income increased $20 thousand over prior year levels, while interest expense declined $64 thousand. The net interest margin for the year-to-date earnings in 1997 and 1996 was 5.08% and 4.90%, respectively.

Declines in the average volume NOW accounts, $312 thousand, jumbo certificates of deposit, $353 thousand, and consumer certificates of deposit $1.2 million, were offset in part by an increase in the volume of money market deposits, $1.3 million, resulting in a net decline of interest expenses related to deposits of $42 thousand. The volume of repurchase agreements also declined from the same period in 1996, approximately $1.2 million, resulting in a decline in the related interest expense of approximately $24 thousand.

Net interest income for the second quarter of 1997 was $768 thousand in
comparison to $739 thousand for the same period in 1996.   The largest
component of the increased net income was a result of the decline in interest expense on repurchase agreements of $25 thousand for the quarter. Net interest margin for the second quarter of 1997 was 5.16% compared to 4.99% for the second quarter of 1996.

Provision for Loan Losses

The provision for loan losses for year-to-date June 30, 1997 was $30 thousand compared to $138 thousand June 30, 1996, a decline of $108 thousand or 78.26%. This year-to-date decline was divided between the first and second quarters, with $75 thousand in the first quarter and $33 thousand in the second. The decline was primarily due to the reserve being at an adequate level.

Noninterest Income

Total noninterest income year-to-date was $347 thousand compared to $281 thousand for the year to date 1996, an increase of $66 thousand, or 23.49%. The largest part of this variance was split between service charges on deposit accounts, $39 thousand, and collection fees, $24 thousand.

Noninterest income for the second quarter of 1997 was $184 thousand compared to $142 thousand for the same period in 1996, an increase of $42 thousand, or $29.58%. This increase was also within service charges on deposit accounts and other fee income with variances of $28 thousand and $14 thousand, respectively.

Noninterest Expense

Total noninterest expense year-to-date June 30, 1997 was $1,047 thousand compared to $910 thousand for the same period in 1996, an increase of $137 thousand, or 15.05%. Salaries and employee benefits accounted for $83 thousand of the increase. The balance of the increase over 1996 could be found within legal fees and certain acquisition costs which had variances of $34 thousand and $29 thousand, respectively. These acquisition costs are related to the proposed transaction with BankGroup Incorporated.

Total noninterest expense for the second quarter of 1997 was $544 thousand compared to $454 thousand for the same period in 1996, an increase of $90 thousand, or 19.82%. This increase can be found in the salaries and employee benefits category of $44 thousand, legal fees of $23 thousand, and acquisition fees, $29 thousand.

June 30, 1997 vs. December 31, 1996

Balance Sheet

Total assets at June 30, 1997 were $74.5 million, an increase of $5.2 million or 7.55%, from year end December 31, 1996. The largest components of this variance is within Cash and Due from Banks and Fed Funds Sold, with increases of $2.5 million and $5.2 million, respectively.

Loans, net of unearned income at June 30, 1997 were $44.6 million, a
decline of $1.0 million from year end 1996.   This change was found
primarily in the Commercial loan category, with a volume decrease of $1.1 million from year end.

Total deposits at June 30, 1997 were $ 58.7 million compared to $54.2 million at December 31, 1996, an increase of $4.5 million or 8.34%. The variances from year end were within the demand deposit category with a positive variance of $5.0 million. There was also a positive variance of $2.5 million in the time deposits greater than $100 thousand category, with an equal offset within the money market deposits. Other time deposits declined approximately $1.5 million from December 31, 1996.

Nonperforming assets, consisting entirely of nonperforming loans, were $754 thousand at June 30, 1997, compared to $216 thousand at December

31, 1996. Nonaccrual loans comprised $681 thousand of the nonperforming loans at June 30, 1997 compared to $216 thousand at December 31, 1996. The net charge-off ratio at June 30, 1997 was .17%, up from .09% at December 31, 1996. The allowance for loan losses to actual loans, net of unearned income, was 1.57% and 1.55% at June 30, 1997 and December
31, 1996, respectively.

Total Shareholders' Equity

Total shareholders' equity, excluding unrealized gains (losses) on securities, at June 30, 1997 was $6.1 million, an increase of $.5 million from year-end December 31, 1996. At June 30, 1997, the Tier I Leverage and Total Risk-Based Capital ratios were 8.13% and 14.47%, respectively. The same ratios at December 31, 1996 were 8.08% and 13.68%, respectively.

                Management's Discussion and Analysis
         of Financial Condition and Results of Operations

            Year ended December 31, 1996 compared with
                   year ended December 31, 1995

Overview

Net income for 1996 was $.9 million in comparison to $.6 million in 1995, an increase of $.3 million, or 44.28%. The return on average assets and return on average equity for 1996 were 1.42% and 17.01%, respectively. For the comparable period in 1995, the return on average assets and the return on average equity were 1.22% and 12.76%, respectively.

Net Interest Income

Net interest income for 1996 was $3.0 million in comparison to $2.6 million in 1995, an increase of $.4 million, or 14.67%. Both interest income and interest expense increased. Average interest earning assets increased $12.3 million while average interest bearing deposits increased $7.6 million and average short term borrowings increased $1.9 million. The net interest margin declined to 4.97% in 1996 compared to 5.45% in 1995 because of an increase of 16.58% in interest expense versus a 15.41% increase in interest income. Of the $12.3 million increase in interest earning assets, only $3.4 million was in loan volume. The remainder of the increase in interest income was from lower earning federal funds sold and securities. This shift from loans to lower interest earning deposits was a primary factor in the decline of the net interest margin. Some of the increase in interest expense resulted from the shift in deposits from lower yielding accounts to higher yielding certificates of deposit along with additional borrowings.

Provision for Loan Losses

A provision for loan losses is charged to earnings for the purpose of establishing an allowance for loan losses. Losses are, in turn, charged to this allowance rather than being reported as a direct expense. The provision for loan losses for 1996 was $175 thousand compared to $306 thousand in 1995, a decrease of 42.81%. The 1995 expense was due to increased volumes and charge-offs.

Noninterest Income

Total noninterest income for 1996 was $589 thousand compared to $543 thousand in 1995, an increase of 8.52%. The increase in noninterest income was split between increases in deposit accounts along with other miscellaneous fee income.

Noninterest Expense

Total noninterest expense for 1996 increased $77.7 thousand , or 4.25%,
over the 1995 expense.   Salaries and employee benefits were the largest
categories of increase at $144.5 thousand, or 15.14% over 1995 expense. Occupancy expense also increased in 1996 over 1995 expense $15.9 thousand, or 6.68%. These expenses were offset by declines in FDIC and state assessments along with other miscellaneous expenses.

Balance Sheet

Total assets at December 31, 1996 were $69.3 million, an increase of $4.6 million, or 7.05% over total assets of $64.7 million at December 31, 1995.

Federal funds sold at December 31, 1996 were $6.1 million, a decline of
$3.9 million from the $10.0 million at December 31, 1995.   Average
federal funds sold, however, increased $4.3 million to $6.9 million for the 1996 year in comparison to 1995.

Investment Securities

Period end total securities at December 31, 1996 increased $2.1 million, or 22.45%, over the same period in 1995. At year end 1996, $4.0 million of securities were in the available for sale category and $7.5 million were in the held to maturity category. At December 31, 1995, $4.5 million of securities were in the available for sale category and $4.9 million were in the held to maturity category. The increase between the two years has been in the held to maturity category. All securities at December 31, 1996 and 1995 were U. S. Government securities and Federal Reserve Bank stock.

Loans and the Allowance for Loan Losses

Loans, net of unearned income at year-end 1996 were $45.6 million, an increase of $4.8 million, or 11.86%. Average loans, net of unearned income increased $3.4 million, or 8.82% over 1995. During 1996, the ratio of net charge-offs to average loans, net of unearned income declined to
 .09% compared to .32% in 1995. At year-end 1996, the allowance for loan losses to nonperforming loans was 327.62% compared to 499.16% at year-end 1995. The allowance for loan losses to period-end loans at December
31, 1996 and 1995 was 1.55% and 1.40%, respectively. The allowance for loan losses is established based on a continual review of the overall loan portfolio. Management believes the allowance for loan losses is adequate at year-end.

Other Assets

Other assets at year-end 1996 were $716 thousand compared to $736 thousand at year-end 1995, a decline of $20 thousand, or 2.79%. This was primarily due to the decline in bank premises and equipment, due to depreciation, along with accrued interest on securities and loans.

Deposits

Total deposits at December 31, 1996 were $54.2 million compared to $53.2 million at December 31, 1995, an increase of $1.0 million, or 1.83%. Average deposits for 1996, however, increased $10.2 million over 1995 average volumes and were $50.8 million. Interest bearing deposits comprised $7.6 million of the year to year increase. These increases were attributed to bank growth.

Borrowings

Borrowings at December 31, 1996 were $9.3 million compared to $6.0 million at December 31, 1995, an increase of $3.3 million, or 55.10%. These borrowings consisted of demand repurchase agreements and U. S. Treasury demand notes of $8.8 million and $.5 million, respectively, at December 31, 1996. At December 31, 1995, the demand repurchase agreements and U. S. Treasury demand notes were $5.5 million and $.5 million, respectively.

Shareholders' Equity

Shareholders' equity at December 31, 1996 was $5.6 million compared to $5.0 million at year-end 1995. Unrealized losses, net of tax, on securities were $4 thousand at year-end 1996 compared to $7 thousand at year-end
1995.

Effects of Inflation

Over the past few years, the rate of inflation has been relatively mild. Loan and deposit rates normally increase along with inflation. Financial statements presented reflect these effects.

                          GENERAL INFORMATION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Bank Board, to be voted at the Bank
Shareholder Meeting to be held at the main offices of the Bank located at 9658 Baltimore Avenue, College Park, Maryland, 20740, on ------------ --,
1997, at --:-- a.m., Eastern Time and at any adjournment thereof. At the Bank Shareholder Meeting, shareholders will consider and vote upon the Agreement, pursuant to which BankGroup will acquire Bank through a Share Exchange. Only shareholders of record of Bank at the close of business on ------------- --, 1997 are entitled to notice of and to vote at the Bank Shareholder Meeting. This Proxy Statement/Prospectus is being mailed to all such holders of record of Bank Common Stock on or about ----------- --, 1997.

     Holders of Bank Common Stock are entitled to one vote for each share standing in such holder's name on the books of Bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote is required for approval of the Share Exchange.

     Under rules of the National Association of Securities Dealers, Inc., the proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" will be considered in determining the presence of a quorum at the Special Meeting but will not be counted as a vote cast for a proposal. Because the proposal to adopt the Agreement is required to be approved by the holders of two-thirds of the outstanding shares of Bank Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal.

     The proxies solicited hereby, if properly signed and returned and not revoked prior to their use, will be voted in accordance with the instructions given thereon by the shareholders. If no instructions are so specified, the proxies will be voted FOR the proposed Share Exchange. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice of revocation addressed to Alvin R. Maier, Chairman, Commerce Bank, 9658 Baltimore Avenue, College Park,
Maryland 20740; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Bank Shareholder Meeting and notifying the Secretary of his or her intention to vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Proxies solicited by this Proxy Statement/Prospectus may be exercised only at the Bank Shareholder Meeting and any adjournment of the Bank
Shareholder Meeting and will not be used for any other meeting.

     The accompanying proxy is being solicited by the Bank Board. The cost of such solicitation will be borne by Bank. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and employees of Bank or BankGroup without additional compensation. Arrangements may also be made with brokerage houses and custodians, nominees and fiduciaries for forwarding of solicitation material to beneficial owners of stock held of record by such persons and obtaining proxies from the beneficial owners of Bank Common Stock entitled to vote at the Special Meeting, and Bank will reimburse such persons for their reasonable expenses incurred in doing so.

     Under Maryland law, the purpose of the meeting must be included in the notice of the special meeting.

     This Prospectus will also be used by the Bank Board in their solicitation of agreements by the holders of all Bank Preferred Stock and Bank Warrants to redeem their Preferred Stock and Warrants for BankGroup Common Stock according to the ratios set forth within the Agreement. See "Redemption of Bank Preferred Stock and Warrants."

     As of the Record Date, directors and executive officers of Bank and their affiliates beneficially owned a total of 77,836 shares (representing 40.494% of the outstanding shares of Bank Common Stock), and the directors of BankGroup owned no Bank Common Stock. Bank directors have agreed with BankGroup to recommend that Bank shareholders vote in favor of the Share Exchange and to vote shares beneficially owned by such directors, and shares with respect to which they have the power to vote, in favor of the Share Exchange. See "Ownership of Certain Beneficial Owners of
Bank Stock."

     For the reasons described herein, the Bank Board has adopted the Agreement, believes the Transaction is in the best interest of Bank, its shareholders and Warrant holders and recommends that Common Stock shareholders of Bank vote FOR approval of the Agreement. The Bank
Board additionally will seek to obtain agreements in compliance with the requirements of the Agreement from holders of Bank Preferred Stock and Warrants for the redemption of their Bank Preferred Stock and Warrants. Upon redemption, holders of Bank Preferred Stock and Warrants shall receive BankGroup Common Stock according to the Exchange Ratio (as to shares of Bank Preferred Stock) and Warrant Redemption Ratio (as to Warrants) set forth in the Agreement. In making its recommendation, the Bank Board considered, among other things, the opinion of Scott & Stringfellow that the Exchange Consideration was fair to Bank shareholders from a financial point of view. See "The Transaction -- Recommendations of the Board of Directors of Bank; Reasons for the Transaction," and "Opinion of Financial Advisor."

     The address of BankGroup is 200 East Church Street, Martinsville, Virginia 24112, and its telephone number is (540) 666-6724. The address of Bank is 9658 Baltimore Avenue, College Park, Maryland 20740 and its telephone number is 301-220-1575.

                         THE TRANSACTION

     The detailed terms of the Share Exchange are contained in the Agreement and Plan of Share Exchange, attached as Annex A to this Proxy Statement/Prospectus. The following discussion describes the more important aspects of the Share Exchange and the terms of the Agreement. This description is not complete and is qualified by reference to the Agreement which is incorporated by reference herein.

Opinion of Financial Advisor

     Bank has retained Scott & Stringfellow to act as its financial advisor in connection with rendering a fairness opinion with respect to the Transaction. Scott & Stringfellow is a full service investment banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions, individuals and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with financial institutions in Virginia, North Carolina, the District of Columbia, Maryland, and West Virginia on these and other matters. As part of its investment banking practice, it is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, and secondary distributions of listed and unlisted securities. Scott & Stringfellow was selected by the Bank Board based upon its expertise and reputation in providing valuation and merger and acquisition and advisory services to financial institutions. Scott & Stringfellow's analysts follow and publish reports about Bank and BankGroup.

     On September 17, 1997, Scott & Stringfellow delivered a written opinion ("Opinion") to the Bank Board that as of such date, the Exchange Consideration to be received by Bank Common Stock shareholders, by the Bank Preferred Stock Shareholders and by the Warrant holders in BankGroup Common Stock was fair to the Bank Common Stock shareholders from a financial point of view. Such Opinion was updated as of the date of this Proxy Statement/Prospectus. No instructions or limitations were given or imposed by the Bank Board upon Scott & Stringfellow with respect to the investigations made or procedures followed by them in rendering the Opinion.

     The full text of the Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is set forth and attached hereto in Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Bank shareholders are urged to read the Opinion in its entirety. The following is a summary of certain analyses performed by Scott & Stringfellow which were the bases of such Opinion.

     In developing its Opinion, Scott & Stringfellow reviewed and analyzed:
(i) the Agreement; (ii) the Registration Statement and this Proxy Statement /Prospectus; (iii) the Bank's audited financial statements for the three years ended December 31, 1996; (iv) the Bank's unaudited financial statements for the quarters ended June 30, 1997 and 1996, and other internal information relating to the Bank prepared by the Bank's management; (v) information regarding the trading market for the Bank Common Stock and the BankGroup Common Stock and the price ranges within which the respective stocks have traded; (vi) the relationship of prices paid to relevant financial data such as net worth, earnings, deposits and assets in certain bank and bank holding company mergers and acquisitions in Maryland in recent years; (vii) BankGroup's annual reports to shareholders and its audited financial statements for the three fiscal years ended December 31, 1996; and (viii) BankGroup's unaudited financial statements for the quarters ended June 30, 1997 and 1996 and other internal information relating to BankGroup prepared by BankGroup's management. Scott & Stringfellow has discussed with members of the Bank's and BankGroup's management past and current business operations, the background of the Share
Exchange, the reasons and basis for the Share Exchange, results of regulatory examinations, and the business and future prospects of the Bank and BankGroup individually and as a combined entity, as well as other matters relevant to its inquiry. Scott & Stringfellow has conducted such other studies, analysis and investigations particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. Finally, Scott & Stringfellow also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking industry generally.

     Scott & Stringfellow relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it and discussed with it for purposes of its Opinion. With respect to financial forecasts reviewed by Scott & Stringfellow in rendering its Opinion, Scott & Stringfellow assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgment of the managements of the Bank and BankGroup as to the future financial performance of the Bank and BankGroup, respectively. Scott & Stringfellow did not make an independent evaluation or appraisal of the assets or liabilities of the Bank and BankGroup nor was it furnished with any such appraisal.

     Scott & Stringfellow evaluated the financial terms of the transaction using standard valuation methods, including a discounted cash flow analysis, a market comparable analysis, a comparable acquisition analysis, and a dilution analysis.

     Discounted Cash Flow Analysis. Scott & Stringfellow performed a discounted cash flow analysis under various projections to estimate the fair market value of Bank Common Stock. Among other things, Scott &
Stringfellow considered a range of asset and earnings growth for the Bank of between 4.00% and 6.00% and a required equity capital level of 8.00% of total assets. A range of discount rates from 11.50% to 13.50% was applied to the cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of the Bank's earnings. The discount rates, growth rates and capital levels were chosen based on what Scott & Stringfellow, in its judgment, considered to be appropriate taking into account, among other things, the Bank's past and current financial performance and conditions, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. The discounted cash flow analysis indicated a reference range of $37.50 to $50.00 per share for Bank Common Stock. These values compare to the value of $52.00 per share of consideration for each share of Bank Common Stock. Accordingly, the present value of Bank Common Stock was calculated at less than the value of the consideration to be received from BankGroup pursuant to the Agreement.

     Comparable Acquisition Analysis. Scott & Stringfellow compared the relationship of prices paid to relevant financial data such as tangible net worth, assets, deposits and earnings in 12 bank and bank holding company mergers and acquisitions in Maryland since June 1, 1994, representing all such transactions known to Scott & Stringfellow to have occurred during this period with the proposed Share Exchange and found the consideration to be received from BankGroup to be within the relevant pricing ranges acceptable for such recent transactions. Specifically, based upon the most recent transactions announced in Maryland since June 1, 1994, other than the Bank Merger, the average price to tangible book value in these transactions is 2.18x, compared with 2.45x for the Share Exchange; the average price to earnings ratio was 21.23x, compared with 15.20x for the Share Exchange; the average deal price to deposits was 23.06%, compared with 26.00% for the Share Exchange; the average deal price to assets was 19.58%, compared with 20.13% for the Share Exchange; and the average tangible book premium to core deposits was 13.44%, compared to 21.29% for the Share Exchange. For purposes of computing the information with respect to the Share Exchange, $52.00 per share of consideration for each share of Bank Common Stock was used.

     Analysis of BankGroup and Bank Peer Group. Scott & Stringfellow analyzed the performance and financial condition of BankGroup relative to the Bank Peer Group consisting of Crestar Financial Corp., F&M National Corp., First Virginia Banks, George Mason Bankshares, Mason-Dixon
Bankshares, Mercantile Bankshares, Provident Bankshares and Union
Bankshares. Certain financial information compared was, among other things, information relating to tangible equity to assets, loans to deposits, net interest margin, nonperforming assets, total assets, and efficiency ratio. Additional valuation information compared for the trailing twelve month period ended June 30, 1997, and stock prices as of September 4, 1997, was (i) price to tangible book value ratio which was 2.8x for BankGroup, compared to an average of 2.4x for the Bank Peer Group, (ii) price to last twelve months earnings ratio which was 19.4x for BankGroup, compared to an average of 17.9x for the Bank Peer Group; (iii) return on average assets which was 1.25% for BankGroup, compared to an average of 1.20% for the Bank Peer Group; (iv) return on average equity which was 14.69% for BankGroup, compared to an average of 13.20% for the Bank Peer Group;
and (v) a dividend yield of 2.02% for BankGroup, compared to an average of 2.32% for the Bank Peer Group. Overall, in the opinion of Scott & Stringfellow, BankGroup's operating performance and financial condition were better than the Bank Peer Group average and BankGroup's market value was reasonable when compared to the Bank Peer Group.

     Dilution Analysis. Based upon publicly available financial information on the Bank and BankGroup, Scott & Stringfellow considered the effect of the transaction on BankGroup and Bank. The immediate effect on BankGroup was to decrease earnings per share by $0.01 or 0.15% and to decrease book value per share by $0.01 or 0.10%. The effect on Bank under the same assumptions is to increase dividends per share to $1.27 and to increase the July 2, 1997 market value of Bank of $21.00 per share to $52.00. This dilution analysis does not take into account the long-term benefits for the combined companies resulting from the combination. Scott
& Stringfellow concluded from this analysis that the transaction would have a positive effect on the Bank and Bank Common Stock shareholders in that, historical dividends per share and market value per share of BankGroup Common Stock to be received by Bank shareholders would represent an increase, after giving effect of the exchange ratio. See "Summary -- Comparative Per Share Data."

     The summary set forth above includes the material factors considered, but does not purport to be a complete description of the presentation by Scott & Stringfellow to the Bank Board or of the analyses performed by Scott & Stringfellow. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefor, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed above, Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. As a whole, these various analyses contributed to Scott & Stringfellow's opinion that the terms of the Agreement are fair from a financial point of view to the Bank's shareholders.

     Pursuant to an engagement letter dated October 14, 1996 between the Bank and Scott & Stringfellow, in exchange for its services, Scott & Stringfellow will receive a fee equal to 1.00% of the total market value of the consideration received by Bank shareholders, which equates to a fee of approximately $150,000 and is payable at closing.

Effective Time of the Share Exchange

     Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Share Exchange shall become effective at the time Articles of Share Exchange relating to the Share
Exchange are accepted and made effective by the Maryland State
Department of Assessments and Taxation, (the "Effective Time of the Share Exchange"). The Effective Time of the Share Exchange is expected to occur on or about November 30, 1997, or as soon thereafter as is practicable. Either Bank or BankGroup may terminate the Agreement if the Share Exchange has not been consummated by December 31, 1997.

     Until the Effective Time of the Share Exchange, holders of Bank Common Stock will retain their rights as shareholders to vote on matters submitted to them by the Bank Board.

Lock-Up Option

     In addition to the Agreement, Bank and BankGroup have entered into an agreement, dated as of June 24, 1997, providing for BankGroup to have an option to purchase the Common Stock of Bank under certain conditions (the

"Lock-up Option"). Specifically, the Lock-up Option provides that BankGroup shall have the option to purchase 19.9% of the issued and outstanding shares of Bank's Common Stock at a price of $26 per share. The Lock-up Option is exercisable only under limited circumstances.

     The Lock-up Option provides that BankGroup has an option to purchase Bank Common Stock only upon the occurrence of the following events: (i) without BankGroup's prior written consent, Bank authorizes, recommends, publicly proposes or publicly announces an intention to authorize, recommend, propose or enter into an agreement with a third party to engage in (a) a merger, consolidation, share exchange or similar transaction; (b) the disposition by sale, lease, exchange or otherwise of its assets; or (c) the issuance, sale or other disposition of securities representing 20% or more of the voting power of Bank; or (ii) a third party any "group" (as defined under the Exchange Act) acquires beneficial ownership or the right to acquire beneficial ownership of, 25% or more of outstanding Bank Common Stock. BankGroup's right to exercise the Lock-up Option has not been triggered as of the date of this Proxy Statement/Prospectus.

     By Resolution dated June 23, 1997, the Bank Board exempted the Share Exchange from the special voting requirement for extraordinary actions contained in Sections 3-602(a) and 3-602(b) of the Corporations and Associations Article of the Annotated Code of Maryland which might otherwise have applied as a result of the grant of the Lock-up Option to BankGroup.

Determination of Exchange Ratio and Warrant Redemption Ratio;
Exchange of Bank Common Stock for BankGroup Common Stock

     Each share of Bank Common Stock issued and outstanding at the Effective Time of the Share Exchange shall, and without any action by the holder thereof, be converted into a number of shares of BankGroup
Common Stock equal to the quotient (rounded to the nearest one one-thousandth) of $52.00 divided by the average of the bid/ask price (the "BankGroup Stock Price") for BankGroup Common Stock as reported on the Nasdaq National Market for the 20 trading days preceding the later to occur of (i) such approval(s) contemplated by Paragraph A of Article VI of the Agreement and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) contemplated by Paragraph B of Article VI of the Agreement (the "Exchange Ratio"). If such quotient is less than 2.059, the Exchange Ratio shall be 2.059. If such quotient is greater than 2.506, the Exchange Ratio shall be 2.506. All such shares of BankGroup Common Stock shall be validly issued, fully paid and nonassessable.

     The Exchange Ratio at the Effective Time of the Share Exchange shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of BankGroup Common Stock, any dividend payable in

BankGroup Common Stock, or any capital reorganization involving the reclassification of BankGroup Common Stock subsequent to the date of the Agreement.

     After the Effective Time of the Share Exchange, each holder of a certificate theretofore representing outstanding shares of Bank Common Stock, upon surrender of such certificate to Registrar and Transfer
Company (which shall act as exchange agent) (the "Exchange Agent"), accompanied by a Letter of Transmittal shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of BankGroup Common Stock for which shares of Bank Common
Stock previously represented by the certificate or certificates so surrendered shall have been exchanged as provided plus cash in lieu of any fractional share. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Share Exchange, represented Bank Common Stock will be deemed to evidence the right to receive the number of full shares of BankGroup Common Stock into which the shares of Bank Common Stock represented thereby may be converted, and, after the Effective Time of the Share Exchange, will be deemed for all corporate purposes of BankGroup to evidence ownership of the number of full shares of BankGroup Common
Stock into which the shares of Bank Common Stock represented thereby were converted. Until such outstanding certificates formerly representing Bank Common Stock are surrendered, no dividend payable to holders of record of BankGroup Common Stock for any period as of any date subsequent to the Effective Time of the Share Exchange shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Share Exchange there shall be no further registry of transfer on the records of Bank of shares of Bank Common Stock. If a certificate representing such shares is presented to the Exchange Agent, it shall be canceled and exchanged for a certificate representing shares of BankGroup Common Stock as herein provided. BankGroup will also issue a certificate in exchange for shares evidenced by lost certificate(s) provided the record owner thereof provides BankGroup with such substantiation, indemnification and security as BankGroup may reasonably require.

     Upon surrender of certificates of Bank Common Stock in exchange for BankGroup Common Stock, there shall be paid to the recordholder of the certificates of BankGroup Common Stock issued in exchange thereof (i) the amount of dividends theretofore paid with respect to such full shares of BankGroup Common Stock as of any date subsequent to the Effective Time of the Share Exchange which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Share Exchange, but prior to surrender, and payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

     Each Warrant subject to redemption in the Transaction shall, by agreement between the holder and Bank, be redeemed at the Effective Time of the Share Exchange and the holder shall be entitled to receive for each such Warrant that number of shares of BankGroup Common Stock equal to the quotient obtained by dividing $31.00 by the Average BankGroup Share Price ("Warrant Redemption Ratio"). If the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is less than 1.228, the Warrant Redemption Ratio shall be 1.228; if the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is greater than 1.494, the Warrant Redemption Ratio shall be 1.494.

     As of a date which is no later than 30 days before the Share Exchange Closing, Bank shall deposit in escrow with an escrow agent mutually satisfactory to it and BankGroup all outstanding shares of Bank Preferred Stock and all Bank Warrants to be redeemed under the terms of the Agreement together with all other documents necessary to accomplish the redemption thereof including the agreements of the holders thereof to redeem as of the Share Exchange Closing all issued and outstanding shares of Bank Preferred Stock and Bank Warrants in return for the shares of BankGroup Common Stock to which they are entitled under the terms of the Agreement. As of the Share Exchange Closing, the holders of Bank Preferred Stock and Warrants shall be entitled to receive from BankGroup the shares of BankGroup Common Stock as provided in the Agreement and their individual agreements shall have no further rights under the terms of the Bank Preferred Stock and Bank Warrants, which shall be considered redeemed as of the Share Exchange Closing.

Business of Bank Pending the Transaction

     Bank has agreed that prior to the Effective Time of the Share Exchange, it will operate its business substantially as presently operated and in the ordinary course, and, consistent with such operation, will use its best efforts to preserve intact its present business organization and relationships with persons having business dealings with it. The Agreement contains a description of certain specified actions to be taken or refrained from by Bank in satisfying this undertaking.

     Bank further has agreed that, prior to the Effective Time of the Share Exchange, it will consult and reasonably cooperate with BankGroup regarding (i) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures; (ii) securities portfolio and funds management, including management of interest rate risk; and (iii) expense management, all with the objective of achieving appropriate operating synergies and appropriate accruals prior to the Effective Time of the Share Exchange.

Conditions to Consummation of the Transaction

     Consummation of the Transaction is conditioned upon the approval of the Share Exchange by the holders of at least two-thirds of the outstanding Bank Common Stock entitled to vote at the Bank Shareholder Meeting.
The Transaction must be approved by the Federal Reserve Board, the Bureau of Financial Institutions of the Virginia State Corporation Commission and the Maryland Commission of Financial Regulations, applications for which have been filed and approvals for which are expected to be received. The Transaction is also conditioned on the holder of Bank Preferred Stock and the holders of all outstanding Warrants for Bank
Common Stock and Bank Preferred Stock (with certain limited exceptions) agreeing at least thirty (30) days in advance of the closing of the Share Exchange to accept shares of BankGroup Common Stock in redemption of their Bank Preferred Stock (based on the Exchange Ratio also applicable to the Share Exchange) and in satisfaction of their Warrant rights (based on the Warrant Redemption Ratio). Under certain circumstances, the Bank
Board may notify BankGroup of an election to terminate the Transaction made during the ten (10) day period preceding the closing if the average bid/ask price for BankGroup Common Stock during the 20 trading day period preceding the tenth day prior to closing is less than $20.75 and if the percentage reduction in the price of BankGroup Common Stock obtained by subtracting the 20 trading day average price from $23.625 (the average of bid and ask price for BankGroup Common Stock on June 18, 1997) is at least 10 percentage points greater than the percentage reduction in the SNL Southeast Bank Index for the same period. In this event BankGroup may either allow termination of the transaction or increase the consideration to be received by Bank shareholders and Warrant holders to a quotient, the numerator of which is $20.75 multiplied by the applicable Exchange or Warrant Redemption Ratio and the denominator of which is the 20 day trading day average price. If BankGroup elects to do so, then the Transaction does not terminate or account of the Bank Board's earlier election. The obligations of Bank and BankGroup to consummate the Share Exchange are further conditioned upon the satisfaction of terms and conditions contained in the Agreement usual for transactions of this type, including continued accuracy of representations and warranties made by Bank and BankGroup, the absence of material adverse change in Bank's and BankGroup's businesses, the receipt of legal and accounting opinions, and the Transaction being accounted for as a "pooling of interests." See
Article VI of the Agreement (Annex A).

Termination

     The Agreement will be terminated, and the Transaction abandoned, if shareholders of Bank do not approve the Share Exchange or if the holder of Bank Preferred Stock and the holders of Warrants (with certain limited exceptions) do not agree within 30 days of the closing to the redemption of their shares and Warrants as provided in the Agreement. Notwithstanding such approval by such shareholders or agreements by Bank Preferred
Stock and Warrant holders, the Agreement also may be terminated at any time prior to the Effective Time of the Share Exchange by mutual consent, upon breach of the Agreement, if the Share Exchange is not effective by December 31, 1997, and upon the occurrence of certain other events specified in the Agreement. See Article VII of the Agreement (Annex A).

Accounting Treatment

     BankGroup and Bank have agreed to use their best efforts to cause the Transaction to be accounted for as a "pooling of interests" and this accounting treatment is a condition to BankGroup's obligation to complete the Transaction.

Operations After the Transaction

     After consummation of the Transaction, BankGroup will continue generally to conduct the business presently conducted by Bank.

Interests of Certain Persons in the Transaction

     Certain members of the Bank Board and Bank's management may be deemed to have interests in the Transaction in addition to their interests as shareholders of Bank generally. In each case, the Bank Board or Bank was aware of their potential interests, and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

Indemnification; Liability Insurance. BankGroup agrees that for the six-year period following the Share Exchange Effective Date, it shall cause Bank and any successor thereto to indemnify and hold harmless any person who has rights to indemnification from Bank to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Bank's Articles of Incorporation as in effect on the date of the Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Share Exchange Effective Date (regardless of whether a claim is asserted in connection therewith on or prior to the Share Exchange Effective Date or thereafter), as detailed in the Agreement. BankGroup shall use its reasonable best efforts to provide coverage to the officers and directors of Bank under BankGroup's policy or policies of director and officers liability insurance on the same or substantially similar terms then in effect for the directors and officers of BankGroup as further detailed in the Agreement.

     Additionally, the Bank shall have the power to indemnify its directors and officers against liability for acts or omissions before the Effective Time of the Share Exchange to the extent permitted under Maryland law, the Bank Articles of Incorporation and any applicable federal banking laws and regulations or regulatory actions pursuant thereto.

Employee Benefits. Upon consummation of the Share Exchange, as soon as administratively practicable employees of Bank shall be entitled to participate in BankGroup's pension, severance, benefit and similar plans on the same terms and conditions as employees of BankGroup and its subsidiaries. BankGroup shall cause Bank to honor in accordance with their terms as in effect on the date hereof, or as amended after the date hereof with the prior written consent of BankGroup, all employment, severance, consulting and other compensation contracts and agreements and executed in writing by both Bank on the one hand and any individual current or former director, officer or employee thereof on the other hand.

Redemption of Warrants. BankGroup has agreed, subject to the agreement of the Warrant holders with Bank, to issue BankGroup Common Stock in redemption of all outstanding Warrants for Bank Common Stock based on the Warrant Redemption Ratio. Members of the Bank Board, bank officers and affiliates hold a total of 55,747 of such Warrants, or 64.4% of the total number of such Warrants outstanding.

Bank Board of Directors. The directors of the Bank are expected to continue to serve on the Bank's Board of Directors and Board Committees. Such directors of the Bank are expected to continue to receive fees for serving as members of the Board of Directors and its Committees.

     Other than as set forth above, no director or executive officer of Bank or BankGroup has any direct or indirect material interest in the Transaction, except in the case of directors and executive officers of Bank insofar as ownership of Bank Common might be deemed to be such an interest.

Certain Federal Income Tax Consequences

     Set forth below is a discussion of certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code")to (i) Bank Common and Preferred shareholders who receive BankGroup Common Stock solely in exchange for Bank Common or Preferred Stock as a result of the Transaction, (ii) Bank Warrant holders who receive BankGroup Common Stock and cash in lieu of fractional shares solely in exchange for Bank Common or Preferred Stock Warrants as a result of the Transaction, and (iii) Bank shareholders who receive cash in lieu of fractional shares or who receive cash for their shares upon exercise of dissenters' rights. The discussion does not deal with all aspects of federal taxation that may be relevant to particular Bank shareholders or Warrant holders. In view of the individual nature of tax consequences, Bank shareholders and Warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them of the Transaction, including the applicability of federal, state, local and foreign tax laws.

     Neither BankGroup nor Bank has requested a ruling from the Internal Revenue Service ("IRS") in connection with the Transaction. BankGroup and Bank have received from Flippin, Densmore, Morse, Rutherford &
Jessee, counsel to BankGroup, an opinion as to certain of the federal income tax consequences of the Transaction (the "Opinion").
The Opinion represents the best judgment of counsel as to the probable outcome of the tax issues discussed. It is not binding on the IRS or any tax authority or court. Further, in such Opinion, counsel gives no assurances that the IRS will not challenge counsel's conclusions and prevail in the courts in such a matter so as to cause adverse tax consequences to BankGroup, Bank, and its shareholders and Warrant holders.

     In the opinion of counsel, for federal income tax purposes, the proposed Share Exchange and the proposed exchange of BankGroup Common

Stock for Bank Preferred stock will qualify as a reorganization under 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "Code"), and, consequently, no gain or loss will be recognized by Bank Common or Preferred shareholders on the receipt of BankGroup Common Stock solely in exchange for their Bank Common or Preferred Stock.
HOWEVER, THE RECEIPT OF CASH BY A BANK SHAREHOLDER,
INCLUDING THE RECEIPT OF CASH BY A DISSENTING
SHAREHOLDER AND THE RECEIPT OF CASH IN LIEU OF A
FRACTIONAL SHARE OF BANKGROUP COMMON STOCK, WILL BE
A TAXABLE TRANSACTION AND THE EXCHANGE OF BANK COMMON
OR PREFERRED STOCK WARRANTS FOR BANKGROUP COMMON STOCK
AND CASH IN LIEU OF FRACTIONAL SHARES OF BANKGROUP
COMMON STOCK WILL BE A TAXABLE TRANSACTION.

     Specifically, the Opinion states that, among other things:

     1. No gain or loss will be recognized by BankGroup on the receipt of Bank Common Stock and Bank Preferred Stock solely in exchange for BankGroup Common Stock.

     2.     No gain or loss will be recognized by the Bank Common
Stock shareholders or the Bank Preferred Stock shareholders on the receipt of BankGroup Common Stock solely in exchange for their Bank Common or Preferred Stock.

     3. The tax basis of the shares of BankGroup Common Stock to be received by Bank shareholders in the Transaction in exchange for their Bank Common or Preferred Stock will be the same as the basis of the Bank Common or Preferred Stock surrendered in exchange therefor.

     4. The holding period under Section 1223 of the Code for the shares of BankGroup Common Stock to be received by Bank shareholders in the Transaction will include the holding period for the shares of Bank Common or Preferred Stock surrendered in exchange therefor, provided that the Bank Common or Preferred Stock shareholder held such stock as a capital asset on the date of the Share Exchange.

     5. The tax basis of the Bank Common and Preferred Stock to be received by BankGroup in the Transaction will be the same as the basis of such stock in the hands of Bank shareholders immediately prior to the exchange.

     6. The holding period under Section 1223 of the Code of the Bank Common and Preferred Stock to be received by BankGroup in the Transaction will include the period during which such Common or Preferred Stock was held by the Bank shareholders.

     7. Any dissenting shareholder of Bank Common Stock who receives solely cash in exchange for shares of Bank Common Stock will be treated as receiving a distribution in redemption of such stock subject to the provisions and limitations of Section 302 of the Code.

     8. Any shareholder of Bank stock who receives cash in lieu of a fractional share interest shall be treated as receiving a payment in redemption of such fractional interest subject to the provisions and limitations of Section 302 of the Code. Gain or loss will be realized and recognized to such shareholder measured by the difference between the redemption price and the portion of the shareholders' basis in Bank stock allocable to such fractional share interest.

     9. The exchange of the Bank Common Stock Warrants and the Bank Preferred Stock Warrants for BankGroup Common Stock will be a taxable transaction. Gain or loss will be recognized by Bank Common Stock Warrant holders and Bank Preferred Stock Warrant holders as a result of the exchange of such Warrants in return for Common Stock of BankGroup and cash in lieu of fractional shares.

     The Opinion is based on the assumption that the Transaction as it relates to Bank Preferred Stock and Warrants will be treated for federal income tax purposes as an exchange of such Preferred Stock and Warrants for solely BankGroup Common Stock as part of or pursuant to a plan of reorganization. The Opinion is also based on certain customary assumptions and representations regarding, among other things, the lack of previous dealings between Bank and BankGroup, the existing and future ownership of BankGroup Common Stock and Bank stock, whether Common or Preferred, and the future business plans for BankGroup. Receipt of substantially the same opinion of Flippin, Densmore, Morse, Rutherford & Jessee as of the Share Exchange Effective Date is a condition to consummation of the Transaction.

     The federal income tax consequences discussed above are necessarily general as to the various shareholders and Warrant holders of the Bank, and their applicability may vary depending upon the individual circumstances. This summary is not intended to be a substitute for careful tax planning on an individual basis. It is recommended that each Bank shareholder and Warrant holder consult his or her own tax advisor to determine whether or not there are any tax consequences of the Transaction that might be of particular concern due to a shareholder or Warrant holder's individual tax situation.

     THE BANK BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
SHARE EXCHANGE.

Rights of Appraisal

   Under the applicable provisions of the Maryland General Corporation Law, each holder of Bank stock will be entitled to demand and receive payment of the fair value of his shares, if he (i) prior to or at the meeting, files with the Bank a written objection to the Share Exchange, (ii) does not vote in favor of the Share Exchange, and (iii) within 20 days after Articles of Share Exchange have been accepted for record by the Maryland Department of Assessments and Taxation (the "Department"), makes written demand on Bank for payment of his shares, stating the number of shares for which payment is demanded. A direction in the stockholder's proxy to vote against the Share Exchange will not in itself constitute a written objection or demand that satisfies the requirements described above. Any stockholder who fails to comply with the requirements described above will be bound by the terms of the Share Exchange.

     Bank will promptly deliver or mail to each objecting stockholder written notice of the date of acceptance of the Articles of Share Exchange for record by the Department. Bank may also deliver or mail to each objecting stockholder a written offer to pay for his stock at a price deemed by Bank to be the fair value thereof. Within 50 days after acceptance of the Articles of Share Exchange for record by the Department, either Bank or any objecting stockholder who has not received payment for his shares may petition the court in Prince George's County, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting stockholder is entitled to appraisal of his stock, the court will appoint three disinterested appraisers to determine the fair market value of such shares on terms and conditions the court determines proper, and such appraisers will, within 60 days after appointment (or such longer period as the) court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares. Within 15 days after the filing of such report, any party may object to such report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment directing the time within which payment will be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the stockholder's vote on the action to which objection was made. Costs of the proceeding shall be determined by the court and may be assessed against Bank or, under certain circumstances, the objecting stockholder, or both.

     At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. A stockholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the stockholders' vote and will cease to have any rights as a stockholder with respect to such shares except the right to receive payment of the fair value thereof.


                       MAINSTREET BANKGROUP INCORPORATED

General

     MainStreet BankGroup Incorporated is a multi-bank holding company headquartered in Martinsville, Virginia, with total assets of $1.4 billion at June 30, 1997. Organized in 1977, BankGroup, through its eight affiliate banks (the "Banks"), and MainStreet Trust Company, National Association, a nationally chartered trust company ("Trust Company"), engages in a general banking business and provides a broad spectrum of full-service banking and trust services to consumers, businesses, institutions and governments, including accepting demand, savings and time deposits; making commercial, personal, installment, mortgage and construction loans; issuing letters of credit; and providing discount brokerage, trust services, bank-card services, mortgage banking and investment services.

     The Banks seek customers whose total financial requirements they can serve. As a result, most of the Banks' business customers are small and medium-sized entities. While BankGroup considers this middle market to be its primary business market, BankGroup's lead bank, Piedmont Trust Bank, has banking relationships with many of the larger textile and furniture manufacturing companies located in its market area.

     Principal markets served are the City of Martinsville and Henry County; the Town of Hillsville and City of Galax, and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg, and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the towns of Mechanicsville and Ashland, and Hanover and Henrico Counties; and the City of Clifton Forge and Allegheny, Bath and northern Botetourt Counties, Virginia and contiguous areas. BankGroup's affiliate Banks operate a total of 35 offices.

     BankGroup continually seeks acquisition opportunities for banks and bank related financial institutions. BankGroup's acquisition philosophy permits the Banks to operate as separately chartered banks with their historical names and board of directors. BankGroup believes that this philosophy maintains community loyalty at the Banks and has a positive effect on operating performance. BankGroup seeks to capitalize on the local identity of the Banks while providing the services and efficiencies of a larger bank holding company.

     During 1994, BankGroup moved to a centralized approach in management, providing direction to the Banks and performing selected services in the compliance, data processing, financial management, human resources, investment, accounting, marketing, mortgage, trust and audit areas.
The Banks are still permitted to approve loans up to a certain credit limit, above which central credit administration must consent.
The Banks also still must approve investments and other activities consistent with past practices and the needs of their communities.
To coordinate the activities of the Banks and to maintain internal controls, BankGroup utilizes a planning and budgeting process which involves Company officers, presidents of the Banks, and principal department heads. Performance targets and budget goals are developed for each Bank on an annual basis, with financial and operating results reported and reviewed periodically during the year.

     During 1997, BankGroup organized MainStreet Trust Company to offer fiduciary services in all the markets served by its affiliate banks and elsewhere. This centralized approach to fiduciary services allows BankGroup affiliates to offer to the customer a broader array of more sophisticated products more efficiently and effectively than could otherwise be accomplished.

The Banks

     Piedmont Trust Bank. Piedmont Trust Bank ("Piedmont") was incorporated in 1921 under the laws of Virginia. Piedmont's main office is in the City of Martinsville, a commercial center in southwest Virginia, and it has five branches in Martinsville and Henry County. Its primary service area has a population of approximately 72,400 and its economy is oriented toward the textile, furniture and prebuilt housing industries. Piedmont is insured by the Federal Deposit Insurance Corporation (the "FDIC") and is supervised and examined by the Federal Reserve Board and the SCC. It engages in a general commercial banking business and offers the range of banking services that can be expected of a banking organization of its size. Piedmont is the largest bank in the Martinsville trade area with total assets of approximately $544.1 million, deposits of approximately $321.2 million and net loans, net of unearned income, of approximately $342.9 million at June 30, 1997.

     Bank of Carroll. Bank of Carroll ("Carroll"), incorporated in 1971 under the laws of Virginia, was acquired by BankGroup in 1977. At June 30, 1997, it had total assets of approximately $70.5 million. Its main office is located in Hillsville, Carroll County, Virginia, and it has branches in Cana and Galax, Virginia. Its primary service area has a population of approximately 34,000. Carroll is supervised and examined by the Federal Reserve Board and the SCC and engages in a general commercial banking business.

     Bank of Ferrum. Bank of Ferrum ("Ferrum"), incorporated in 1917 under the laws of Virginia and converted during the 1920's to a national bank, was acquired by BankGroup in 1981. As of June 1, 1995, Ferrum converted its charter to a state bank under the laws of Virginia. When Ferrum converted to a state charter on June 1, 1995, the name changed from First National Bank of Ferrum to Bank of Ferrum. At June 30, 1997, it had total assets of approximately $128.0 million. Its main banking office is located at Ferrum, Virginia, with branches at Oak Level and two offices located in Rocky Mount, Virginia. Ferrum currently has an office under construction in Franklin County at Smith Mountain Lake. Its primary service area has a population of approximately 43,000. Ferrum is supervised and examined by the Federal Reserve Board and the SCC and engages in a general commercial banking business.

     First Community Bank. First Community Bank ("Community"), incorporated in 1978 under the laws of Virginia, was acquired by BankGroup in 1983. At June 30, 1997, it had total assets of approximately $151.9 million. Community's main office is located in Forest, Virginia, and it operates six branches in the Lynchburg and Forest area. Its primary service area has a population of approximately 130,000. Community is regulated by the Federal Reserve Board and the SCC. Retail and commercial banking services are provided for customers in Forest, Bedford, Campbell and Amherst Counties and the City of Lynchburg, Virginia.

     The First Bank of Stuart. The First Bank of Stuart ("Stuart") was incorporated in 1920 as a national bank and acquired by BankGroup in 1986. Stuart converted its charter to a state bank and began operating as a state banking corporation on September 1, 1995. When Stuart was converted to a state charter on September 1, 1995, the name changed from The First National Bank of Stuart to The First Bank of Stuart. At June 30, 1997, it had total assets of approximately $157.2 million. Its main office is located in Stuart, Virginia, and it has five other offices all located in Patrick County, Virginia. Its primary service area has a population of approximately 17,600. Stuart is the largest bank in Patrick County.
Stuart is regulated by the Federal Reserve Board and the SCC.

     The First Community Bank of Saltville. The First Community Bank of Saltville ("Saltville") was established in 1903 as a state bank under the laws of Virginia and was incorporated in 1918 as a national bank and acquired by BankGroup in 1986. As of August 1, 1995, Saltville completed its conversion from a national bank to a Virginia banking corporation.
When Saltville converted to a state charter on August 1, 1995, the name changed from The First National Bank of Saltville to First Community Bank of Saltville. At June 30, 1997, it had total assets of approximately $133.6 million. Its main office is located in Saltville, Virginia, and it has two other offices located in Smyth County. Saltville is the third largest of the four banks in Smyth County. Its primary service area has a population of approximately 33,300. Saltville engages in general commercial banking business and is regulated by the Federal Reserve Board and the SCC.

     The First National Bank of Clifton Forge. The First National Bank of Clifton Forge ("Clifton Forge") was incorporated as a national bank in 1901 and was acquired in 1996. At June 30, 1997, it had total assets of $129.5 million. Its primary service area has a population of 22,600 and includes the city of Clifton Forge and Alleghany, Bath and northern Botetourt Counties. Clifton Forge is supervised and examined by the Comptroller of the Currency and engages in general commercial banking business.

     Hanover Bank. Hanover Bank was incorporated under the laws of Virginia in 1988 and was acquired in 1996. At June 30, 1997, it had assets of $142.8 million. Hanover's main office is located in Mechanicsville and it has four branches in Hanover and Henrico Counties. Its primary service area has a population of 305,000. Hanover engages in general commercial banking business and is supervised and examined by the Board of Governors of the Federal Reserve System and the State Corporation Commission of Virginia.

     MainStreet Trust Company, N.A.  MainStreet Trust Company, N.A.
("Trust Company") was incorporated as a national banking association in 1997 with its business limited to trust and related fiduciary services. At June 30, 1997, it had assets in excess of $716.4 million under management including substantially all of the trust assets of Piedmont Trust Bank which were transferred to Trust Company on January 1, 1997. Its primary service area includes the markets of all its affiliate banks. Trust
Company is supervised and examined by the Comptroller of the Currency and engages solely in the provision of trust and the fiduciary services.

Recent Development

     On July 25, 1997, BankGroup announced that it had reached agreement to acquire Tysons Financial Corporation ("Tysons"), a Virginia corporation, located in McLean, Virginia, subject to shareholder and regulatory approval. Under the terms of the agreement, BankGroup agreed to pay shareholders of Tysons the equivalent of $14.50 per share for each share of Tysons Common Stock outstanding. The transaction is valued at approximately $17.2 million, which will be paid in BankGroup Common Stock. The exchange ratio will be determined during a measurement period prior to consummation of the transaction, which is expected around January 1, 1998. The transaction will be treated as a purchase.

     In addition, it is a condition of the merger that Tysons' outstanding 228,250 directors' warrants be exercised prior to the closing for the difference between the exercise price per warrant and $14.50 in the form of Tysons' common stock. BankGroup has also agreed to redeem Tysons' outstanding Directors' Options for the difference between the exercise price per Option and $14.50 in the form of BankGroup Common Stock. It is a condition to the merger that the holders of Tysons' outstanding Directors' Options agree to accept this arrangement. It is also a condition to closing that every holder of an option granted to employees and officers of Tysons to purchase Tysons Common Stock ("ISO") shall agree to accept the conversion of such ISO with respect to BankGroup Common Stock as contemplated in the merger agreement between Tysons and BankGroup.

     Tysons has one wholly owned banking subsidiary, Tysons National
Bank ("TNB"), located in the county of Fairfax, Virginia. TNB's main office and three branches are located in Fairfax County, Virginia. At June 30, 1997, Tysons reported total assets of $86.2 million.

     PRICE RANGE OF BANKGROUP COMMON STOCK AND DIVIDENDS

     BankGroup's Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq National Market under the symbol MSBC. The following table sets forth for the periods indicated the high and low closing prices per share of Common Stock as reported on The Nasdaq National Market, and the cash dividends paid per share of Common Stock. Information in the table gives effect to a 5-for-4 stock split in the form of a stock dividend effective July 15, 1993 and a 2-for-1 stock split in the form of a stock dividend effective March 4, 1996.

                                Price Range

                              High           Low              Dividends

1995
  First Quarter             $ 11.75      $  9.375             $  .08
  Second Quarter              13.125        11.00                .10
  Third Quarter               13.125        11.87                .09
  Fourth Quarter              13.75         12.62                .10

1996
  First Quarter             $ 17.00       $ 12.75             $  .11
  Second Quarter              17.00         15.50                .11
  Third Quarter               19.50         16.25                .13
  Fourth Quarter              19.50         16.75                .14

1997
  First Quarter             $ 23.25       $ 18.00             $  .14
  Second Quarter              28.00         18.75                .14


As of June 30, 1997 there were approximately 3,537 holders of record of the outstanding shares of BankGroup Common Stock.

     The payment of future dividends will depend upon future earnings of BankGroup, its financial condition and other relevant factors, including the amount of dividends payable to BankGroup by the Banks. Various federal and state laws, regulations and policies limit the ability of BankGroup's subsidiary banks to pay dividends to BankGroup, which affects BankGroup's ability to pay dividends to shareholders. See "Regulation and Supervision."

                         COMMERCE BANK CORPORATION

General

     The Bank is a Maryland banking corporation that was organized and chartered under the laws of the State of Maryland on December 31, 1987 and commenced business on September 21, 1989.

     The Bank is a state member bank of the Federal Reserve System and is examined by that agency and the Maryland banking regulatory authorities.
The Bank conducts its commercial banking business under a variety of federal and state laws and regulations, some of which relate to interest rates, required reserves, restrictions on loans to officers, the use of correspondent balances, the establishment of branches and the acquisition of subsidiaries. The Federal Reserve Board and the Maryland Division of Financial Regulations has statutory authority to issue "cease and desist" orders to the Bank with respect to actions deemed to constitute a serious threat to the safety, soundness and stability of the Bank.

     The Bank principally serves the small to mid-size business community, offering customary commercial demand and time deposit accounts and customary forms of credit accommodations. No material portion of the Bank's deposits has been obtained from a single or small group of customers and the loss of the deposits of any one customer or of a group of customers would not have an adverse material effect on the business of the Bank.

     Bank operations are conducted in three locations in Prince George's County, Maryland. On August 25, 1997, Commerce Bank had 21 full-time and 5 part-time employees.

Competition

     The Bank's primary service area is Prince George's County, Maryland. The Board of Directors believes that the existing and future market in this service area presents a beneficial opportunity for a locally operated bank.

     The banking business in Maryland, as elsewhere, is highly competitive. Other Maryland banking institutions with substantially greater financial resources than the Bank are aggressively competing in the Bank's service area for loans, deposit and other banking services. At June 30, 1996, there were 20 commercial banks with 142 branch offices in the Bank's primary service area in Prince George's County. Of the total number of commercial banks noted, there are 2 other independent community banks operating within Prince George's County.

Regulation and Supervision

     The operations of Commerce Bank are subject to federal and state statutes which apply to state member banks of the Federal Reserve System. The Bank, as a state member bank, is supervised and regularly examined by the Department of Bank Supervision and Regulation of the Federal Reserve Bank. At the state level, the Bank is subject to supervision and examination by the Maryland Division of Financial Regulations.

Properties

     The Bank leases quarters that are used in the normal course of business at locations in Lanham and Hyattsville, Maryland. The Bank's principal or main office is located within leased property at 9658 Baltimore Avenue, College Park, Maryland, 20740.

     MARKET FOR AND DIVIDENDS PAID ON BANK COMMON STOCK

Market Information

     Commerce Bank Common Stock is not publicly traded.

Holders

     On March 14, 1997, there were 229 holders of Commerce Bank Common
Stock. As of March 14, 1997, the total number of outstanding shares of Common Stock was 192,216.

Cash Dividends

     The following are the annual cash dividends declared by the Bank Board of Directors for all shareholders of record as indicated.

           Date                   Common Stock              Preferred Stock
----------------------------------------------------------------------------
     December 1, 1995               $1.00                        $2.10
     November 14, 1996              $1.25                        $2.10
     August 28, 1997                $1.13                        $2.10
                                (for 3 quarters)            (for full year)



OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF BANK STOCK

The following table sets forth certain information regarding the beneficial ownership of Bank Common Stock as of June 30, 1997 by each of the Bank's directors and by all directors and executive officers of the Bank as a group.

Shares/Warrants Beneficially Owned as of June 30, 1997(1)

                                                                        Nature of Ownership
                           No. of      Percentage   Total          -----------------------------  Percentage of
Name                     of Shares    of Warrants  Shares  Direct  Indirect/JT  Spouse    Street      Shares
----                     ---------    -----------  ------  ------  ----------- ---------  ------  -------------
Alvin R. Maier            10,381         14.20     17,957  14,012                3,945                9.34
P.O. Box 898
College Park, MD 20740
George  Kapusta            2,500          3.42      1,062     121       388                 553        **
Patricia J. Bonacorda          -             -        100     100                                      **
Susan B. Bryant                -             -      1,000      50                           950        **
Milton D. Jernigan, Sr.    3,066          4.20      6,923   4,041                2,882                3.60
James W. Martin           10,825         14.82     18,155     100    17,055      1,000                9.44
6917 Bradley Blvd.
Bethesda, MD 20817
Robert R. Mitchell         2,600          3.56      5,992   2,996     2,996                           3.12
Robert A. Schmuhl(2)         750          1.02      1,576     576     1,000                            **
William Sullivan           1,520          2.08      2,205     352       440               1,413       1.14
Lamont Thomas              3,000          4.10      5,112   3,173       576         63    1,300       2.66
Jerome A. Watts            2,246          3.07      5,086   5,086                                     2.65
Maurice J. Whelan          1,251          1.71      2,500   2,500                                     1.30
                          ------                   ------

Director holdings         38,139                   67,668

Candace M. Springmann*         -              -       575      50       125                 400        **
*Vice President &         ------                   ------
 Corporate Secretary

Director & officer
holdings                  38,139                   68,243

********************************
--------------------------------

Citizens, Inc.
Jefferson & Jackson Sts.
Evans City, PA 16033

             Common        4,163          5.70      9,593   9,593                                     5.00
          Preferred       13,445        100.00     30,984  30,984                                   100.00
                          ------        ------     ------
Total Director, officer
  & affiliate
  holdings:               55,747         64.44    108,820                                            48.75


-------------------------
1 For the purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to "beneficially own" any shares of Bank Common Stock if he or she has or shares, (a) voting power, which includes the power to vote or direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. A person is deemed to have beneficial ownership of any shares of Bank Common stock which may be acquired within 60 days pursuant to the exercise of stock options. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares of Common Stock which may be acquired within 60 days of the Record Date are deemed to be outstanding shares of Bank Common Stock beneficially owned by such person(s) but are not deemed to be outstanding for the purposes of computing the percentage of Bank Common Stock owned by any other person or group.

2 Estate of Robert A. Schmuhl; Date of Death: August 31, 1997.


**means less than 1%.


All directors and executive officers as a group (13 individuals) represent
35.503 percent (of 192,216) of common stock.


                      REGULATION AND SUPERVISION

     Bank holding companies and banks operate in a highly regulated environment and are regularly examined by federal and state regulators. The following description briefly discusses certain provisions of federal and state laws and certain regulations and the potential impact of such provisions on BankGroup and the Banks. These federal and state laws and regulations have been enacted for the protection of depositors in national and state banks and not for the protection of shareholders of bank holding companies such as BankGroup. References to "Banks" means the current subsidiary banks of BankGroup.

Bank Holding Companies

     As a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), BankGroup is subject to regulation by the Federal Reserve Board. The Federal Reserve Board has jurisdiction under the BHCA to approve any bank or nonbank acquisition, merger or consolidation
proposed by a bank holding company.   The Federal Reserve Board has recently
adopted regulations allowing (under certain circumstances) an expedited approval process for these transactions for well managed and well capitalized bank holding companies. The BHCA generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto. This limits their ability to engage in financial services such as insurance or securities underwriting as well as non-financial activities. In recent years, however, the Federal Reserve Board has expanded the range of permissible securities activities of bank holding companies and their subsidiaries.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the Federal Reserve Board is authorized to approve the ownership of shares by a bank holding company in any company the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include: operating a mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing investment and financial advice; and acting as an insurance agent for certain types of credit-related insurance. Well capitalized and well managed bank holding companies may engage in any activity (subject to certain limitations) that the Federal Reserve Board has determined by order to be closely related to banking without prior notice to or approval of the Federal Reserve Board.

     Federal law permits bank holding companies from any state to acquire banks and bank holding companies located in any other state. Effective June 1, 1997, the law allowed interstate bank mergers, subject to earlier "opt-in" or "opt-out" action by individual states. The law currently allows interstate branch acquisitions and de novo branching if permitted by the host state. Virginia adopted early "opt-in" legislation that allowed interstate bank mergers. These laws also permit interstate branch acquisitions and de novo branching in Virginia by out-of-state banks if reciprocal treatment is accorded Virginia banks in the state of the acquirer. Maryland law permits the acquisition of a Maryland bank or a Maryland bank holding company by out of state banks or bank holding companies upon the approval by the Maryland Bank Commissioner and as permitted by federal law.

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross- guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

     The Federal Deposit Insurance Act ("FDIA") also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of any of the Banks.


     BankGroup is registered under the bank holding company laws of Virginia. Accordingly, BankGroup and the Banks are subject to further regulation and supervision by the State Corporation Commission ("SCC").

Capital Requirements

     The Federal Reserve Board and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, BankGroup and the Banks are required to maintain a minimum ratio of total capital to risk- weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital", which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder "Tier 2 capital" consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. The Tier 1 and total capital to risk-weighted asset ratios of BankGroup as of June 30, 1997 were 13.64% and 14.89%, respectively, exceeding the minimums required. The risk based capital guidelines have been amended over the years and are likely to be further amended and refined. For example, the guidelines were amended in 1995 and 1996 to incorporate country transfer risk (that is, the possibility that an asset cannot be serviced in the currency of payment because of restraints on or lack of needed foreign currency in the country of the obligor) and market risk (applicable to exposure in investments) Banks subject to regulatory market risk requirements that are mandatory as of January 1, 1998 also will have a Tier 3 capital component. Tier 3 capital consists of certain subordinated debt.

     In addition, each of the federal regulatory agencies has established a minimum leverage capital ratio (Tier 1 capital to average tangible assets). These guidelines provide for a minimum ratio of 3% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. The Tier 1 capital leverage ratio of BankGroup as of June 30, 1997, was 7.98%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. Rules have been promulgated with respect to concentration of credit risk and the risks of non-traditional activities, and also as to the risk of loss on multi-family mortgages. In August 1995, the federal bank regulatory agencies revised their risk-based capital standards to provide explicitly for consideration of interest rate risk in the overall determination of a bank's minimum capital requirement. BankGroup does not expect any of these rules and revisions in the capital adequacy, either individually or in the aggregate, to have a material impact on its capital requirements. However, the risk based capital guidelines, as they may be further developed and changed, could adversely affect an institution's capital portion and subject it to more stringent regulatory requirements.

Limits on Dividends and Other Payments

     BankGroup is a legal entity separate and distinct from its subsidiary institutions. Most of BankGroup's revenues come from dividends paid by the Banks. Each of the Banks (with the exception of Clifton Forge) is a state member bank of the Federal Reserve System. As a result, the Banks (with the exception of Clifton Forge) are regulated by the Federal Reserve Board and the SCC. Clifton Forge and Trust Company are national banking associations and are regulated by the Office of the Comptroller of the Currency, and in addition, Clifton Forge is a member bank of the Federal Reserve System and regulated by the Federal Reserve Board. There are various regulatory limitations applicable to the payment of dividends by the Banks and Trust Company as well as the payment of dividends by BankGroup to its shareholders. Under laws of Virginia applicable to the Banks (with the exception of Clifton Forge), prior approval from the bank regulatory agencies is required if cash dividends declared in any given year exceed net income for that year plus net income for the prior two years less all dividends paid during the current year and two prior years. National banking associations like Clifton Forge and Trust Company are permitted to pay dividends out of undivided profits but until their surplus equals their capital, dividends are generally prohibited unless at least a tenth of their net income for the preceding half year (if the dividend is a quarterly or semiannual dividend) or for the preceding two consecutive half year periods (if the dividend is an annual dividend) have been carried into a surplus. In the case of Clifton Forge, Trust Company and BankGroup, the payment of dividends may also be limited by other factors, such as requirements to maintain capital above regulatory guidelines.
Under existing supervisory practices at June 30, 1997 the Banks could have paid additional dividends of $21.3 million without obtaining prior regulatory approval. The Trust Company began its operations in 1997 and is not in a position to pay a dividend without prior regulatory approval. Bank regulatory agencies have authority to prohibit any Bank and Trust Company or BankGroup from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank in question, Trust Company or BankGroup, could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

     Under the FDIA, insured depository institutions such as the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Banks current financial condition, BankGroup does not expect that this provision will have any impact on its ability to obtain dividends from the Banks.

     In addition to limitations on dividends, the Banks are limited in the amount of loans and other extensions of credit that may be extended to BankGroup, and any such loans or extensions of credit are subject to collateral security requirements. Generally, up to 10% of each Bank's regulatory capital, surplus, undivided profits, allowance for loan losses and contingency reserves may be loaned to BankGroup. There are other restrictions applicable to the transactions between the Banks and BankGroup. As of June 30, 1997, approximately $9.5 million of credit was available to BankGroup under this limitation.

Subsidiaries

     The Banks are supervised and regularly examined by the Federal Reserve Board and the SCC except that Clifton Forge is regulated by the Federal Reserve Board and the OCC because it is a national banking association. Trust Company is regulated by the OCC because it is chartered as a national banking association, although its business is limited to the operation of a trust company. The Banks and Trust Company are also subject to various requirements and restrictions under federal and (which has significantly more limited application to Clifton Forge and Trust Company as national banking associations) state law such as limitations on the types of services that they may offer, the nature of investments that they make, and the amounts of loans that may be granted. Various consumer and compliance laws and regulations also affect the operations of the Banks. Federal and state fiduciary laws and regulations affect the operations of Trust Company. In addition to the impact of regulation, the Banks are affected significantly by actions of the Federal Reserve Board in attempting to ontrol the money supply and the availability of credit.

     The Banks also are subject to the requirements of the Community Reinvestment Act (the "CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Until July 1, 1997, each financial institution's efforts in meeting community credit needs currently were evaluated as part of the examination process pursuant to twelve assessment factors. As a result of a 1993 Presidential initiative, each of the federal banking agencies recently approved a final rule establishing a new framework for the implementation of CRA. The new rule, which became fully effective on July 1, 1997, emphasizes an institution's performance in meeting community credit needs. Institutions are evaluated on the basis of a three pronged lending, investment and service test, with lending being of primary importance. CRA ratings will continue to be a matter of public record, and CRA performance will continue to be evaluated in connection with mergers, acquisitions and branch applications. Although the new rule is likely to have some impact on BankGroup's business practices, it is not anticipated that any changes will be material. The Banks have attained either an "outstanding" or "satisfactory" rating on their most recent CRA performance evaluations.

Deposit Insurance

     As institutions with deposits insured by BIF, the Banks also are subject to insurance assessments imposed by the FDIC. Currently, a risk-based assessment schedule imposes assessments on BIF deposits, ranging from -0- for well-capitalized institutions to .27% of deposits for under-capitalized institutions. All banks in BankGroup currently are assessed as well-capitalized.

     As a result of the Deposit Insurance Funds Act of 1996, a separate levy is assessed on all BIF- and SAIF-assessable deposits to bear the cost of bonds sold by the Financing Corporation (FICO) for 1987-1989 in support of the former Federal Savings and Loan Insurance Corporation. The 1996 law makes the FDIC the collection agent for FICO. The FICO rates, subject to quarterly adjustment, are not tied to the FDIC risk classification. For 1997, the FICO rate has ranged from 0.13% to .0126% of deposits.

Other Safety and Soundness Regulations

     The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized,"

"undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

DESCRIPTION OF CAPITAL STOCK OF BANKGROUP

     BankGroup has authority to issue 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding, and 20,000,000 shares of Common Stock, of which 11,396,976 shares were issued and outstanding as of July 31, 1997 held by approximately 3,537 holders of record. BankGroup Common Stock is traded in the over-the-counter market and quoted on The Nasdaq National Market under the symbol "MSBC".

     The following summary description of capital stock of BankGroup is qualified in its entirety by reference to BankGroup's Articles of Incorporation, a copy of which has been incorporated by reference as an exhibit to the Registration Statement.

Preferred Stock

     The Board of Directors, without further action by the shareholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series the dividend rate, redemption prices, preferences on dissolution, the terms of any sinking fund, conversion rights, voting rights, and any other preferences or special rights and qualifications. Holders of the Preferred Stock, if and when issued, will be entitled to vote as required under applicable Virginia law. Such law includes provisions for the voting of the Preferred Stock in the case of any amendment to the Articles of Incorporation affecting the rights of holders of Preferred Stock, the payment of certain stock dividends, merger or consolidation, sale of all or substantially all of BankGroup's assets, and dissolution.
The Board of Directors without shareholder approval can issue Preferred Stock with voting and conversion rights which would adversely affect the voting power of the common shareholders. In addition, the Preferred Stock could be used in a manner which would discourage or make more difficult an attempt to acquire control of BankGroup. BankGroup's Board of Directors has designated a series of 1,000,000 shares of Participating Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), no shares of which have been issued. The Series A Preferred Stock was created in connection with the shareholder rights plan described below.

Common Stock

     Holders of Common Stock are entitled to one vote per share on each matter to be voted upon by the shareholders. Directors are elected by a vote of the holders of Common Stock. Dividends may be paid to the holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purposes. The principal source of funds for dividend payments is dividends received from the Banks. Payment of dividends to BankGroup by the Banks and Trust Company, without prior regulatory approval, is also subject to various state and federal regulatory limitations. Holders of Common Stock have no conversion, redemption, cumulative voting or preemptive rights. There is no sinking fund obligation with respect to the Common Stock. In the event of any liquidation, dissolution or winding up of BankGroup, after payment or provision for payment of the debts and other liabilities and the preferential amounts to which the holders of Preferred Stock, if any, are entitled, the holders of Common Stock will be entitled to share ratably in any remaining assets.

     All outstanding shares of Common Stock are, and the shares of Common Stock to be issued in the Share Exchange will be, when issued, duly and validly issued, fully paid and nonassessable.

Rights

     Pursuant to a Rights Agreement (the "Rights Agreement") dated as of January 18, 1990, BankGroup distributed as a dividend one Right for each outstanding share of Common Stock. The number of Rights associated with each share of Common Stock outstanding as of June 30, 1993 was adjusted proportionately for the five-for-four stock split effected in the form of a dividend paid July 30, 1993 and the two-for-one stock split effected in the form of a stock dividend paid March 15, 1996. Each Right entitles the holder to buy fractional shares of Participating Cumulative Preferred Stock, Series A, par value $5 per share, at an exercise price of $24, subject to adjustment. The Rights will become exercisable only if a person or group acquires or announces a tender offer for 15% or more of the outstanding Common Stock. When exercisable, BankGroup may issue a share of Common
Stock in exchange for each Right other than those held by such person or group. If a person or group acquires 30% or more of the outstanding Common Stock, each Right will entitle the holder, other than the acquiring person, upon payment of the exercise price, to acquire Preferred Stock or, at the option of BankGroup, Common Stock, having a value equal to twice the Right's exercise price. If BankGroup is acquired in a merger or other business combination or if 50% of its earnings power is sold, each Right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on January 18, 2000, and may be redeemed by BankGroup at any time prior to the tenth day after an announcement that a 10% position has been acquired, unless such time period has been extended by the Board of Directors.

     Until such time as a person or group acquires or announces a tender offer for 15% or more of the Common Stock, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, and (ii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Rights may not be transferred, directly or indirectly (i) to any person or group that has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Rights (an "Acquiring Person"), (ii) to any person in connection with a transaction in which such person becomes an Acquiring Person or (iii) to any affiliate or associate of any such person. Any Right that is the subject of a purported transfer to any such person will be null and void.

     The Rights can be expected to have certain anti-takeover effects if an acquisition transaction not approved by the Board of Directors is proposed by a person or group. In such event, the Rights will cause substantial dilution to any person or group that acquires more than 15% of the outstanding shares of Common Stock of BankGroup if certain events thereafter occur without the Rights having been redeemed. For example, if thereafter such acquiring person acquires 30% of BankGroup's outstanding Common Stock, or effects a business combination with BankGroup, the Rights permit shareholders to acquire securities having a value equal to twice the amount of the purchase price specified in the Rights, but rights held by such "acquiring person "are void to the extent permitted by law and may not be exercised. Further, other shareholders may not transfer rights to such "acquiring person" above his or her 15% ownership threshold. Because of these provisions, it is unlikely that any person or group will propose an acquisition transaction that is not approved by the Board of Directors. Thus, the Rights could have the effect of discouraging acquisition transactions not approved by the Board of Directors. The Rights do not interfere with any merger or other business combination approved by the Board of Directors and shareholders because the rights are redeemable with the concurrence of a majority of the "Continuing Directors," defined as directors in office when the Rights Agreement was adopted or any person added thereafter to the Board with the approval of the Continuing
Directors.

Virginia Stock Corporation Act

     The Virginia Stock Corporation Act ("VSCA") contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%. For three years following the time that an Interested Shareholder becomes an owner of more than 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of BankGroup's Board of Directors who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder. The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. BankGroup has not "opted out" of the Affiliated Transactions provisions.

     Virginia law also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 331/3% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request.

Reports to Shareholders

     BankGroup furnishes shareholders with written annual reports containing consolidated financial statements audited by an independent certified public accountant and with written quarterly reports containing an unaudited balance sheet at the end of each of the first three quarterly periods and an income statement for the period from the beginning of the current fiscal year to the end of such quarterly period.

Transfer Agent

     Registrar and Transfer Company, Post Office Box 1010, Cranford, New Jersey, is transfer agent for BankGroup Common Stock.

                     COMPARATIVE RIGHTS OF SHAREHOLDERS

     At the Effective Time of the Share Exchange, shareholders of Bank will become shareholders of BankGroup, and holders of Bank Preferred Stock and Warrants (if they agree to do so) will lose their rights as such and will become entitled to receive the number of shares of BankGroup Common Stock based on the Exchange Ratio (in the case of Bank Preferred Stock) or the Warrant Redemption Ratio (in the case of Warrants). As shareholders of BankGroup, their rights as shareholders will be determined by BankGroup's Articles of Incorporation and Bylaws and the VSCA. The following is a summary of the material differences in the rights of shareholders of BankGroup and Bank. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the Articles of Incorporation and Bylaws of each entity.

Capitalization

Bank. Bank's Articles of Incorporation authorize the issuance of up to 450,000 shares of common stock, par value $10 per share, 192,216 of which are issued and outstanding, and 50,000 shares of authorized convertible preferred stock, 30,984 shares of which are issued and outstanding.

     BankGroup. BankGroup's authorized capital is described under "Description of BankGroup Capital Stock."

Amendment of Articles or Bylaws

     Bank. The Maryland General Corporate Law ("MDGCL") generally permits a Maryland corporation to adopt, alter and repeal its bylaws in a manner not inconsistent with the Maryland law or the corporation's charter. This authority to amend the bylaws is vested in the stockholders except to the extent that the charter vests it in the Board.

     Bank's Bylaws may be amended by the Board of Directors or by the majority vote of the shareholders.

     BankGroup. As permitted by the VSCA, BankGroup's Articles provide that, unless a greater vote is required by law, by BankGroup's Articles or by a resolution of the Board of Directors, BankGroup's Articles may be amended if the amendment is adopted by the Board of Directors and approved by a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon.

     BankGroup's Bylaws generally provide that the Board of Directors may, by a majority vote, amend its Bylaws.

Required Shareholder Vote for Certain Actions

     Bank. The MDGCL generally requires the approval of a majority of a corporation's Board of Directors and the holders of at least two-thirds of all the votes entitled to be cast thereon by each group entitled to vote on any plan or merger of consolidation, plan of share exchange or sale of all or substantially all of the assets of a corporation outside the ordinary course of business.

     The MDGCL also specifies additional voting requirements for "Business Combination" transactions and transactions which would cause certain acquiring persons voting power to meet or exceed specified thresholds. Generally speaking, a "Business Combination" is defined under MDGCL as an acquisition which involves a merger or share exchange with an acquiror which already owns or controls 10% or more of the voting stock of the target company. In the event of a "Business Combination," a special acquisition shareholder voting requirement of 80% applies. However, even in a situation in which the MDGCL Business Combination statute would apply, the Board of Directors of the target company is permitted to waive the extraordinary 80% voting requirement in favor of the usual two-thirds voting requirement. Such a waiver must be made by the target Board of Directors prior to entering into a transaction which would cause the acquiror to become an interested party by acquiring a 10% or more interest in the target company. The Stock Option Agreement between Bank and BankGroup entered into June 24, 1997, granted BankGroup the option to purchase 19.9% of Bank under certain limited circumstances. As a result, the MDGCL Business Combinations statute would have applied to the Share Exchange. However, prior to the execution of the Stock Option
Agreement, Bank's Board of Directors passed a resolution waiving the extraordinary 80% voting requirement.

     BankGroup. The VSCA generally requires the approval of a majority of a corporation's Board of Directors and the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote on any plan of merger or consolidation, plan of share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business. The VSCA also specifies additional voting requirements for Affiliated Transactions and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed under "Description of BankGroup Capital Stock -- Virginia Stock Corporation Act."

     None of the additional voting requirements contained in the VSCA are applicable to the Share Exchange since it is not an "Affiliated Transaction."

Director Nominations

     Bank. Bank's Bylaws provide that any nomination for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any class of outstanding capital stock of the Bank entitled to vote for the election of directors. Nominations other than the slate of nominees proposed by the Board of Directors, or a nomination by a director at a special meeting called to replace a director, must be made in writing and must be delivered to the President of the Bank not less than 60 days nor more than 120 days prior to an annual meeting of the stockholders. The nomination must be on a form approved by the Bank and must specify certain information about the nominee such as name, address, stock holding, occupation and must also contain the nominee's signature evidencing his or her willingness to serve if elected. Written nominations must also be seconded by another shareholder who is not related to the nominee. No other nominations for the Board of Director are permitted. The Board of Directors may disqualify the nomination of an individual whom counsel for the Bank may determine would not be legally qualified to serve as a director and certain procedures are outlined in the Bylaws for such disqualification and the filling of a board seat so vacated.

     The Financial Institutions Article of the Annotated Code of Maryland ("MDFI") requires that after the initial issuance of capital stock by a commercial bank, each of its directors shall own in good faith and of record unencumbered shares of the capital stock of: (i) the commercial bank, or (ii) a corporation that owns more than 80 percent of the capital stock of the commercial bank. The unencumbered capital stock owned by the director shall be in the amount of at least: (i) $500; or (ii) $250, if the commercial bank if a State bank that has $50,000 or less in capital stock.

     A majority of directors of Bank must be residents of Maryland. In addition, MDFI requires that each director of Bank shall attend at least one half of the regularly scheduled board meetings that are held during the director's term of office. Any directors who fails to attend meetings of the board of directors as required by MDFI is disqualified automatically from serving as director for a succeeding term. The Maryland Bank Commission may waive the disqualification of a director if the director shows to the Commissioner good cause for the failure to attend the meetings.

     BankGroup. BankGroup's Bylaws provide that any nomination for director made by a shareholder must be made in writing to the Secretary of BankGroup not less than 90 days prior to the meeting of shareholders at which directors are to be elected. Any such shareholder's notice shall include
(i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of BankGroup entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified,
(iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board, and (v) the consent of each nominee to serve as a director of BankGroup if so elected.

     There is no requirement that directors of BankGroup own any capital stock of BankGroup. There are also no residency or meeting attendance requirements applicable to directors of BankGroup.

     Directors and Classes of Directors; Vacancies and Removal of Directors

     Bank. The initial number of Directors of the Bank was set at 5. Thereafter, the number of Directors is set annually by a resolution of the Board of Directors adopted by a majority vote of the stockholders at a number not less than 5 nor more than 30. The size of the current Board of Directors is 12. There are no classes of Directors. MDFI requires that all Directors serve for a stated term of not more than one year. Any vacancy occurring on the Board of Directors, including a vacancy resulting from and increase in the number of Directors and any vacancy approved by the stockholders (not to exceed 2 board seats), may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors. Directors so chosen hold office for a term expiring at the next following annual meeting of shareholders at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     BankGroup. The number of Directors is set forth in BankGroup's Bylaws. The Board currently has fixed the number of directors at 11. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the next following annual meeting of shareholders at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of preferred stock then outstanding, any director may be removed by the affirmative vote of the holders of at least two-thirds of outstanding voting shares.

Anti-Takeover Provisions

     Bank. The MDGCL specifies additional voting requirements for "Business Combination" transactions which would cause certain acquiring persons voting power to meet or exceed specified thresholds. See "Required Shareholder Vote for Certain Actions" which describes these additional voting requirements applicable to Bank.

     BankGroup. For a description of certain provisions of VSCA which may be deemed to have an anti-takeover effect, see "Description of BankGroup Capital Stock -- Virginia Stock Corporation Act."

Preemptive Rights

     Shareholders of BankGroup do not have preemptive rights. Thus, if additional shares of BankGroup common stock, or BankGroup preferred stock are issued, holders of such stock, to the extent they do not participate in such additional issuance of shares, would own proportionately smaller interests in a larger amount of outstanding capital stock.

     Shareholders of Bank have preemptive rights. Unless the charter provides otherwise, a stockholder does not have any preemptive rights as to a Maryland commercial bank with respect to: (i) stock issued to obtain any of the capital required to initiate the enterprise of the State bank or trust company; (ii) stock issued for at least its fair value in exchange for consideration other than money; (iii) stock remaining unsubscribed for after being offered to stockholders; (iv) treasury stock sold for at least its fair value; (v) stock issued or issuable under an agreement of merger;
(vi) stock which is not presently entitled to be voted in the election of directors issued for at least its fair value; (vii) stock, including treasury stock, issued to an officer or other employee of the State bank or trust company or its subsidiary on terms and conditions approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter; and (viii) any other issuance of shares if the applicability of preemptive rights is impracticable. In the absence of actual fraud or gross disparity in the determination, the fair value of stock determined by the board of directors and recorded in the resolution authorizing the issuance is conclusive. Unless the articles of incorporation provide otherwise, holders of the following securities do not have any preemptive tights under MDFI: (i) bonds, notes, debentures, or other obligations convertible into stock; and (ii) stock not presently entitled to be voted in the election of directors.

     The Bank has elected in its Articles of Incorporation to provide preemptive rights to both holders of common stock and preferred stock.
The terms of preemptive rights are essentially as follows except for the conversion of preferred stock, or the exercise of warrants or stock options granted under employment agreements (not to exceed 2,500 shares in the case of any one individual), whenever the Bank authorizes issuance of any class of stock or security, the securities shall first be offered ratably to the existing holders of shares of common or preferred stock, such rate of offer being the percentage of the total number of then-issued and outstanding shares of all classes of stock of the Bank held by such shareholder on the date the Bank authorizes the issuance. The preemptive right may be exercised only with respect to the whole of the proportionate share available to the right holder and not as a part thereof. For purposes of the ratable calculation, common and preferred stock shall be treated as outstanding stock of equal count. The preemptive rights provided to stockholders of the Bank permit the purchase of shares on the same terms and conditions at which the Bank proposes to issue the securities to third parties, without deduction for any expenses of, or compensation for underwriting or purchase of such securities by underwriters or dealers.
On the 10th day after the Bank authorizes the issuance of securities, the Bank shall give notice to each preemptive right holder of the number of shares available to the right holder and the terms of the proposed offering. Thereafter, the preemptive right holder has 15 days in which to purchase the securities at issue. If the preemptive right holder declines to purchase the shares to which his or her preemptive rights attach, then those shares may be sold to third parties by the Bank in accordance with the terms of the offering.

Assessment

     All outstanding shares of Bank common stock are fully paid and nonassessable.

     All shares of BankGroup common stock presently issued are, and those to be issued pursuant to the Agreement will be, fully paid and nonassessable.

Conversion; Redemption; Sinking Fund

     Neither BankGroup common stock nor Bank common stock is convertible, redeemable or entitled to any sinking fund.

Liquidation Rights

     Bank. MDFI provides that a commercial bank may dissolve voluntarily, if the stockholders of the commercial bank and the Commissioner approve the dissolution. A proposed voluntary dissolution shall be approved by the affirmative vote of the stockholders of the commercial bank who own two thirds of its capital stock. After a proposed voluntary dissolution is approved by the stockholders, the board of directors of the commercial bank shall give the following notices. The board shall give written notice to the Commissioner of the intended dissolution. This notice shall be certified under the corporate seal of the commercial bank by its president and by its cashier or treasurer. The board also shall give notice to creditors of the commercial bank to present for payment of any claim against it. This notice shall be published once each week for 8 consecutive weeks in a newspaper published in the county where the commercial bank has its principal banking office. The Commissioner may approve the intended dissolution only if the Commissioner determines that the commercial bank is solvent.

     The holders of the preferred stock of Bank are entitled to a liquidation preference in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank, or any reduction in its capital resulting from any distribution of assets to its stockholders. Holders of Bank preferred stock are entitled to receive in cash out of the assets of the corporation whether from capital or from earnings, available for distribution to its stockholders, before any amount is paid to the holders of common stock or of the stock of any other class ranking junior to the preferred stock, the sum of $21.00 per share.

     BankGroup. The VSCA generally provides that a corporation's board of directors may propose dissolution for submission to shareholders and that to be authorized, the dissolution must be approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal, unless the articles of incorporation of the corporation require a greater or lesser vote. There are no provisions in BankGroup's Articles which would modify the statutory requirements for dissolution under the VSCA.

Dividends and Other Distributions

     Bank. The MDGCL generally provides that a corporation may make distributions to its shareholders unless, after giving effect to the distribution (i) the corporation would not be able to pay the indebtedness of the corporation as the indebtedness becomes due in the ordinary course of business, or (ii) the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     The holders of the preferred stock of Bank are entitled to a liquidation preference in the event of a voluntary or involuntary liquidation, dissolution or winding up of the bank, or any reduction in its capital resulting from any distribution of assets to its stockholders. Holders of Bank preferred stock are entitled to received in cash out of assets of the corporation whether from capital or from earnings, available for distribution to its stockholders, before any amount is paid to the holders of common stock or of the stock of any other class ranking junior to the preferred stock, the sum of $21.00 per share. In addition to the MDGCL, there are various regulatory requirement which are applicable to distributions by a Maryland state-chartered, Federal Reserve member bank.

     Further, by its charter, in the event the Board of Directors of Bank determines to declare dividends, the holders of Bank preferred stock shall be entitled to receive a non-cumulative dividend at a rate of $2.10 per share per annum, payable annually if, as and when determined by the Board of Directors, before any dividend shall be set apart or paid on any other capital stock for such year. The holders of Bank preferred stock are also entitled to participate in dividends, if any, declared and paid by the Board of Directors to the holders of Bank common stock to the extent such dividends exceed the $2.10 per share preference amount.

     BankGroup. The VSCA generally provides that a corporation may make distributions to its shareholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which BankGroup's Articles do not) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. These requirements are applicable to BankGroup as a Virginia corporation.

     In addition to the limitations set forth in the VSCA, there are various regulatory requirements which are applicable to distributions by bank holding companies. For a description of the regulatory limitations on distributions by BankGroup, see "Supervision and Regulation Limits on Dividends and Other Payments."

Indemnification

     Bank. To the full extent permitted by MDGCL, and any other applicable law, Bank shall indemnify a director or officer of Bank who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Bank.

     BankGroup. To the full extent permitted by the VSCA and any other applicable law, BankGroup shall indemnify a director or officer of BankGroup who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

Shareholder Proposals

     Bank. Bank's Bylaws do not impose any restriction on matters which may come before any meeting of shareholders of Bank, provided proper prior notice of the meeting is given. Written notice of all stockholders' meetings shall be given. The notice of the annual meeting shall state that it is called for the purpose of the election of directors and for the transaction of other business which may properly come before the meeting and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which could, if taken, entitle stockholders to receive payment for their shares of stock, the notice must include a statement of that purpose and to that effect.

      BankGroup. BankGroup's Bylaws provide that at any meeting of shareholders of BankGroup, only that business that is properly brought before the meeting may be presented to and acted upon by the shareholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a shareholder who has given written notice of business he expects to bring before the meeting to the Secretary of BankGroup not less than 90 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on BankGroup's books, of the shareholder proposing such business, (c) the class and number of shares of BankGroup's stock beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in BankGroup's Bylaws.

Shareholder Inspection Rights; Shareholder Lists

Bank. Under the MDGCL, any stockholder, holder of a voting trust certificate in a corporation, or his agent may inspect and copy during usual business hours any of the following corporate documents:
(i) bylaws; (ii) minutes of the proceedings of the stockholders; (iii) annual statements of affairs; and (iv) voting trust agreements on file at the corporation's principal office. In addition, any stockholder or holder of a voting trust certificate in a corporation other than an open-ended investment company may present to any officer or resident agent of the corporation a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request. Within 20 days after such a request is made under the MDGCL, the corporation must prepare and have available on file at its principal office a sworn statement of its president or treasurer or one of its vice presidents or assistant treasurers which states: (v) the number of shares or amounts of each class of stock or other securities issued during the specified period; (vi) the consideration received per share or unit, which may be aggregated as to all issuances for the same consideration per share or unit; and (vii) the value of any consideration other than money as set in a resolution of the board of directors. Under the MDGCL, further and additional rights apply to stockholders of five percent or more of the outstanding stock of a Maryland corporation. One or more persons who together are and for at least six months have been stockholders of record or holders of voting trust certificates of at least five percent of the outstanding stock of any class of a Maryland corporation may: (viii) in person or by agent, on written request, inspect and copy during usual business hours the corporation's books of account and its stock ledger; (ix) present to any officer or resident agent of the corporation a written request for a statement of its affairs; and (x) in the case of any corporation which does not maintain the original or a duplicate stock ledger at its principal office, present to any officer or resident agent of the corporation a written request for a list of its stockholders. Within 20 days after a request for information is made by a five percent or more stockholder, the corporation must prepare and have available on file at its principal office; (xi) in the case of a request for a statement of affairs, a statement verified under oath by its president or treasurer or one of its vice-presidents or assistant treasurers which sets forth in reasonable detail the corporation's assets and liabilities as of a reasonably current date; and (xii) in the case of a request for a list of stockholders, a list verified under oath by one of its officers or its stock transfer agent or registrar which sets forth the name and address of each stockholder and the number of shares of each class which the stockholder holds.

     BankGroup. Under the VSCA, the shareholder of a Virginia corporation are entitled to inspect and copy certain books and records, including the articles of incorporation and bylaws of the corporation if he gives the corporation written notice of his or her demand at least five business days before the date on which he wishes to inspect and copy. The shareholder of a Virginia corporation is entitled to inspect and copy certain other books and records, including a list of shareholders, minutes of any meeting of the board of directors and accounting records of the corporation, if (i) the shareholder has been a shareholder of record for at least six months immediately preceding his or her written demand or is the holder of at least 5% of the corporation's outstanding shares, (ii) the shareholder's demand is made in good faith and for a proper purpose, (iii) the shareholder describes with reasonable particularity the purpose of the request and the records desired to be inspected and (iv) the records are directly connected with the stated purpose, and if he gives the corporation written notice of his or her demand at least five business days before the date on which he wishes to inspect and copy. The VSCA also provides that a corporation shall make available for inspection by any shareholder during usual business hours, at least
10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting.

Shareholder Rights Plan

     Bank.  The Bank does not have in effect any Shareholder Rights Plan.

     BankGroup. For a description of a shareholder rights plan which has been adopted by BankGroup, see "Description of BankGroup Capital Stock -- Rights."

Dissenters' Rights

     Bank. Under the applicable provisions of the Maryland General Corporation Law, each holder of Bank stock will be entitled to demand and receive payment of the fair value of his shares, if he (i) prior to or at the meeting, files with the Bank a written objection to the Share Exchange, (ii) does not vote in favor of the Share Exchange, and (iii) within 20 days after Articles of Share Exchange have been accepted for record by the Maryland Department of Assessments and Taxation (the "Department"), makes written demand on Bank for payment of his shares, stating the number of shares for which payment is demanded. A direction in the stockholder's proxy to vote against the Share Exchange will not in itself constitute a written objection or demand that satisfies the requirements described above. Any stockholder who fails to comply with the requirements described above will be bound by the terms of the Share Exchange.

     Bank will promptly deliver or mail to each objecting stockholder written notice of the date of acceptance of the Articles of Share Exchange for record by the Department. Bank may also deliver or mail to each objecting stockholder a written offer to pay for his stock at a price deemed by Bank to be the fair value thereof. Within 50 days after acceptance of the Articles of Share Exchange for record by the Department, either Bank or any objecting stockholder who has not received payment for his shares may petition the court in Prince George's County, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting stockholder is entitled to appraisal of his stock, the court will appoint three disinterested appraisers to determine the fair market value of such shares on terms and conditions the court determines proper, and such appraisers will, within 60 days after appointment (or such longer period as the) court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares. Within 15 days after the filing of such report, any party may object to such report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment directing the time within which payment will be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the stockholder's vote on the action to which objection was made. Costs of the proceeding shall be determined by the court and may be assessed against Bank or, under certain circumstances, the objecting stockholder, or both.

     At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. A stockholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the stockholders' vote and will cease to have any rights as a stockholder with respect to such shares except the right to receive payment of the fair value thereof.

     BankGroup. The provisions of Article 15 of the VSCA which provide shareholders of a Virginia corporation the right to dissent from, and obtain payment of the fair value of their shares in the event of, mergers, consolidations and certain other corporate transactions are applicable to BankGroup as a Virginia corporation. However, because BankGroup has more than 2,000 record shareholders, shareholders of BankGroup generally do not have rights to dissent from mergers, consolidations and certain other corporate transactions to which BankGroup is a party because Article 15 of the VSCA provides that holders of shares of a Virginia corporation which has shares listed on a national securities exchange or which has at least 2,000 record shareholders are not entitled to dissenters' rights unless certain requirements are met.

                      RESALE OF BANKGROUP COMMON STOCK

     BankGroup Common Stock issuable in the Transaction has been registered under the 1933 Act, thereby allowing such shares to be traded freely and without restriction by those holders of Bank Common Stock who receive such shares following consummation of the Transaction and who are not deemed to be "affiliates" (as defined under the 1933 Act, but generally including directors, certain executive officers and 10% or more shareholders) of Bank or BankGroup. Each holder of Bank Common Stock who is deemed by Bank to be an affiliate of it has entered into an agreement with BankGroup prior to the Effective Time of the Share Exchange providing, among other things, that (A) such affiliate acknowledges and agrees to support and vote such shares of Bank Common Stock beneficially owned by him to ratify and confirm the Agreement and the Share Exchange, (B) such affiliate acknowledges and agrees beginning 30 days prior to the Effective Time of the Share Exchange, that he will not sell, pledge, transfer or otherwise dispose of shares of Bank Common Stock or BankGroup Common Stock except in compliance with the applicable provisions of the 1933
Act and rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of BankGroup and Bank have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, and (C) the certificates representing said shares may bear a legend referring to the foregoing restrictions. This Proxy Statement/Prospectus does not cover any resales of BankGroup Common Stock received by affiliates of Bank.


                                EXPERTS

     The consolidated financial statements of MainStreet BankGroup Incorporated and subsidiaries (formerly Piedmont BankGroup Incorporated and Subsidiaries) for the years ended December 31, 1996 and 1995, and the combination of the previously reported financial statements for the year ended December 31, 1994, incorporated in this Proxy Statement/ Prospectus by reference to BankGroup's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated statements of income, changes in shareholders equity and cash flows of MainStreet BankGroup Incorporated and subsidiaries (formerly Piedmont BankGroup Incorporated and subsidiaries) for the year ended December 31, 1994, (not presented herein), prior to their restatement to reflect the 1996 poolings of interests as described in Note 2 of the Notes to the December 31, 1996 consolidated financial statements, included in BankGroup's annual report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Hanover Bank and subsidiary (prior to their restatement to reflect the 1996 poolings of interests with MainStreet BankGroup Incorporated) for the year ended December 31, 1994 included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration
Statement, and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     The financial statements of The First National Bank of Clifton Forge (prior to their restatement to reflect the 1996 poolings of interests with MainStreet BankGroup Incorporated) for the year ended December 31, 1994, have been incorporated by reference in this Proxy Statement/Prospectus in reliance upon the report of Persinger & Company, L.L.C., independent auditors, incorporated herein by reference from the BankGroup's 1996 Annual Report on Form 10-K given the authority of said firm as experts in accounting and auditing.

     The financial statements of Commerce Bank as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Proxy Statement/Prospectus have been so included in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

                             LEGAL OPINIONS

     The legality of BankGroup Common Stock to be issued in the Share Exchange will be passed on for BankGroup by Flippin, Densmore, Morse, Rutherford & Jessee, Roanoke, Virginia.

     Certain legal matters will be passed on for Bank by McNamee, Hosea, Jernigan & Kim, P.A., Greenbelt, Maryland.

     A condition to consummation of the Share Exchange is the delivery to BankGroup and Bank by Flippin, Densmore, Morse, Rutherford & Jessee of an opinion concerning certain federal income tax consequences of the Transaction. See "The Transaction -- Certain Federal Income Tax
Consequences."

                              OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Bank Board does not know of any other matters to be presented for action at the Bank Shareholder Meeting other than procedural matters incident to the conduct of the meeting. If any other matters not now known are properly brought before the Bank Shareholder Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with his or her judgment.

                                    By Order of the Board of Directors,


                                    -------------------------------------
                                    Corporate Secretary

                                INDEX TO
             COMMERCE BANK CORPORATION FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

              AND THE THREE MONTHS AND SIX MONTHS ENDED
                  JUNE 30, 1997 AND JUNE 30, 1996

                                                                Page No.

Interim Financial Statements
-----------------------------

Balance Sheets at June 30, 1997 (Unaudited) and December
   31, 1996

Statements of Income for the Three Months and Six Months
   Ended June 30, 1997 and June 30, 1996 (Unaudited)

Statements of Cash Flow for the Six Months Ended June
   30, 1997 and June 30, 1996 (Unaudited)

Annual Financial Statements
---------------------------

Report of Independent Accountants

Balance Sheets at December 31, 1996 and 1995

Statements of Income for the Years Ended December 31,
   1996, 1995 and 1994

Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1996, 1995 and 1994

Statements of Cash Flows for the Years Ended December 31,
   1996, 1995 and 1994

Notes to Financial Statements

                        COMMERCE BANK CORPORATION
                        BALANCE SHEETS (IN 000'S)
                                (unaudited)
                                                JUNE 30    DECEMBER 31
                                                 1997         1996
                                                 -----        -----
ASSETS
Cash and Due From Banks                      $   8,618    $   6,054
Federal Funds Sold                              11,300        6,100
Securities Available for Sale (Amortized         2,126        4,113
  Cost of $2,130 in 1997 and $4,120 in 1996)
Securities Held to Maturity (Approximate
  Market Values of $7,813 in 1997 and $7,391
  in 1996)
     Taxable                                     7,823        7,403

Loans, Net of Unearned Income                   44,628       45,612
  Less:  Allowance for Loan Losses                (700)        (708)
                                             ---------    ---------
     Loans, Net                                 43,928       44,904

Bank Premises and Equipment, Net                   171          208
Other Assets                                       554          508
                                             ---------    ---------
          TOTAL ASSETS                       $  74,520    $  69,290
                                             =========    =========

LIABILITIES
Deposits:
     Demand Deposits (Noninterest-Bearing)   $  19,497    $  14,456
     Interest Checking Accounts                  7,992        7,285
     Savings Deposits                              923          782
     Money Market Investment Accounts           10,774       13,145
     Time Deposits
          Certificates of Deposit $100,000
            and Over                            13,216       10,657
          Other                                  6,289        7,847
                                             ---------    ---------
          Total Deposits                        58,691       54,172

Short - Term Debt                                9,381        9,295
Accrued Interest Payable                            69           64
Other Liabilities                                  327          166
                                             ---------    ---------
          TOTAL LIABILITIES                     68,468       63,697

SHAREHOLDERS' EQUITY
Convertible Preferred Stock, Par Value             310          310
 $10.00, Authorized 50,000 Shares; Issued and
  Outstanding 30,984 in June, 1997 and 30,984
  in December, 1996
Common Stock, Par Value $10.00, Authorized       1,922        1,922
  450,000 Shares; Issued and Outstanding
  192,216 Shares in June, 1997 and 192,216 in
  December, 1996
Capital in Excess of Par                         2,294        2,294
Retained Earnings                                1,529        1,071
Unrealized Gains (Losses) on Securities, Net        (3)          (4)
                                             ---------     --------
          TOTAL SHAREHOLDERS' EQUITY             6,052        5,593
                                             ---------     --------
          TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY               $  74,520     $ 69,290
                                             =========     ========


                       COMMERCE BANK CORPORATION
                         STATEMENTS OF INCOME
            (In 000's Except Share and Per Share Data)
                             (unaudited)

                                      Three Months Ended     Six Months Ended
                                      ------------------     ----------------
                                      June 30    June 30    June 30    June 30
                                       1997       1996       1997       1996
                                       ----       ----       ----       ----

INTEREST INCOME
Interest and Fees on Loans Taxable    $  1,021   $    993   $  2,024   $  1,966
Interest and Dividends on Securities
  Available for Sale                        37         55         84        114
Interest and Dividends on Securities
  Held to Maturity                         101         91        189        156
Other Interest Income                       73         82        141        182
                                      --------   --------   --------   --------
     Total Interest Income               1,232      1,221      2,438      2,418

INTEREST EXPENSE
Deposits                                   421        416        828        870
Short-Term Debt                             43         66         96        118
                                      --------   --------   --------   --------
     Total Interest Expense                464        482        924        988

Net Interest Income                        768        739      1,514      1,430
Provision for Loan Losses                   30         63         30        138
                                      --------   --------   --------   --------
     Net Interest Income After
       provision for Loan Losses           738        676      1,484      1,292

NONINTEREST INCOME
Service Charges, Fees and Other            184        142        347        281
Securities Gains (Losses), Net               0          0          0          0
                                      --------   --------   --------   --------
     Total Noninterest Income              184        142        347        281

NONINTEREST EXPENSE
Salaries                                   223        190        448        394
Employee Benefits                           68         57        142        113
Net Occupancy Expense                       70         68        141        134
Equipment                                   16         22         32         47
FDIC Assessment                              3          2          6          4
Stationery and Supplies                      9         13         21         23
Advertising                                  1          2          2          4
Other                                      154        100        255        191
                                      --------   --------   --------   --------
     Total Noninterest Expense             544        454      1,047        910
                                      --------   --------   --------   --------
Income Before Income Taxes                 378        364        784        663
Income Tax Expense                         163        146        326        265
                                      --------   --------   --------   --------
NET INCOME                            $    215   $    218   $    458   $    398
                                      ========   ========   ========   ========

PER SHARE DATA
Net Income Per Share:
Primary                               $   1.01   $   1.07   $   2.18   $   1.97
                                      ========   ========   ========   ========
Fully Diluted                         $   1.01   $   1.07   $   2.16   $   1.96
                                      ========   ========   ========   ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
Primary                                211,512    203,312    210,330    201,762
                                      ========   ========   ========   ========
Fully Diluted                          211,512    203,312    211,512    203,312
                                      ========   ========   ========   ========


                        COMMERCE BANK CORPORATION
                         STATEMENTS OF CASH FLOW
           for Six Months Ended June 30, 1997 and June 30, 1996
                         (In 000's) (unaudited)

                                         Six Months Ended   Six Months Ended
                                           June 30, 1997      June 30, 1996
                                         ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                    $   458             $   398
Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
     Provision for Loan Losses                     30                 138
     Depreciation and Amortization                 37                  53
     Accretion of Securities Discounts           (269)               (235)
     Provision for Deferred Income Taxes          (27)                  3
     Changes in Other Assets and Other
       Liabilities:
          Other Assets                            (22)                 15
          Accrued Interest                          5                 (10)
          Other Liabilities                       161                (307)
                                              -------             -------

Net Cash Provided by Operating Activities         373                  55

CASH FLOWS FROM INVESTING ACTIVITIES:

Net (Increase) Decrease in Federal Funds Sold  (5,200)              3,800
Purchases of Securities Available for Sale     (2,929)             (1,967)
Purchases of Securities Held to Maturity       (6,731)             (3,338)
Proceeds from Calls and Maturities of
  Securities Available for Sale                 5,000               3,000
Proceeds from Calls and Maturities of
  Securities Held to Maturity                   6,500               1,500
Net (Increase) Decrease in Loans                  946              (2,117)
Purchases of Bank Premises and Equipment            -                 (30)
                                              -------             -------

Net Cash Provided by (Used in) Investing
  Activities                                   (2,414)                848

CASH FLOWS FROM FINANCING ACTIVITIES:

Net Increase (Decrease) in Deposits             4,519              (2,922)
Net Increase in Short-Term Debt                    86               1,552
                                              -------             -------

Net Cash Provided by (Used in) Financing
  Activities                                    4,605              (1,370)
                                              -------             -------

Net Increase (Decrease) in Cash and Due
  From Banks                                    2,564                (467)
Cash and Due From Banks at Beginning of Year    6,054               4,382
                                              -------             -------
Cash and Due From Banks at End of Year        $ 8,618             $ 3,915
                                              =======             =======


The financial statements of Commerce Bank Corporation conform to generally accepted accounting principles and to general banking industry practices. The interim period financial statements are unaudited; however, in the opinion of management, all adjustments of a normal and recurring nature which are necessary for a fair presentation of the financial statements herein have been included. The financial statements herein should be read in conjunction with the notes to the financial statements included in the corporation's 1996 Financial Statements, included herein. The results of the interim period are not necessarily indicative of year-end results.

                   REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors
Commerce Bank Corporation

     We have audited the accompanying balance sheets of Commerce
Bank Corporation (the Bank) as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commerce Bank Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                  COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
February 28, 1997, except
with respect to Notes 15 and 16,
for which the date is July 3, 1997.

                        COMMERCE BANK CORPORATION
                              BALANCE SHEETS
                        December 31, 1996 and 1995

ASSETS                                          1996            1995
                                                ----            ----
Cash and due from banks                     $ 6,053,647     $ 4,381,875
Federal funds sold                            6,100,000      10,000,000

Investment securities available for sale      4,113,000       4,533,950
Investment securities held to maturity        7,402,991       4,870,840
                                            -----------     -----------
          Total Investment Securities        11,515,991       9,404,790

Loans                                        45,590,999      40,767,424
Less: Allowance for possible loan losses       (707,659)       (569,046)
      Unearned income                            21,195           7,189
                                            -----------     -----------
          Loans, Net                         44,904,535      40,205,567

Accrued interest                                218,126         248,282
Bank premises and equipment, net                207,989         272,130
Deferred income taxes                           207,459         134,469
Other assets                                     81,998          81,238
                                            -----------     -----------
          TOTAL ASSETS                      $69,289,745     $64,728,351
                                            ===========     ===========

LIABILITIES
Deposits:
        Interest bearing - Demand           $ 7,285,080     $ 8,779,539
        Non-interest bearing - Demand        14,456,226      13,281,447
        Savings                              13,927,219       7,871,636
        Certificates                         18,503,957      23,267,107
                                            -----------     -----------
           TOTAL DEPOSITS                    54,172,482      53,199,729

Short-term borrowings                           520,153         486,407
Repurchase agreements                         8,775,127       5,506,900
Accrued expenses and other liabilities          229,376         560,081
                                            -----------     -----------
          TOTAL LIABILITIES                  63,697,138      59,753,117
                                            -----------     -----------

Commitments (Notes 5 and 12)

STOCKHOLDERS' EQUITY
Convertible preferred stock, (liquidation
  preference of $650,664), Par Value $10,
  Authorized 50,000 shares, Issued and
  outstanding 30,984 shares in 1996
  and 1995                                      309,840         309,840
Common stock, Par Value $10, Authorized
  450,000 shares, Issued and outstanding
  192,216 shares in 1996 and 1995             1,922,160       1,922,160
Paid-in capital in excess of par value        2,294,220       2,294,220
Retained earnings                             1,070,750         455,795
Net unrealized loss on available for
  sale securities                                (4,363)         (6,781)
                                            -----------     -----------
     TOTAL STOCKHOLDERS' EQUITY               5,592,607       4,975,234
                                            -----------     -----------
     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY                               $69,289,745     $64,728,351
                                            ===========     ===========


              The accompanying notes are an integral part
                    of these financial statements.

                         COMMERCE BANK CORPORATION
                           STATEMENTS OF INCOME
           for the years ended December 31, 1996, 1995 and 1994


                                       1996          1995         1994
                                       ----          ----         ----
Interest income:
     Interest on loans              $3,968,106    $3,763,826   $2,988,545
     Interest on investment
       securities                      569,009       330,240      225,882
     Interest on federal funds sold    362,017       151,005       65,210
                                    ----------    ----------   ----------
          Total Interest Income      4,899,132     4,245,071    3,279,637
                                    ----------    ----------   ----------
Interest expense:
     Deposits                        1,674,317     1,445,429      995,593
     Short-term borrowings             246,039       201,764      117,830
                                    ----------    ----------   ----------
          Total Interest Expense     1,920,356     1,647,193    1,113,423
                                    ----------    ----------   ----------

Net interest income                  2,978,776     2,597,878    2,166,214
Provision for loan losses              175,000       306,000      385,000
                                    ----------    ----------   ----------

Net interest income after
     provision  for loan losses      2,803,776     2,291,878    1,781,214
                                    ----------    ----------   ----------

Non-interest income:
     Fees charged for services         431,845       413,712      329,843
     Other                             157,529       129,409      133,166
                                    ----------    ----------   ----------
          Total Non-interest Income    589,374       543,121      463,009
                                    ----------    ----------   ----------

Non-interest expenses:
     Salaries and employee benefits  1,098,786       954,284      726,870
     Occupancy                         254,695       238,756      171,052
     Furniture and equipment           107,085       121,525      103,609
     FDIC and state assessments          8,098        48,130       82,781
     Legal fees                         20,422        38,910       48,073
     Audit fees                         54,086        31,580       28,805
     Directors fees                     53,600        47,700       23,025
     Correspondent service charges      10,828         1,063       31,504
     Processing fees                    39,923        45,365       30,666
     Other                             258,831       301,332      248,574
                                    ----------    ----------   ----------
          Total Non-interest
            Expenses                 1,906,354     1,828,645    1,494,959
                                    ----------    ----------   ----------
Income Before Income Taxes           1,486,796     1,006,354      749,264
Income Tax Expense                     566,506       368,517      314,000
                                    ----------    ----------   ----------
Net Income                          $  920,290    $  637,837   $  435,264
                                    ==========    ==========   ==========

Per Share Data:
Net Income Per Share:
     Primary                        $     4.51    $     3.26   $     2.27
                                    ==========    ==========   ==========
     Fully Diluted                  $     4.47    $     3.24   $     2.27
                                    ==========    ==========   ==========

Weighted Average Shares Outstanding:
     Primary                           204,125       196,311      192,216
                                    ==========    ==========   ==========
     Fully Diluted                     206,206       197,307      192,216
                                    ==========    ==========   ==========

                The accompanying notes are an integral part
                       of these financial statements.

                    COMMERCE BANK CORPORATION
          STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY for the years ended December 31, 1996, 1995 and 1994

                         Convertible
                        Preferred Stock      Common Stock       Paid-in     Retained      Unrealized
                       ----------------  -------------------  in excess of  Earnings       loss on
                       Shares   Amount    Shares     Amount    par value   (Deficit)   Securities, Net    Total
                       ------  --------  -------  ----------   ----------  ----------  --------------- ----------
Balance at
December 31, 1993      30,984  $309,840  192,216  $1,922,160   $2,294,220   $ (360,026)    $   -       $4,166,194
Net income                                                                     435,264                    435,264
                       ------  --------  -------  ----------   ----------    ---------     --------    ----------
Balance at
December 31, 1994      30,984   309,840  192,216   1,922,160    2,294,220       75,238         -        4,601,458
Net income                                                                     637,837                    637,837
Dividends paid ($1.00
per common share and
$2.10 per convertible
preferred share)                                                              (257,280)                  (257,280)
Net unrealized loss on
available for sale
securities                                                                                   (6,781)       (6,781)
                       ------  --------  -------  ----------   ----------    ---------     --------    ----------
Balance at
December 31, 1995      30,984   309,840  192,216   1,922,160    2,294,220      455,795       (6,781)    4,975,234

Net income                                                                     920,290                    920,290
Dividends paid
($1.25 per common
share and $2.10
per convertible
preferred share)                                                              (305,335)                  (305,335)
Net unrealized
gain on available
for sale
securities                                                                                    2,418         2,418
                       ------  --------  -------  ----------   ----------   ----------     --------    ----------
Balance at
December 31, 1996      30,984  $309,840  192,216  $1,922,160   $2,294,220   $1,070,750     $ (4,363)   $5,592,607
                       ======  ========  =======  ==========   ==========   ==========     ========    ==========

                   The accompanying notes are an integral part
                        of these financial statements.

                      COMMERCE BANK CORPORATION
                      STATEMENTS OF CASH FLOWS
       for the years ended December 31, 1996, 1995 and 1994

                                          1996          1995         1994
                                          ----          ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                             $  920,290    $  637,837  $   435,264
Adjustments to Reconcile Net Income
  to Net Cash Provided by Operating
  Activities:
     Provision for Loan Losses            175,000       306,000      385,000
     Depreciation and Amortization         99,171        97,490       73,286
     Accretion of Securities Discounts   (523,859)     (220,704)     (36,363)
     Provision for Deferred Income
       Taxes                              (73,013)      (60,203)     170,000
     Changes in Other Assets and Other
       Liabilities:
          Other Assets                     29,396        (6,296)     (28,889)
          Accrued Interest                (12,433)       30,168       10,329
          Other Liabilities              (318,272)      246,201       34,309
                                       ----------    ----------   ----------

Net Cash Provided by Operating
  Activities                              296,280     1,030,493    1,042,936
                                       ----------    ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Increase in Federal Funds Sold      3,900,000   (10,000,000)           -
Purchases of Securities Available for
  Sale                                 (5,898,828)   (7,296,480)     (19,850)
Purchases of Securities Held to
  Maturity                             (8,186,073)   (3,847,216)  (5,854,660)
Proceeds from Calls and Maturities
  of Securities Available for Sale      6,000,000     3,000,000            -
Proceeds from Calls and Maturities
  of Securities Held to Maturity        6,500,000     5,000,000    5,449,524
Net Increase in Loans                  (4,873,968)   (3,114,906) (10,676,163)
Purchases of Bank Premises and
  Equipment                               (35,030)      (70,119)    (148,459)
                                       ----------    ----------   ----------

Net Cash Used in Investing Activities  (2,593,899)  (16,328,721) (11,249,608)
                                       ----------    ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net Increase in Deposits                  972,753    16,062,212    2,499,444
Net Increase in Short-Term Debt         3,301,973       231,919    1,004,855
Cash Dividends                           (305,335)     (257,280)           -
                                       ----------    ----------   ----------

Net Cash Provided by Financing
  Activities                            3,969,391    16,036,851	   3,504,299
                                       ----------    ----------   ----------
Net Increase (Decrease) in Cash and
  Due from Banks                        1,671,772       738,623   (6,702,373)
Cash and Due from Banks at Beginning
  of Year                               4,381,875     3,643,252   10,345,625
                                       ----------    ----------   ----------

Cash and Due from Banks at End of
  Year                                 $6,053,647    $4,381,875   $3,643,252
                                       ==========    ==========   ==========


                 The accompanying notes are an integral part
                      of these financial statements.

                   COMMERCE BANK CORPORATION
                 NOTES TO FINANCIAL STATEMENTS

1.     Summary of Significant Accounting Policies:

Nature of Operations:

     Commerce Bank Corporation ("Commerce", "The Corporation" or "The Bank") operates from three locations in the Washington, D.C., metropolitan area. Commerce's primary source of revenue is derived from loans to customers.

Basis of Presentation:

     The accounting and reporting policies of Commerce are in accordance with generally accepted accounting principles and conform to prevailing practices within the commercial banking industry.

Management Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities:

     The Bank divides the investment portfolio among three categories: securities held-to-maturity, securities available for sale and trading account securities. Debt securities that the Bank has the positive intent and ability to hold to maturity are reported at amortized cost. Securities available for sale are so designated for liquidity purposes and are reported at fair value with unrealized gains and losses shown as a separate component of stockholders' equity, net of the related tax effect. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings. The cost of securities sold is determined by the specific identification method. The Bank did not hold any securities classified as trading securities as of December 31, 1996 or 1995.

                       COMMERCE BANK CORPORATION
               NOTES TO FINANCIAL STATEMENTS, continued

Gains and losses on securities are realized in the period in which incurred. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities.

Loans and Allowance for Possible Loan Losses

Loans are stated at the principal amount outstanding. Interest income is accrued at the contractual rate on the principal amount outstanding. When scheduled principal or interest payments are past due 90 days or more on any loan, the accrual of interest income is discontinued. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current.

Loan origination fees, net of origination costs, are deferred and recognized as an adjustment to interest income over the life of the related loan.

The Corporation adopted the provisions of Statements of Financial Accounting Standards No. 114/118 "Accounting by Creditors for
Impairment of a Loan" ("SFAS No. 114/118") on January 1, 1995.
Under SFAS No. 114/118, a loan is considered impaired, based on current information and events, if it is possible that Commerce will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral dependent loans are measured for impairment based on the fair value of the collateral. Interest income on impaired loans is recognized on a cash basis. Impaired loans exclude smaller-balance homogenous loans such as residential mortgage and consumer installment loans which are collectively evaluated for impairment.

The Bank maintains an allowance for loan losses at an amount which, in management's judgment, should be adequate to absorb losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrowers' ability to pay, overall portfolio quality and review of specific problem loans.

The allowance for credit losses is established through charges to earnings in the form of a provision for credit losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are

                     COMMERCE BANK CORPORATION
             NOTES TO FINANCIAL STATEMENTS, continued

included in the provision for credit losses. Loans continued to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

Bank Premises and Equipment:

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related property. Expenditures for maintenance, repairs and minor replacements are charged to operating expenses as incurred. Expenditures for improvements which extend the life of an asset are capitalized and depreciated over the asset's remaining useful life.

Cash and Cash Equivalents:

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

Income Taxes:

Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates.

Reclassifications:

Certain reclassifications have been made to the 1995 amounts to conform with 1996 presentation.

Short Term Borrowings:

The Banks Federal Funds limit in 1996 and 1995 was $2,400,000.

Earnings Per Share

Net income per share is calculated on the basis of the weighted average number of common and common equivalent shares outstanding for each of the three years in the period ended December 31, 1996. Convertible preferred stock is considered a common stock equivalent in the earnings

                    COMMERCE BANK CORPORATION
           NOTES TO FINANCIAL STATEMENTS, continued

per share calculation. Conversion of the stock purchase warrants in 1994 would have been anti-dilutive; therefore, such conversion was not considered in the calculation for 1994.

Supplemental Cash Flow Information

Total interest paid in cash was $1,932,788, $1,617,025 and $1,103,094 for the years ended December 31, 1996, 1995 and 1994, respectively. Cash paid for income taxes was $968,337, $428,720 and $144,000 for the years ended
December 31, 1996, 1995 and 1994, respectively.

New Accounting Pronouncements

SFAS No. 128 "Earnings per share" was issued in February 1997 and establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. The Statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of the Statement would have changed earnings per share to basic earnings per share of $4.79 and diluted earnings per share of $4.51 for the year ended December 31, 1996.

SFAS No. 125 "Accounting for Transfers and Servicing of
Financial Assets and Extinguishments of Liabilities" was issued in June 1996. The standard had no significant impact on the earnings or the financial condition of the Corporation.

2.      Restrictions on Cash:

The Federal Reserve requires banks to maintain cash reserves based principally on the amount of deposit liabilities. At December 31, 1996 and 1995, the required reserve balance was $345,000 and $270,000, respectively.

                     COMMERCE BANK CORPORATION
              NOTES TO FINANCIAL STATEMENTS, continued

3.     Investment Securities:

The cost and market values of investment securities at December 31 are as follows:

1996
----
                                         Gross        Gross
                                       Unrealized   Unrealized      Market
                            Cost         Gains        Losses        Value
                            ----       ----------   ----------      -----
Held to maturity:
     U.S. Treasury      $ 7,402,991    $       -     $(12,241)   $ 7,390,750

Available for sale:
     U.S. Treasury        3,984,308            -       (7,108)     3,977,200
     Federal Reserve
       Bank Stock           135,800            -            -        135,800
                        -----------    ---------     --------    -----------
Total available
  for sale                4,120,108            -       (7,108)     4,113,000
                        -----------    ---------     --------    -----------

Total investments       $11,523,099    $       -     $(19,349)   $11,503,750
                        ===========    =========     =========   ===========

1995
----

                                          Gross        Gross
                                        Unrealized   Unrealized     Market
                            Cost          Gains        Losses       Value
                            ----        ----------   ----------     -----
Held to maturity:
     U.S. Treasury      $ 4,870,840     $       -     $ (5,202)  $ 4,865,638

Available for sale:
     U.S. Treasury        4,409,197             -      (11,047)    4,398,150
     Federal Reserve
       stock                135,800             -                    135,800
                        -----------     ---------     --------   -----------
Total available
  for sa1e                4,544,997             -      (11,047)    4,533,950
                        -----------     ---------     --------   -----------

Total investments       $ 9,415,837     $       -     $(16,249)  $ 9,399,588
                        ===========     =========     ========   ===========

All U.S. Treasury securities held at December 31, 1996 mature within one year. There were no sales of investment securities during 1996, 1995 and 1994.

At December 31, 1996 and 1995, U.S. Treasury securities with a book value of $11,387,299 and $9,280,037, respectively, were pledged as collateral for repurchase agreements (see Note 7) and certain deposits as required or permitted by law.

                      COMMERCE BANK CORPORATION
              NOTES TO FINANCIAL STATEMENTS, continued

4.	Loans and Allowance for Possible Loan Losses:

Loans, net of participations, at December 31, are as follows:

                                         1996             1995
                                         ----             ----
     Real estate                     $19,367,200      $17,082,563
     Commercial                        9,757,732        7,263,387
     Lines of credit                   9,579,222        9,467,827
     Consumer                          6,886,845        6,934,645
     Credit cards                              -           19,002
                                     -----------      -----------
                                     $45,590,999      $40,767,424
                                     ===========      ===========

Changes in the allowance for possible loan losses were as follows:

                                       1996          1995          1994
                                       ----          ----          ----
     Balance, beginning of year     $ 569,046     $ 386,861     $ 293,721
     Provision for loan losses        175,000       306,000       385,000
     Loans charged off (net of
       recovery)                      (36,387)     (123,815)     (291,860)
                                    ---------     ---------     ---------
     Balance, end of year           $ 707,659     $ 569,046     $ 386,861
                                    =========     =========     =========

At December 31, 1996 and 1995, impaired loans totaled $926,583 and $243,000, respectively, with a corresponding valuation allowance of $301,615 and $24,300, respectively. For the years ended December 31, 1996 and 1995, the average recorded investment in impaired loans was approximately $687,396 and $305,000, respectively. Had all of these loans performed in accordance with their original terms, interest income of approximately $85,107 and $30,810 would have been recorded during 1996 and 1995, respectively. Commerce recognized $64,127 and $24,470 in interest on impaired loans during the years 1996 and 1995, respectively.

The above loan portfolio includes three non-accrual loans of approximately $218,740 at December 31, 1996 and one loan of approximately $107,000 at December 31, 1995.

In the normal course of banking business loans are made to officers and directors of the Bank as well as to companies and individuals affiliated with those officers and directors. At December 31, 1996 and 1995, loans to officers and directors of the Bank, including loans to their related interests, totaled $868,555 and $1,039,205, respectively. No new loans or existing lines of credit were generated to officers and directors and their related interests during 1996. New loans or increases of existing lines of credit totaled $204,403 during 1995. Repayments of such loans amounted to $170,650 and $118,868 during 1996 and 1995, respectively.

                      COMMERCE BANK CORPORATION
             NOTES TO FINANCIAL STATEMENTS, continued

5.     Bank Premises and Equipment:

Bank premises and equipment at December 31 consist of the following:

                                          1996           1995
                                          ----           ----
     Leasehold improvements             $270,212       $270,212
     Furniture and equipment             479,123        457,685
                                        --------       --------
                                         749,335        727,897
     Less:  accumulated depreciation
            and amortization            (541,346)      (455,767)
                                        --------       --------
     Bank premises and equipment, net   $207,989       $272,130
                                        ========       ========


The Bank occupies its headquarters and banking branches under operating leases. These leases contain escalation clauses providing for annual increases in rental payments. The principal lease agreement contains a renewal option for two additional five-year terms. The minimum annual lease commitments at December 31, 1996 are as follows:

                              Equipment       Facilities       Total
                              ---------       ----------       -----
     1997                     $  9,296         $216,215      $225,511
     1998                       10,152          230,307       240,459
     1999                       10,152          138,384       148,536
     2000                        1,864            1,380         3,244
     2001                            -                -             -
                              --------         --------      --------
     Total                    $ 31,464         $586,286      $617,750
                              ========         ========      ========

Facility expenses approximated $221,313, $206,338 and $147,469, respectively, for the years ended December 31, 1996, 1995 and 1994.

Equipment rental expenses approximated $6,598, $6,686 and $26,781 for the years ended December 31, 1996, 1995 and 1994, respectively.

6.     Deposits:

Included in deposits are certificates of deposit issued in denominations of $100,000 or more. At December 31, the maturities of such certificates are as follows:

                                           1996             1995
                                           ----             ----
     Three months or less               $2,939,000       $6,119,000
     Three through twelve months         3,402,000        3,186,000
     Over one year through five years    4,316,000        5,360,000

                         COMMERCE BANK CORPORATION
                NOTES TO FINANCIAL STATEMENTS, continued

7.     Short-Term Borrowings:

Short-term borrowings at December 31, consist of the following:

                                        1996             1995
                                        ----             ----
     Repurchase agreements           $8,775,127       $5,506,900
     U.S. Treasury demand note          520,153          486,407
                                     ----------       ----------
                                     $9,295,280       $5,993,307
                                     ==========       ==========

The repurchase agreements consist of demand "Commerce Bank Repurchase Loans" which do not exceed ninety days from agreement date. At December 31, 1996, the outstanding balances represented overnight borrowing transactions. The Bank pays interest on these agreements at its daily fund rate (2.75% and 3.75% at December 31, 1996 and 1995, respectively). The average rates on these repurchase agreements for 1996 and 1995 were 2.86% and 3.05%, respectively.

8.	Convertible Preferred Stock:

Each share of the non-voting convertible preferred stock has a noncumulative dividend preference of $2.10 per share. Subject to federal and state regulatory approval, the preferred stock may be converted into common stock on a one-for-one basis. The Bank has reserved 30,984 shares of common stock for this purpose. The preferred stock is redeemable by the Bank under certain circumstances. The redemption price shall equal the greater of: the purchase price of the preferred stock plus interest accrued at the federal funds rate, fair market value as determined by an independent appraisal or two times the book value. In the event of a sale of all or substantially all of the Corporation's common stock, the acquirer must also purchase all of the preferred stock for the same price paid to holders of common stock. A related party holds 100% of the preferred shares of stock outstanding. If converted, the related entity would hold 18.18% of the outstanding common shares of the corporation.

9.     Stock Purchase Warrants:

The Bank issued to its founding investors warrants to acquire shares of common and convertible preferred stock for $21 per share during a ten-year period expiring September 1999. Based on their initial investments, founding investors were issued warrants to acquire 73,000 shares of common stock and 13,400 shares of convertible preferred stock.

                         COMMERCE BANK CORPORATION
                 NOTES TO FINANCIAL STATEMENTS, continued

10.	Related Party Transactions:

A related entity provides data processing services to the Corporation. Fees paid to this related entity for data processing services amounted to $39,923, $45,365 and $30,666 in 1996, 1995 and 1994, respectively.

11.	Income Taxes:

The income tax provision for the years ended December 31 is summarized as follows:

                                 1996          1995          1994
                                 ----          ----          ----
Current:
     Federal                   $536,449      $342,602      $127,000
     State                      104,568        86,118        17,000
                               --------      --------      --------
                                641,017       428,720       144,000
                               --------      --------      --------
Deferred:
     Federal                    (61,881)      (44,182)      150,000
     State                      (12,630)      (16,021)       20,000
                               --------      --------      --------
                                (74,511)      (60,203)     $170,000
                               --------      --------      --------
          Provision for income
            taxes              $566,506      $368,517      $314,000
                               ========      ========      ========

The difference between the statutory tax rate and the effective tax rate of the Company is principally the result of the state income taxes net of the federal benefit.

The components of the net deferred tax asset recognized in 1996 and 1995 are as follows:

                                        1996             1995
                                        ----             ----
Net Deferred Tax Assets:
     Loan Loss Reserve               $ 184,548        $ 129,647
     Depreciation                       21,957           15,248
     Other, nET                            954          (10,426)
                                     ---------        ---------
                                     $ 207,459        $ 134,469
                                     =========        =========

At December 31, 1996, and 1995, no valuation allowance was required with respect to deferred tax assets.

Net deferred income tax assets primarily arise from temporary differences generated from the reserve for loan losses and other accrued liabilities.

                        COMMERCE BANK CORPORATION
                NOTES TO FINANCIAL STATEMENTS, continued

12.     Credit Risk:

Various commitments to extend credit (lines of credit) are made in the normal course of banking business. Letters of credit are also issued for the benefit of customers. These commitments involve, to varying degrees, elements of credit and market risk which may exceed any amount recognized in the financial statements. In making such commitments, the Corporation uses the same underwriting policies as it uses for loans outstanding.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
Commitments to extend credit at December 31, 1996 and 1995 totaled $9,108,000 and $10,433,000, respectively.

Conditional commitments are issued by the Bank in the form of stand-by letters of credit which guarantee the performance of a customer to a third-party. At December 31, 1996 and 1995, commitments under outstanding stand-by letters of credit aggregated $598,340 and $1,007,507, respectively. Of these balances, $97,026 and $814,191 of the outstanding balances are collateralized. The remaining letters of credit are uncollateralized.

A significant portion of the Bank's loan customers are located within the State of Maryland, primarily in the College Park area.

At December 31, 1996 and 1995, cash and due from banks includes
$622,091 and $493,163, respectively, on deposit with a single depository institution insured up to the federal guidelines set for depository financial institutions.

13.     Regulatory Matters:

The Bank is subject to various capital adequacy guidelines imposed by federal and state regulatory agencies. Under these guidelines, the Bank must meet specific capital adequacy requirements which are quantitative measures of the Bank's assets, liabilities and certain off balance sheet items calculated under regulatory accounting practices. Additionally, the Bank's capital amounts and classifications are subject to qualitative judgments by these agencies about components, risk weightings and other factors. The quantitative measures established by regulation to ensure capital adequacy require the

                        COMMERCE BANK CORPORATION
                 NOTES TO FINANCIAL STATEMENTS, continued

Bank to maintain amounts and ratios of total and tier I capital to risk-weighted assets and tier I capital to average assets, known as the leverage ratio. The Bank's tier I capital is equal to its common stock, surplus and retained earnings. Equity for regulatory purposes does not include market value adjustments for available for sale securities. The calculation of the Bank's total capital is equal to tier I capital plus the allowance for loan losses subject to certain limitations. Risk-weighted assets are determined by applying weighting to asset categories and certain off-balance sheet commitments based on the level of credit risk inherent in the assets. At December 31, 1996, the Bank exceeds all regulatory capital requirements.
The most recent notification from the Bank's primary regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that management believes have changed the Bank's category. If the Bank is unable to comply with the minimum capital requirements, it would result in regulatory actions which could have a material impact on the Bank.

The minimum regulatory guidelines for total capital and tier I capital to risk weighted assets are 8% and 4%, respectively. Guidelines for the leverage ratio require the ratio of tier I capital to average assets to be 100 to 200 basis points above a 3% minimum, depending on risk profiles and other factors. The table below presents the various components used to calculate the capital adequacy ratios.

                                            December 31
                                       -----------------------
                                       1996             1995
                                       ----             ----
Qualifying Capital
------------------
     Tier I Capital                    5,596           	4,982
     Total Capital                     6,159            5,488
     Risk-Weighted Assets             45,032           40,449

Ratios
     Leverage Capital                   8.08%            7.70%
     Tier I Capital                    12.43%           12.32%
     Total Capital                     13.68%           13.57%


14.     Thrift Plan:

Effective January 1, 1994, the Bank has a defined contribution retirement plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code. Bank employees are eligible to participate in the Plan after completion of one year of service and attainment of age twenty-one. The Plan allows all participants to contribute up to 15% of their compensation to the Plan up to statutory limits. The Bank may also make annual matching

                      COMMERCE BANK CORPORATION
               NOTES TO FINANCIAL STATEMENTS, continued

contributions to the Plan at the discretion of the Board of Directors of the Bank. Employees vest in the Bank's matching contributions at the rate of 20% for each year of service after the first year of service, with full vesting upon six years of service. The Bank contributed $25,619, $21,911 and $16,884 to the Plan for the years ended December 31, 1996, 1995 and 1994, respectively.

15.     Subsequent Event:

The Bank entered into an agreement on July 3, 1997 with MainStreet BankGroup Incorporated ("MSBC") whereby the Bank will become a wholly owned subsidiary of MSBC through an exchange of all the issued and outstanding shares of convertible preferred and common stock of the Bank and the outstanding Warrants for shares of common stock of MSBC. Upon shareholder and various regulatory approvals, the Bank will be merged into MSBC using the pooling-of-interest accounting method. The transaction is expected to be finalized in the fourth quarter of 1997.

16.     Fair Value of Financial Instruments

SFAS No. 126, "Exemption from Certain Required Disclosures about
Financial Instruments for Certain Nonpublic Entities", issued in
December, 1996 provided an option to entities meeting certain criteria to cease disclosures required under SFAS No. 107, "Disclosures about
Fair Value of Financial Instruments".  As of December 31, 1996,
Commerce Bank Corporation met these criteria. As of July 3, 1997, the necessary information as of December 31, 1996 is not practically available to estimate the fair value of all financial instruments; such as loans and deposits. The fair value of investments has been disclosed in Note 3.

                                ANNEX A






                AGREEMENT AND PLAN OF SHARE EXCHANGE


                                among


                 MAINTSTREET BANKGROUP INCORPORATED



                                 and



                             COMMERCE BANK



                              July 3, 1997




                                  A-

                            TABLE OF CONTENTS

                                Recitals

(A)   MSBC
(B)   CB
(C)   Rights, Etc.
(D)   This Transaction
(E)   Stock Option Agreement
(F)   Approvals
(G)   NASDAQ
(H)   Benefits of Plan

                          I.  The Share Exchange

(A)   The Share Exchange
(B)   Share Exchange Closing; Share Exchange Effective Date

                         II.  Share Exchange Rights

(A)   Outstanding MSBC Common Stock
(B)   Outstanding CB Common Stock
(C)   Stockholder Rights; Stock Transfers
(D)   Fractional Shares
(E)   Dissenting Shareholders

(F)   Exchange Procedures
(G)   Shares Held by CB or MSBC
(H)   Dividends

                   III.  Actions Pending The Share Exchange

(A)   CB Actions
      (1)   Stock Distributions
      (2)   Employment Contracts
      (3)   Employee Benefit Plans
      (4)   Asset Disposition
      (5)   Constituent Documents
      (6)   Material Transactions
      (7)   Actions Not in Ordinary Court
      (8)   Agreements

                    IV.  Representations and Warranties

(A)   Recitals
(B)   Capitalization
(C)   General Corporate Power and Ownership of Properties
(D)   Specific Corporate Authority
(E)   No Default

(F)   Financial Reports
(G)   Regulatory Reports
(H)   Material Events
(I)   Litigation
(J)   Material Contracts
(K)   Commissions
(L)   ERISA
(M)   Regulatory Approvals
(N)   Subsidiaries
(O)   Collective Bargaining Contracts
(P)   Classified Assets
(Q)   Affiliates
(R)   Insurance Policies
(S)   MSBC Stock
(T)   Takeover Laws
(U)   Approval of This Transaction
(V)   Environmental Laws
(W)   Taxes
(X)   Legal Compliance
(Y)   Certain Interests
(Z)   Licenses

(AA)  Liabilities
(BB)  Pooling of Interests
(CC)  Ten Percent Shareholders
(DD)  Option Shares
(EE)  Dissenters Rights
(FF)  Articles and Bylaws

                               V.  Covenants

(A)   Best Efforts to Complete Share Exchange
(B)   CB Proxy Statement
(C)   Registration Statement Contents
(D)   Effectiveness of Registration Statement
(E)   Public Announcements
(F)   Review of Information
(G)   No Solicitation
(H)   Filing of Registration Statement
(I)   Blue Sky
(J)   Affiliates
(K)   CB Policies and Practices
(L)   State Takeover Laws
(M)   CB Special Shareholder Rights

(N)   CB Shareholder Approval Rights
(O)   Best Efforts for Share Exchange
(P)   Governmental Applications
(Q)   Environmental Tests

                    VI.  Conditions to Share Exchange

(A)   Shareholder Approval
(B)   Specific Regulatory Approval
(C)   General Governmental Approval
(D)   No Countervening Orders
(E)   Accountants' Reports as to MSBC
(F)   Accountants' Reports as to CB
(G)   MSBC Legal Opinion
(H)   CB Legal Opinion
(I)   MSBC Representations and Warranties
(J)   CB Representations and Warranties
(K)   Registration Statement Effectiveness
(L)   Blue Sky Approvals
(M)   Tax Free Reorganization Opinion
(N)   Listing of MSBC Common Stock
(O)   Pooling Letter

(P)   Affiliate Letters
(Q)   CB Fairness Opinion
(R)   Redemption of CB Preferred Stock and Redemption of
        CB Warrants

VII.  Termination

(A)   Mutual Consent
(B)   On Breach
(C)   Failure to Consummate on Time
(D)   Failure to Obtain Certain Approvals
(E)   Possible Adjustment in the Exchange Rate and Warrant
        Redemption Ratio
(F)   Failure to Redeem CB Preferred Stock and CB Warrants

                           VIII.  Other Matters

(A)   Survival
(B)   Waiver, Amendment
(C)   Counterparts
(D)   Governing Law
(E)   Fees and Expenses
(F)   Confidentiality
(G)   Notices

(H)   Definitions
(I)   Entire Understanding
(J)   Benefit Plans
(K)   Indemnification

                               Exhibits

A.   Articles of Share Exchange
     annex 1 - Plan of Share Exchange

B.   CB Affiliates' Letter

C.   Opinion of MSBC Counsel

D.   Opinion of CB Counsel


                            DEFINITION INDEX

Defined Term                                        Location
Average MSBC Share Price                               II(B)
Average MSBC Determination Price                      IV(CC)
Blue Sky Laws                                           V(F)
CB                                                    Page 1
CB Asset Classification                                IV(P)
CB Common Stock                                    Recital B
CB Common Stock Warrants                           Recital B
CB Delinquent Loan List                                IV(P)
CB Preferred Stock                                 Recital B
CB Preferred Stock Warrants                        Recital B
CB Warrants                                        Recital B
Code                                                   IV(L)
Determination Date                                    VII(F)
Employees                                              IV(L)
Environmental Law                                      IV(V)
ERISA                                                  IV(L)
ERISA Affiliate                                        IV(L)
ERISA Plans                                            IV(L)
Exchange Act                                       Recital B
Exchange Ratio                                         II(B)
Exchange Rights                                        II(B)
Excluded Shares                                        II(B)
FDIC                                               Recital B
Federal Securities Laws                                IV(Q)
Financial Reports                                      IV(F)
First Percentage                                      VII(F)
First Remainder                                       VII(F)
FRB                                                Recital B
FRB Acquisition Approval                                V(P)
FRB Holding Company Approval                            V(P)
Hazardous Material                                     IV(V)
Knowledge                                             VII(H)
Loan Property                                          IV(V)
Maryland Bank Regulator                                 I(B)
Maryland Bank Regulator Acquisition Approval            V(P)
Maryland Corporation Authority                          I(B)
Material Adverse Effect                              VIII(H)

                                 A-viii

Meeting                                                 V(B)
MSBC                                                  Page 1
MSBC Bank Subsidiary                               Recital A
MSBC Common Stock                                  Recital A
MSBC Preferred Stock                               Recital A
MSBC Subsidiaries                                  Recital A
MSBC Trust Subsidiary                              Recital A
NASDAQ/NMS                                         Recital G
Option Shares                                         IV(DD)
Participation Facility                                 IV(V)
Pension Plans                                          IV(L)
Plan                                                  Page 1
Plan of Share Exchange                                  I(B)
Previously Disclosed                                 VIII(H)
Proxy Statement                                         V(B)
Recent SNL Bank Index                                 VII(F)
Registration Statement                                  V(B)
Regulatory Reports                                     IV(G)
SEC                                                Recital B
Second Percentage                                     VII(F)
Second Remainder                                      VII(F)
Securities Act                                         IV(Q)
Securities Laws                                         V(F)
Share Exchange                                          I(A)
Share Exchange Closing                                  I(B)
Share Exchange Effective Date                           I(B)
Stock Option Agreement                             Recital E
Tax Returns                                            IV(W)
Taxes                                                  IV(W)
Virginia Bank Regulator Acquisition Approval            V(P)
Warrant Redemption Ratio                               VI(R)

                                ANNEX A

     AGREEMENT AND PLAN OF SHARE EXCHANGE, dated as of the 3rd day of July, 1997 (this "Plan"), by and among MainStreet Bank Group Incorporated, a Virginia corporation ("MSBC") and Commerce
Bank, a Maryland bank ("CB").

RECITALS:
     (A) MSBC. MSBC is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia, with its principal executive offices located in Martinsville, Virginia. As of the date hereof, MSBC has 20,000,000 authorized shares of Common Stock, each of $5.00 par value ("MSBC Common Stock"), and 1,000,000 authorized shares of Preferred Stock, $5.00 par value ("MSBC Preferred Stock") (no other class of capital stock being authorized), of which 11,373,417 shares of MSBC Common Stock and no shares of MSBC
Preferred Stock, respectively, are issued and outstanding as of March
31, 1997.  MSBC has eight (8) wholly owned bank subsidiaries:
Piedmont Trust Bank, a Virginia bank; Bank of Ferrum, a Virginia bank; Bank of Carroll, a Virginia bank; First Community Bank, a
Virginia bank; The First Bank of Stuart, a Virginia bank; First Community Bank of Saltville, a Virginia bank; Hanover Bank, a Virginia bank; and First National Bank of Clifton Forge, a national banking association
(each of which is referred to as a "MSBC Bank Subsidiary" and all of which are referred to as "MSBC Bank Subsidiaries"). In addition, MSBC has one wholly owned nonbanking subsidiary, MainStreet Trust Company, chartered as a limited purpose national banking association to engage in the business of a trust company and businesses incidental thereto
("MSBC Trust Subsidiary").  The MSBC Bank Subsidiaries and MSBC
Trust Subsidiary are individually referred to as an "MSBC Subsidiary" and collectively as "MSBC Subsidiaries".

     (B) CB. CB is a corporation duly organized and existing in good standing under the laws of the State of Maryland, with its principal executive offices located in College Park, Maryland and is authorized to do business as a bank in Maryland. CB is an insured bank as defined in the Federal Deposit Insurance Act, as amended, and is a member of the Federal Reserve System. As of the date hereof, CB has 450,000 authorized shares of Common Stock, each of $10.00 par value ("CB Common Stock"), 50,000 shares of authorized convertible Preferred Stock ("CB Preferred Stock"); 73,060 authorized warrants for CB Common Stock ("CB
Common Stock Warrants") and 13,445 authorized warrants for CB
Preferred Stock ("CB Preferred Stock Warrants"), of which 192,216 shares of CB Common Stock were issued and outstanding as of July 3, 1997; 30,984 shares of CB Preferred Stock were issued and outstanding as of July 3, 1997; 73,060 CB Common Stock Warrants were outstanding as of July 3, 1997; and 13,445 CB Preferred Stock Warrants were outstanding as of July 3, 1997. The CB Common Stock Warrants and CB Preferred
Stock Warrants are collectively called the "CB Warrants".  The holders of

CB Common Stock have preemptive rights.  The holders of CB Preferred
Stock have preemptive rights. CB does not have any subsidiary corporations or other entities. CB Common Stock is not and never has been subject to the provisions of Section 12, 13, 14(a), 14(c), 14(d), 15(d) or 16 of the Securities Exchange Act of 1934, as amended, (together with the rules and regulations promulgated thereunder, the "Exchange Act") nor has CB ever been nor is it now subject to Section 12 of the Exchange Act and the regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC") or the Securities and Exchange Commission ("SEC") thereunder. CB is not subject to regulation under 12 CFR, Section 11, Section 206 or Section 335, and does not file and has never filed any reports or disclosures pursuant thereto.

     (C) Rights, Etc. Except as Previously Disclosed, there are no shares of MSBC Common Stock or MSBC Preferred Stock authorized and reserved for issuance, and MSBC has no commitment to authorize, issue or sell any such shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from MSBC, any such shares and no securities or obligations representing any such rights are outstanding. Except as Previously Disclosed, MSBC has not granted or made any commitment to grant any options or share appreciation rights with respect to the MSBC Common
Stock or MSBC Preferred Stock. Except as Previously Disclosed and except for shares reserved pursuant to the Stock Option Agreement (as hereinafter defined), there are no shares of CB Common Stock or CB
Preferred Stock or any CB Warrants authorized and reserved for issuance. Except as Previously Disclosed, CB has no commitment to authorize, issue or sell any shares of CB Common Stock or of CB Preferred Stock, CB Warrants or any other securities or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire from CB any such shares, CB Warrants or securities and no securities or obligations representing any such rights are outstanding. Except as Previously Disclosed and except for the Stock Option Agreement (as hereinafter defined), CB has not granted or made any commitment to grant any options or share appreciation rights with respect to CB Common Stock or CB Preferred Stock.

     (D) This Transaction. MSBC will, on the Share Exchange Effective Date, acquire and own 100% of the outstanding shares of CB Common
Stock (which, apart from the shares of CB Preferred Stock escrowed pursuant to Paragraph (R) of Article VI, shall be the only shares of capital stock of CB outstanding at the Share Exchange Effective Date) by virtue of an exchange of shares of MSBC Common Stock for all the issued and outstanding shares of CB Common Stock (excluding only the Excluded
Shares) as more particularly described in Article I) and the Boards of Directors of MSBC and CB, respectively, deem it advisable and in the best interests of MSBC and CB and their stockholders that CB be acquired by MSBC pursuant to this Agreement and Plan of Share Exchange.

     (E) Stock Option Agreement. As a condition and inducement to MSBC's willingness to enter into the letter of intent dated June 24, 1997, contemplating this Plan, CB has entered into a Stock Option Agreement with MSBC dated June 24, 1997 ("Stock Option Agreement") pursuant to which CB has granted to MSBC an option to purchase, under certain circumstances, shares of CB Common Stock.

     (F) Approvals. The Board of Directors of each of MSBC and CB has approved and adopted, at meetings of each of such Board of Directors, this Plan and the Stock Option Agreement and has authorized, subject to such further modifications as may be agreed by a member of the Office of the Chairman of MSBC and the President or Chairman of the Board of CB, respectively, not inconsistent herewith, the execution hereof in counterparts. At the meeting of the CB Board of Directors, the Board of Directors of CB unanimously recommended the Plan as so executed to its shareholders.

     (G) NASDAQ. Trading of the MSBC Common Stock is presently reported on the National Association of Securities Dealers Quotations System National Market System("NASDAQ/NMS"). Trading of the
CB Common Stock is not presently reflected on any exchange, established market, bulletin board or otherwise. Neither the CB Preferred Stock nor the CB Warrants are traded on any established market.

     (H) Benefits of Plan. MSBC and CB believe the Plan and its consummation are in the respective best interests of each corporation and its shareholders for the following reasons, among others: (1) the Share Exchange will allow them to provide banking and related financial services more effectively and efficiently; (2) the Share Exchange will expand the range of banking and related financial services which they can provide; (3) the Share Exchange will enhance the safety and soundness of their operations; (4) the Share Exchange will enable them to expand the market for their banking and related financial services; and (5) the Share Exchange will expand the number and diversity of CB's shareholder base and enhance the liquidity of equity investments in CB.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                    	I.  THE SHARE EXCHANGE

     (A)  The Share Exchange.  On the Share Exchange Effective Date
(as hereinafter defined), CB shall become a wholly owned subsidiary bank of MSBC by virtue of a share exchange in which all of the capital stock of CB (as represented by all of the issued and outstanding shares of CB Common Stock (excluding only the Excluded Shares) which, apart from the shares of CB Preferred Stock escrowed pursuant to Paragraph (R) of Article VI, shall be the only class or series of stock of CB outstanding as of Share Exchange Date) shall be acquired from the holders thereof through a statutory share exchange (the "Share Exchange") in which each outstanding share of CB Common Stock shall be converted into the right to receive the consideration described in Paragraph (B) and (D) of Article II.

     (B) Share Exchange Closing; Share Exchange Effective Date. The Share Exchange shall become effective on the date and time the Maryland Department of Assessments and Taxation ("Maryland Corporation
Authority") accepts the Articles of Share Exchange as approved by the Maryland Commission of Financial Regulations ("Maryland Bank Regulator") (the " Share Exchange Effective Date"). Unless otherwise agreed upon in writing by a member of the Office of the Chairman of MSBC and President of CB, subject to the conditions to the obligations of the parties to effect the Share Exchange as set forth in Article VI and taking into account Paragraph H of Article II, the parties shall use their reasonable efforts to cause the Share Exchange Effective Date to occur as soon as practicable following the satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of Article VI. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Share Exchange will be exchanged by the parties at the closing of the Share Exchange(the "Share Exchange Closing"), which shall be held on such date as MSBC shall designate to CB (and which is reasonably acceptable to CB) after the satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of Article VI and taking into account the provisions of Paragraph (H) of Article
II, but no later than the Share Exchange Effective Date. Prior to the Share Exchange Closing, MSBC and CB shall execute and deliver to the Maryland Bank Regulator, Articles of Share Exchange in substantially the form of Exhibit A hereto containing a Plan of Share Exchange in substantially the form of Annex 1 to Exhibit A hereto (the "Plan of Share Exchange ") for approval.

                   II.  SHARE EXCHANGE RIGHTS

     (A)  Outstanding MSBC Common Stock.  The shares of MSBC
Common Stock issued and outstanding immediately prior to the Share Exchange Effective Date shall, on and after the Share Exchange Effective Date, remain issued and outstanding shares of MSBC Common Stock.

     (B) Outstanding CB Common Stock. Each share (excluding shares held by CB or by MSBC or by any of the MSBC Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by stockholders who perfect their dissenters' rights as provided in Paragraph (F) below (the "Excluded Shares")) of CB Common Stock issued and outstanding immediately prior to the Share Exchange Effective Date shall, by virtue of the Share Exchange, automatically and without any action on the part of the holder thereof on the Share Exchange Effective Date, become and be converted into the right to receive ("Exchange Rights") that number of shares of MSBC Common Stock obtained by dividing the Negotiated
Price per CB Common Share by the average of the bid/asked price per share for MSBC Common Stock as reported on the NASDAQ/NMS for each of the twenty (20) trading days preceding the later to occur of (i) the shareholder approval(s) contemplated by Paragraph A of Article VI and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) contemplated by Paragraph B of Article VI ("Average MSBC Share Price"). If the Exchange Ratio computed in accordance with the immediately preceding sentence is less than 2.059, the Exchange Ratio shall be 2.059, and if the Exchange Ratio computed in accordance with the immediately preceding sentence is greater than 2.506, the Exchange Ratio shall be 2.506 ("Exchange Ratio"). The Negotiated
Price per CB Common Share is $52.00.

     (C) Stockholder Rights; Stock Transfers. On the Share Exchange Effective Date, holders of CB Common Stock shall cease to be, and shall have no rights as, stockholders of CB other than the Exchange
Rights provided under Paragraph (B) above and the consideration for fractional shares provided under Paragraph (D) below. After the Share Exchange Effective Date, there shall be no transfers on the stock transfer books of CB of the shares of CB Common Stock which were issued and outstanding immediately prior to the Share Exchange becoming effective.

     (D) Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of MSBC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Share Exchange; instead, MSBC shall pay to each holder of CB Common
Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the Average
MSBC Share Price.

     (E)  Dissenting Shareholders.  Any holder of shares of CB Common
Stock or of CB Preferred (to the extent any such holders as a matter of law are provided with dissenters' rights) who perfects his dissenters' rights of appraisal in accordance with and as contemplated by the applicable provisions of the Maryland Corporation Law shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the Maryland Corporation
Law and duly surrendered the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of CB having dissenters' rights as a matter of law fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, after the Share Exchange Effective Date MSBC shall issue and deliver the consideration to which such holder of shares of CB Common Stock is entitled under this Article I (without interest) upon surrender by such holder of the certificate or certificates representing shares of CB Common Stock or CB Preferred Stock, as the case may be, held by him.

     (F) Exchange Procedures. As promptly as practicable after the Share Exchange Effective Date, MSBC shall send or cause to be sent to each former stockholder of CB of record immediately prior to the Share
Exchange Effective Date transmittal materials for use in exchanging such stockholder's certificates of CB for the consideration set forth in Paragraph (C) above. Any fractional share checks which a CB stockholder shall be entitled to receive in exchange for such stockholder's shares of CB Common Stock, and any dividends paid on any shares of MSBC
Common Stock, that such stockholder shall be entitled to receive prior to the delivery to MSBC of such stockholder's certificates representing all of such stockholder's shares of CB Common Stock will be delivered to such stockholder only upon delivery to MSBC of the certificates representing all of such shares (or indemnity satisfactory to MSBC, in its judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends which the holder of such shares shall be entitled to receive upon such delivery. After the Share Exchange Effective Date, to the extent permitted by law, former stockholders of record of CB Common Stock shall be entitled to vote at any meeting of holders of MSBC Common Stock, the number of whole shares of MSBC Common Stock to which they have Exchange Rights, regardless of whether such holders have exchanged their certificates representing
CB Common Stock for certificates representing MSBC Common
Stock in accordance with the provisions of this Plan.

     (G)  Shares Held by CB or MSBC.  Each of the shares of CB Common
Stock held by CB, by MSBC or any MSBC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Share Exchange Effective Date and no consideration shall be issued in exchange therefor.

     (H) Dividends. Shareholders of CB shall not under any circumstances be entitled to any dividend (cash or otherwise) declared by MSBC with a record date prior to the Share Exchange Effective Date. MSBC and CB agree that CB may pay an annual, one time cash dividend per share on CB Common Stock in 1997 not exceeding $1.50 times the percentage obtained by dividing four (4) into the number of quarters elapsed in the year as of the record date for such dividend, including the quarter in which such record date accrues. In the event that CB declares and pays a dividend in accordance with the immediately preceding sentence, CB and MSBC agree that the Share Exchange Effective Date and the Share

Exchange Closing may be adjusted so that the holders of CB Common
Stock shall not become entitled as holders of MSBC Common Stock pursuant to this Plan to any quarterly cash dividend declared or payable by MSBC for any quarter which was also a quarter for which a CB dividend was paid using the formula in the immediately preceding sentence.

             III.  ACTIONS PENDING THE SHARE EXCHANGE

A. CB Actions. Prior to the Share Exchange Effective Date, without the prior written consent or approval of a proper officer of MSBC, CB will not:

     (1) Stock Distributions. Make, declare or pay any dividend other than cash dividends on CB Common Stock except as permitted by Paragraph
H of Article II and dividends payable on CB Preferred Stock in accordance with its terms or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity in the ordinary course of its business and consistent with past practice or in connection with stock received on a debt previously contracted basis) authorize the creation or issuance of, or issue, any additional shares of its capital stock, or any options, calls, warrants or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from its shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock, or issue any long-term debt;

     (2) Employment Contracts. Enter into any employment contracts with, increase the rate of compensation of (except in accordance with existing policy consistent with past practice or pursuant to any agreement existing and as in effect on the date hereof and Previously Disclosed), or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with plans or agreements existing and as in effect on the date hereof and Previously Disclosed;

     (3) Employee Benefit Plans. Enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates (1) the vesting or exercise of any benefits payable thereunder, or (2) the right to exercise any employee stock options or stock appreciation rights outstanding thereunder;

     (4) Asset Disposition. Dispose of, grant an encumbrance against or discontinue any portion of its assets, business operations or properties, which is material to CB or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity (except foreclosures, acquisitions of control in its fiduciary capacity or securitization transactions, in each case in the ordinary course of business consistent with past practice);

     (5) Constituent Documents. Amend its Articles of Incorporation or Bylaws as delivered to MSBC in connection with this Plan;

     (6)  Material Transactions.  (a) Settle any material litigation or
(b) enter into any material transaction or make any material commitment relating to the assets and business of CB, otherwise than as contemplated hereby or in the ordinary course of business consistent with past practice;

     (7) Actions Not in Ordinary Course. Take any other action not in the ordinary course of business consistent with past practice; or

     (8)  Agreements.  Agree to take any of the foregoing actions.

                IV.  REPRESENTATIONS AND WARRANTIES

     CB hereby represents and warrants to MSBC, and MSBC hereby represents and warrants to CB, as follows:

     (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it and, in the case of MSBC, the MSBC Subsidiaries, are true and correct;

     (B) Capitalization. The outstanding shares of it and, in the case of MSBC, the MSBC Subsidiaries, are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights;

     (C)  General Corporate Power and Ownership of Properties.
It, and in the case of MSBC, the MSBC Subsidiaries, has the corporate power and authority to carry on their respective business as now being conducted and to own all of their respective material properties and assets and it and, in the case of MSBC, the MSBC Subsidiaries, has good and marketable title to or a valid leasehold interest in all of the material properties and assets thereof reflected as owned or leased in its balance sheet as of December 31, 1996, and included in the Financial Reports as hereinafter defined and in all material properties and assets acquired or leased by it or, in the case of MSBC, the MSBC Subsidiaries, since December 31, 1996. In the case of CB only, none of such properties is subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind except: (1) mechanic's, carrier's, worker's or similar liens arising in the ordinary course of business; (2) as Previously Disclosed; (3) imperfections of title, if any, none of which is material in amount or materially detracts from the value or impairs the existing use of the property subject thereto or the operations of CB; and (4) liens of current taxes not due and payable;

     (D) Specific Corporate Authority. Subject to any necessary receipt of approval by its stockholders and the regulatory approvals referred to in Paragraphs (B) and (C) of Article VI, this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to (1) bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights; and (2) general equity principles and, in the case of CB, it represents and warrants to MSBC that the Stock Option Agreement has been authorized by all necessary corporate action of it.

     (E) No Default. The execution, delivery and performance of this Plan and, in the case of CB, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby by it, will not constitute: (1) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, franchise or agreement, indenture, instrument or authorization applicable to, of or held by it, or to which it or its properties are subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it;
or (2) a breach or violation of, or a default under, its Articles of Incorporation or Bylaws;

     (F)  Financial Reports.  Except as Previously Disclosed,
(1) in the case of MSBC only, its Annual Report on Form 10-K, for the fiscal year ended December 31, 1996, and all other documents filed or to be filed subsequent to December 31, 1996 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the SEC, all of which have been Previously Disclosed did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (2) in the case of CB only: (a) its audited balance sheets and related income, stockholders' equity and changes in financial position for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, all of which have been Previously Disclosed, and the unaudited statements of condition and statements of income for the periods thereafter ending prior to the Share Exchange Effective Date fairly present and will fairly present the financial position of CB as of their respective date and the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of CB for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied except as may be noted therein, subject to normal and recurring year end audit adjustments in the case of unaudited statements; and (b) all correspondence and other reports to CB shareholders during 1994, 1995, 1996, and 1997, all of which have been Previously Disclosed and all proxy statements related to CB's meetings of shareholders (whether annual or special) during 1994, 1995, 1996, and 1997, did not contain untrue, inaccurate or misleading information, data or statements and complied in all respects with the laws applicable to them. (All of the foregoing reports and documents of MSBC and CB, respectively are hereinafter described as "Financial Reports").

     (G) Regulatory Reports. CB has Previously Disclosed to MSBC copies of (1) CB's "Annual Report of Condition and Income" on
Form FFIEC 034, as delivered to the appropriate bank regulatory authority for the years ended December 31, 1994, December 31, 1995, and December 31, 1996 and for the period ending March 31, 1997; and (2) all other material reports and documents filed with or sent to any federal or state regulatory authority by it, during 1994, 1995, 1996 and 1997; and (3) to the extent not prohibited by law, all reports of any state or federal regulatory authority relating to it and received during or relating to matters in 1994, 1995, 1996 or 1997
(all of the foregoing reports and documents are hereinafter referred to as "Regulatory Reports"). CB represents and warrants to MSBC that, as of their respective dates, the Regulatory Reports referred to in (1) and (2) above complied in all material respects with all legal and regulatory requirements applicable thereto and the Regulatory Reports referred to in (1) above are accurate in all material respects and fairly present the financial condition and income of the reporting entity for the period(s) covered thereby.

     (H) Material Events. Except as Previously Disclosed, since December 31, 1996, no event has occurred which is reasonably likely to have a Material Adverse Effect on it;

     (I) Litigation. Except as Previously Disclosed, no litigation, proceeding or controversy before any court or governmental agency is pending which is reasonably likely to have a Material Adverse Effect on it and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed neither it nor, in the case of MSBC any of the MSBC Subsidiaries, its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or its respective properties, or in any manner relates to the capital, liquidity, credit policies or management of it or, in the case of MSBC, any MSBC Subsidiary; and, except as Previously Disclosed, neither it nor, in the case of MSBC, any MSBC

Subsidiary, has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission;

     (J) Material Contracts. Except as Previously Disclosed or as previously disclosed in the Financial Reports and except for this Plan and the Stock Option Agreement, neither it nor, in the case of MSBC, any MSBG
Subsidiary is bound by any material contract (as to it and, in the case of MSBC, it and the MSBC Subsidiaries taken as a whole) to be performed after the date hereof;

     (K) Commissions. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee in an amount Previously Disclosed to be paid to Scott & Stringfellow, who have acted as financial advisors to CB;

     (L)  ERISA.  Except as Previously Disclosed:

             (1) all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of it and in the case of MSBC, the MSBC Subsidiaries (the "Employees") are Previously Disclosed, true and complete copies of which have been made available to the other party;

              (2) all employee benefit plans covering Employees, to the extent subject to ERISA (the "ERISA Plans"), are in compliance with ERISA, except for failure to so comply which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has either (a) received a favorable determination letter from the Internal Revenue Service, or (b) is or will be the subject of an application for a favorable determination letter, and it is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter; there is no pending or, to the best of its knowledge, threatened litigation relating to the ERISA Plans which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; and it has not engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

              (3) no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001
(a)(15) of ERISA, currently or formerly maintained by any of them or any entity which is considered one "employer" with it under Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA Affiliate"), which liability is reasonably likely to have a Material Adverse Effect on it; it has not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA; and to its knowledge no notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or the Pension Plan of an ERISA Affiliate within the 12-month period ending on the date hereof;


             (4) during the current plan year and the immediately preceding three plan years of such ERISA Plan, all contributions required to be made under the terms of any ERISA Plan of it or an ERISA Affiliate have been timely made; and no pension plan of it or an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

              (5) under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the ERISA Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such ERISA Plan, and there has been no material adverse change in the financial position of such ERISA Plan since the last day of the most recent plan year; and

               (6) there are no material current or projected liabilities for retiree health or life insurance benefits;

     (M) Regulatory Approvals. It knows of no reason why the regulatory approvals referred to in Paragraphs (B) and (C) of Article VI should not be obtained without the imposition of any condition of the type referred to in the proviso following such Paragraph (C);

     (N) Subsidiaries. In the case of CB only, it has no subsidiaries. In the case of MSBC only, its only subsidiaries are the MSBC Subsidiaries disclosed in the Recitals.

     (O) Collective Bargaining Contracts. It (and in the case of MSBC, any MSBC Subsidiary) is not a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, it (and in the case of MSBC, any MSBC Subsidiary) is not the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it (or in the case of MSBC, any MSBC Subsidiary) or to the best of its knowledge, threatened, nor is it aware of any activity involving its (or in the case of MSBC, any MSBC Subsidiary's )employees seeking to certify a collective bargaining unit or engaging in any other organization activity;

     (P) Classified Assets. CB has Previously Disclosed a list of the loans, extensions of credit or other assets of CB that were classified by the examiners of the FRB or by the Maryland Bank Regulator in its last respective preceding examination ("CB Asset Classification") and has Previously Disclosed a list of its loans and extensions of credit by CB in the respective initial principal amount of $50,000 or more, any payment of which is, as of the date so disclosed, delinquent ("CB
Delinquent Loan List").  The CB Asset Classification and the CB
Delinquent Loan List are, respectively, accurate and complete in all material respects and no amounts of loans, extensions of credit or other assets that have been classified as of the respective date of the CB Asset Classification by any regulatory examiner as "Other
Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the CB Asset Classification as of the respective date thereof other than amounts of loans, extensions of credit or other assets that were charged off by CB prior to the respective date of the CB Asset
Classification;

     (Q) Affiliates. In the case of CB only, except as Previously Disclosed, to the best of its knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"; hereinafter the Securities
Act and the Exchange Act are referred to as the "Federal Securities
Laws");

     (R) Insurance Policies. In the case of CB only, has made available to MSBC correct and complete copies of all of its insurance policies respecting the properties, operations, liabilities, officers, directors and employees thereof, all of which are in full force and effect or provide coverage to it and its officers, directors and employees.

     (S) MSBC Stock. In the case of MSBC only, the shares of MSBC Common Stock to be issued in exchange for shares of CB Common
Stock upon consummation of the Share Exchange will have been duly authorized and, when issued in accordance with the terms of this Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights;

     (T) Takeover Laws. In the case of CB only, it has taken all necessary action to exempt the transactions contemplated by this Plan and the Stock Option Agreement from, or the transactions contemplated by this Plan and the Stock Option Agreement are otherwise exempt from, any applicable state takeover, business combination, control share acquisition and other similar laws in effect as of the date of this Plan, including, without limitation, Subtitles 6 and 7 of Title 3 of the Maryland Corporation Law;

     (U) Approval of This Transaction. In the case of CB only, it has taken all action so that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Share Exchange) or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (1) require a vote of stockholders (other than as set forth in Paragraph (A) of Article VI);
or (2) result in the grant of any rights to any person under its Articles of Incorporation or Bylaws or under any agreement; or (3) except as set forth in Paragraphs (B) and (C) of Article VI, and Section 8 of the Stock Option Agreement require any consent or approval under any law, rule, regulation, judgment, decree, order, governmental permit or license or, except as Previously Disclosed, the consent or approval of any other party to any agreement, indenture or instrument.

     (V) Environmental Laws. As to CB only, (1) To its knowledge, it, the Participation Facilities and the Loan Properties (each as defined below) are, and have been, in compliance with all Environmental Laws
(as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

              (2) there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental
Law or (b) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                (3) to its knowledge, there is no proceeding pending or threatened before any court, governmental agency or board or other forum in which any Loan Property or it is or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental
Law or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                (4) to its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above;

                (5) to its knowledge, during the period of (a) its ownership or operation of any of its current properties, (b) its participation in the management of any Participation Facility, or (c) its holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                 (6) to its knowledge, prior to the period of (a) its ownership or operation of any of its current properties, (b) its participation in the management of any Participation Facility, or (c) its holding of a security interest in a Loan Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                 (7) the following definitions apply for purposes of this Paragraph (V): "Loan Property" means any property owned by it or in it which holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental
Law" means (a) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal
Water Pollution Control Act of 1972, the federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and
Recovery Act of 1976 (including the Hazardous and Solid Waste
Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Consumer Protection Act, each as amended and as now in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;

     (W) Taxes. Except as Previously Disclosed, (1) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it (or in the case of MSBC, any MSBC Subsidiary), including without limitation consolidated federal income tax returns of it (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to March 31, 1997, and on or prior to the date of the most recent fiscal year end immediately preceding the Share Exchange Effective Date, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such Tax Returns were true, complete and accurate in all material respects, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it (or in the case of MSBC, any MSBC Subsidiary) together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax
Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full,
(5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely to result in a determination that would have a Material Adverse Effect on it, except as reserved against in its Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it (or in the case of MSBC, any MSBC Subsidiary);

     (X) Legal Compliance. It is in substantial compliance with all applicable laws relating to its business or employment practices or the ownership of its properties and is in substantial compliance with each applicable law, ordinance, order, decree or resolution of any governmental entity applicable to the conduct thereof or the ownership of the properties thereto in each case which either alone or in the aggregate have or would have a Material Adverse Effect on it.

     (Y) Certain Interests. In the case of CB only, except in arm's length transactions pursuant to normal commercial terms and conditions, no executive officer or director of it has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of it, except for the usual rights of a shareholder in it; no such person is indebted to it, except for normal business expense advances; and it is not indebted to such person except for amounts due under normal and disclosed compensation arrangements or reimbursement of ordinary business expenses.

     (Z) Licenses. It has in effect all approvals, authorizations, consents, licenses, clearances, and orders of and registrations with all governmental and regulatory authorities the failure to have and comply with which either alone or in the aggregate would have a Material Adverse Effect on it.

     (AA) Liabilities. Except to the extent reflected or reserved against in its Financial Reports and except as Previously Disclosed or incurred in the ordinary course of business since the date of its most recent Financial Report, it (and, in the case of MSBC, the MSBC Subsidiaries) have no material liability or obligation of any nature whether accrued, absolute, contingent or otherwise and whether due or to become due;

     (BB) Pooling of Interests. It has taken no action that would cause the Share Exchange to fail to qualify for pooling of interests accounting treatment;

     (CC) Ten Percent Shareholders. It has no shareholder who owns of record or beneficially 10% or more of the outstanding shares of CB Common Stock, or MSBC Common Stock, as the case may be, and except as Previously Disclosed there is no person known to it who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote or to direct the voting of, such shares and/or (2) investment power, which includes the power to dispose or to direct the disposition, of 10% or more of the outstanding shares of CB Common Stock or MSBC Common Stock, as the case may be (all of the foregoing, "10% Ownership"). There is no person to its knowledge who, directly or indirectly, has created or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of 10% Ownership or preventing the vesting of 10% Ownership. A person shall also be deemed to be a beneficial owner for purposes of the foregoing if that person has the right to acquire beneficial ownership of such shares within 60 days;

     (DD) Option Shares. In the case of CB only, the Option Shares (as defined in the Stock Option Agreement) when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights;

     (EE) Dissenters Rights. In the case of CB only, the holders of CB Common Stock and CB Preferred Stock have no dissenters', appraisal or similar rights in connection with the Stock Option
Agreement or the consummation of any of the transactions contemplated thereby.

     (FF) Articles and Bylaws. In the case of CB only, true and correct copies of its current Articles of Incorporation and bylaws have been delivered to MSBC.

                            V.  COVENANTS

     CB hereby covenants to MSBC, and MSBC hereby covenants to CB, that:

     (A) Best Efforts to Complete Share Exchange. Subject to the terms and conditions of this Plan, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, as promptly as reasonably practicable so as to permit consummation of the Share Exchange as soon as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and by the Stock Option
Agreement and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by MSBC shall not violate this covenant), including (1) using its best efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and in the Stock Option Agreement and to cause to be satisfied the conditions referred to in Article VI and in the Stock Option Agreement, and each of CB and MSBC shall use, and MSBC shall cause the MSBC Subsidiaries to use, their respective best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Plan and the Stock Option Agreement; and (2) in the case of CB, cooperating with MSBC in supplying such information as MSBC may reasonably request in connection with any public offerings of securities by MSBC prior to the Share Exchange Effective Date;

     (B) CB Proxy Statement. In the case of CB only, (1) it shall promptly prepare and provide to MSBC prior to its filing and mailing a proxy statement (the "Proxy Statement") to be mailed to the holders of CB Common Stock (and, if required, the holders of CB Preferred
Stock) in connection with the Share Exchange and to be filed by MSBC in a registration statement (the "Registration Statement") with the SEC, which shall conform to all applicable legal requirements; (2) without limiting the foregoing, at the time such Proxy Statement or any amendment or supplement thereto is mailed to holders of CB Common
Stock (and, if required, the holders of CB Preferred Stock) and at all times thereafter up to and including the meeting of CB shareholders referred to in Subparagraph (3) of this Paragraph (B), the Proxy Statement and such amendments and supplements will comply in all material respects with the provisions (to the extent applicable) of the Exchange
Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Proxy Statement; (3) it shall hold a special meeting (the "Meeting") of the holders of CB Common Stock (and, if required, the holders of CB
Preferred Stock) as soon as practicable after the Registration Statement has become effective for purposes of voting upon this Plan, the Plan of Share Exchange and the Share Exchange contemplated hereby and thereby, and (4) subject to the fiduciary duties of the Board of Directors of CB (as advised in writing by its counsel), it shall use its best efforts to solicit and obtain votes of the holders of CB Common Stock (and, if required, the holders of CB Preferred Stock) in favor of the above proposals and shall once, at MSBC's request, recess or adjourn the Meeting if such recess or adjournment is deemed by MSBC to be necessary or desirable;

     (C) Registration Statement Contents. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by CB relating to CB and by MSBC relating to MSBC and the MSBC Subsidiaries (1) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (2) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement. In connection with the preparation of the Registration Statement and related Prospectus/Proxy Statement, each will cooperate with the other and will furnish the information concerning itself required by law to be included therein;

     (D)  Effectiveness of Registration Statement.  MSBC will advise
CB, promptly after MSBC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed or of the issuance of any stop order or the suspension of the qualification of the MSBC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information;

     (E) Public Announcements. It agrees that, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law or applicable NASD or stock exchange rule;

     (F) Review of Information. (1) Upon reasonable notice, it shall afford the other party hereto, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Share Exchange Effective Date, to all of its properties, books contracts, commitments and records and, during such period, it shall furnish promptly to the other party hereto (a) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the Federal Securities Laws or any state laws, rules and regulations regulating the issuance, sale or exchange of securities or the markets in which any of the foregoing occurs ("Blue Sky Law(s)" which together with the Federal Securities Laws are hereinafter referred to as the "Securities Laws") or banking laws, and (b) all other information concerning its business, properties and personnel as the other parties hereto may reasonably request, provided that no investigation pursuant to this Paragraph (F) by any party shall affect or be deemed to modify or waive any representation or warranty made by any other party hereto or the conditions to the obligation of the first party to consummate the transactions contemplated by the Plan; and (2) each party hereto will not use any information obtained pursuant to this Paragraph (F) for any purpose unrelated to the consummation of the transactions contemplated by this Plan and the Stock Option Agreement and, if the Share Exchange is not consummated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Paragraph (F) of Article VIII) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel that any such information or document is required by law or applicable NASD or stock exchange rule to be disclosed, and in the event of the termination of this Plan, each party will, upon request by the other party, deliver to the other all documents so obtained by it or destroy such documents;

     (G) No Solicitation. In the case of CB only, (1) it shall not, and shall direct the officers, directors, employees and other persons affiliated with it and any investment banker, attorney, accountant or other representative of it, not to, directly or indirectly, solicit or encourage inquiries or proposals with respect to, or (except as required by the fiduciary duties of its Board of Directors as advised in writing by its counsel) furnish any nonpublic information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, it or any merger or other business combination with it other than as contemplated by this Plan; and (2) shall notify MSBC immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, it;

     (H) Filing of Registration Statement. In the case of MSBC only, it shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC and MSBC shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof;

     (I) Blue Sky. In the case of MSBC only, it shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary Blue Sky Law permits and approvals, provided that MSBC shall not be required by virtue thereof to submit to general jurisdiction in any state;

     (J) Affiliates. In the case of CB only, within 30 days after the execution of this Plan it will cause each person who may be deemed to be an "affiliate" of it for purposes of Rule 145 under the Securities Act to execute and deliver to MSBC an agreement in the form attached hereto as Exhibit B;

     (K)  CB Policies and Practices.  In the case of CB only:
CB shall use its best efforts to modify and change its credit, investment, litigation, real estate valuation and trust department policies and practices (including loan classifications and levels of reserves) prior to the Share Exchange Closing so as to be consistent on a mutually satisfactory basis with those of MSBC and generally accepted accounting principles. CB shall not be required to modify or change any policies or practices, however, until (x) satisfaction of the conditions set forth in Paragraphs (A),
(B) and (C) of Article VI, (y) such time as CB and MSBC shall reasonably agree that the Share Exchange Closing will occur prior to public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the SEC or other applicable governmental authority available to the public, and (2) such time as MSBC acknowledges in writing that all conditions to MSBC's obligation to consummate the Share Exchange (and MSBC's rights to terminate this Plan) have been waived or satisfied; provided, however, that in all circumstances
CB shall make such modifications and changes not later than immediately prior to the Share Exchange Effective Date. CB's representations, warranties and covenants contained in the Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Paragraph (K);

     (L)	State Takeover Laws.  In the case of CB only, it shall not
take any action that would cause the transactions contemplated by this Plan and/or the Stock Option Agreement to be subject to any applicable state takeover, business combination, control share acquisition or similar statute in effect as of the date of this Plan and shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover, business combination, control share acquisition or similar law, as now or hereafter in effect, including, without limitation, Title 3, Subtitle 6 and Title 3, Subtitle 7, of the Maryland Corporation Law;

     (M) CB Special Shareholder Rights. In the case of CB only: (1) it shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Share Exchange and the exercise of the Option) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any person under the Articles of Incorporation of Bylaws of CB or under any agreement to which CB is a party (except for employment contracts and benefits Previously Disclosed); or (2) restrict or impair in any way the ability of MSBC to exercise the rights granted hereunder or under the Stock Option Agreement;

     (N) CB Shareholder Approval Rights. In the case of CB, only, it shall not adopt any plan or other arrangement that would adversely affect in any way MSBC's rights under this Plan or the Stock Option Agreement;

     (O) Best Efforts for Share Exchange. It undertakes and agrees to use its best efforts to cause the Share Exchange to be effected and to take no action which would cause the Share Exchange to fail to qualify for pooling of interests accounting treatment;

     (P) Government Applications. In the case of MSBC only, it shall promptly seek the following consents and approvals with respect to the Share Exchange: (1) approval of the Share Exchange by the FRB under Section 3 of the Bank Holding Company Act
("FRB Acquisition Approval"); (2) approval of the Share Exchange by the Maryland Bank Regulator ("Maryland Bank Regulator Acquisition Approval"); and (3) approval of the Share Exchange by the Bureau of Financial Institutions of the Virginia State Corporation Commission ("Virginia Bank Regulator Acquisition Approval"). Both MSBC and
CB will use their best efforts to obtain and will cooperate with each other in making applications for the foregoing approvals or other actions advisable in the reasonable judgment of MSBC to consummate the Share Exchange including, but not limited to, promptly furnishing information relating to it and its subsidiaries required to be set forth therein; provided, however, that any approval shall not require a change which materially adversely impacts the economic or business benefits to either MSBC or CB of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Share Exchange;

     (Q) Environmental Tests. CB will allow MSBC to conduct, through designated representatives, environmental and engineering tests provided that no test or information discovered pursuant thereto shall be deemed to affect or modify or waive any representation or warranty made by CB.

        VI.  CONDITIONS TO CONSUMMATION OF THE SHARE EXCHANGE.

     Consummation of the Share Exchange is conditioned upon:

             (A) Shareholder Approval. Approval of the Share Exchange and the other transactions contemplated hereby by the requisite vote of the stockholders of the parties hereto, as may be required;

             (B)  Specific Regulatory Approval.  Procurement of FRB
Acquisition Approval, Maryland Bank Regulator Acquisition
Approval, Virginia Bank Regulator Acquisition Approval and the approval of any other financial institutions regulator, as may be necessary, and the expiration of any statutory waiting period relating thereto;

              (C) General Governmental Approval. Procurement of all other regulatory consents and approvals and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the Share Exchange; provided, however, that no approval or consent in Paragraph (B) or (C) of this Article VI shall have imposed any condition or requirement which would materially adversely impact the economic or business benefits to either MSBC or CB of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Share Exchange;

              (D) No Countervening Orders. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of the Share
Exchange;

              (E) Accountants' Reports as to MSBC. CB and its directors shall have received from Coopers & Lybrand letters, dated the date of or shortly prior to (i) the mailing of the Proxy Statement, and (ii) the Share Exchange Effective Date, in form and substance satisfactory to CB with respect to MSBC's consolidated financial position and results of operations, which letters shall be based upon customary specified procedures undertaken by such firm;

              (F) Accountants' Reports as to CB. MSBC shall have received from Coopers & Lybrand, dated the date of or shortly prior to (1) the mailing of the Proxy Statement, (2) the public offerings of any securities by MSBC prior to the Share Exchange Effective Date, and (3) the Share Exchange Effective Date, in form and substance satisfactory to MSBC with respect to CB's financial position and results of operations, which letters shall be based upon customary specified procedures undertaken by such firm, and MSBC shall have received from Coopers & Lybrand a letter, dated as of the Share Exchange Effective Date in form and substance satisfactory to MSBC, to the effect that Coopers & Lybrand are not aware of any facts or circumstances relating to actions taken by CB or actions that CB has failed to take that might cause the Share Exchange not to qualify for pooling of interests accounting treatment;

             (G) MSBC Legal Opinion. CB shall have received an opinion, dated the Share Exchange Effective Date, of Flippin,
Densmore, Morse, Rutherford & Jessee, counsel for MSBC, in form reasonably satisfactory to CB, which shall cover the matters contained in Exhibit C hereto;

             (H) CB Legal Opinion. MSBC and its directors and officers who sign the Registration Statement shall have received an opinion, dated the Share Exchange Effective Date of McNamee, Hosea,
Jernigan & Kim, P.A. in form reasonably satisfactory to MSBC, which shall cover the matters contained in Exhibit D hereto;

               (I) MSBC Representations and Warranties. (1) Each of the representations and warranties contained herein of MSBC shall be true and correct as of the date of this Plan and upon the Share

Exchange Effective Date with the same effect as though all such representations and warranties had been made on the Share Exchange Effective Date, except (a) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and warranties (other than the representations and warranties set forth in Paragraph (A) of Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Share Exchange and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of MSBC to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Share Exchange Effective Date shall have been duly performed and complied with in all material respects, and CB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of MSBC dated the Share Exchange Effective Date, to such effect;

             (J) CB Representations and Warranties. (1) Each of the representations and warranties contained herein of CB shall be true and correct as of the date of this Plan and upon the Share Exchange Effective
Date with the same effect as though all such representations and warranties had been made on the Share Exchange Effective Date, except (a) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and warranties (other than the representations and warranties set forth in Paragraph (A) of Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Share Exchange and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of CB to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Share Exchange Effective Date shall have been duly performed and complied with in all material respects, and MSBC shall have received a certificate signed by the Chief Executive
Officer and the Chief Financial Officer of CB dated the Share Exchange Effective Date, to such effect;

             (K) Registration Statement Effectiveness. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other regulatory authority;

              (L) Blue Sky Approvals. MSBC shall have received all Blue Sky Law approvals, permits and other authorizations necessary to consummate the Share Exchange;

              (M) Tax Free Reorganization Opinion. MSBC and CB shall have received an opinion from Coopers & Lybrand or Flippin, Densmore, Morse, Rutherford & Jessee (as MSBC may elect) to the effect that (1) the acquisition of CB Common Stock by MSBC and the Share Exchange constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by stockholders of CB who receive shares of MSBC Common Stock in exchange for their shares of CB Common Stock except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, may require and rely upon representations contained in certificates of officers of MSBC, CB and others;

               (N) Listing of MSBC Common Stock. The shares of MSBC Common Stock issuable pursuant to the Share Exchange shall have been approved for listing on the NASDAQ/NMS, subject to official notice of issuance;

               (O) Pooling Letter. MSBC and CB shall have received a letter, dated as of the Share Exchange Effective Date, in form and substance reasonably acceptable to MSBC and CB, from Coopers & Lybrand to the effect that the acquisition of CB Common Stock by MSBC and the Share Exchange will qualify for pooling of interests accounting treatment;

               (P) Affiliate Letters. MSBC shall have received from each affiliate of CB the affiliates letter referred to in Paragraph (J) of
Article V, to the extent necessary to assure in the reasonable judgment of MSBC that the acquisition of CB Common Stock by MSBC and the Share Exchange will qualify for pooling of interests accounting treatment;

               (Q) CB Fairness Opinion. At the time the Proxy Statement is mailed to the holders of shares of CB Common Stock (and, if necessary, to the holders of CB Preferred Stock) and on the Share Exchange
Effective Date, the Board of Directors of CB shall have received an opinion from Scott & Stringfellow that the terms of the Share Exchange are fair to the shareholders of CB from a financial point of view.

               (R) Redemption of CB Preferred Stock and Redemption of CB Warrants. As of a date which is no later than 30 days before the Share Exchange Closing, each holder of shares of CB Preferred
Stock shall have entered into a written agreement with CB for the express benefit of and reasonably satisfactory to MSBC agreeing to redeem as of the Share Exchange Closing all of his shares of CB Preferred Stock for that number of shares of MSBC Common
Stock to which he would have been entitled under the Plan if he had first converted such shares of CB Preferred Stock into CB Common
Stock immediately prior to the Share Exchange Effective Date and each holder of CB Warrants (excepting only those Warrants held by Joseph O. Hansen and any other Warrants as to which MSBC shall have executed an express, written waiver of the requirements hereof, manually signed by a member of the Office of the Chairman describing specifically the number of Warrants and the holder of the Warrants covered by such waiver) shall have entered into a written agreement with CB for the express benefit of and reasonably acceptable to MSBC to redeem as of the Share Exchange Closing each CB Warrant in return for that number of shares of MSBC Common Stock equal to the quotient obtained by dividing $31.00 by the Average MSBC Share
Price ("Warrant Redemption Ratio"). If the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is less than 1.228 the Warrant Redemption Ratio shall be 1.228; if the Warrant Redemption Ratio computed in accordance with the immediately preceding sentence is greater than 1.494, the Warrant
Redemption Ratio shall be 1.494. As of a date which is no later than 30 days before the Share Exchange Closing, CB shall have caused to be deposited in escrow with an escrow agent mutually satisfactory to it and MSBC all outstanding shares of CB Preferred
Stock and all CB Warrants required to be redeemed hereunder together with all other documents necessary to accomplish the redemption thereof in accordance herewith and to obligate the holders thereof to redeem as of the Share Exchange Closing all issued and outstanding shares of CB Preferred Stock and CB Warrants required to be redeemed hereunder in return for the shares of MSBC Common Stock to which they are entitled based on this Paragraph. As of the Share Exchange Closing, the holders of CB Preferred Stock and CB Warrants shall by agreement be entitled only to receive from MSBC the shares of MSBC Common Stock as provided in the agreements executed in accordance with this Paragraph and shall have no further rights under the terms of the CB Preferred Stock and CB Warrants, which shall be considered redeemed, as the case may be, as of the Share Exchange Closing, provided, however, that a failure to satisfy any of the conditions set forth in the proviso following Paragraph
(C) or in Paragraph (F), (H), (J), (L), (P), or (R) of Article VI shall only constitute conditions if asserted by MSBC and a failure to satisfy any of the conditions set forth in the proviso following Paragraph (C), Paragraph
(E), (G), (I), or (Q) of this Article VI shall only constitute conditions if asserted by CB.

                          VII.  TERMINATION.

     This Plan may be terminated as follows prior to the Share
Exchange Effective Date, either before or after receipt of required stockholder approval, provided that termination under this Article VII shall not relieve any party from liability under Paragraph (E) of Article VIII:

        (A) Mutual Consent. By the mutual consent of MSBC and CB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

        (B) On Breach. By MSBC or CB, if its Board of Directors so determines by vote of a majority of the members of its entire

Board, in the event of (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breaches, individually or in the aggregate, materially adversely affect the Share Exchange and the other transactions contemplated by this Plan, or (2) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided, however, that a breach can only be asserted as a basis for termination pursuant to this paragraph (B) by a party who is not itself at such time in breach hereof;

        (C) Failure to Consummate on Time. By MSBC or CB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Share Exchange is not consummated by December 31, 1997;

        (D) Failure to Obtain Certain Approvals. By MSBC or CB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that (1) any common stockholder approval contemplated by Paragraph (A) of Article VI is not obtained at a meeting or meetings called for the purpose of obtaining such approval;
(2) FRB Acquisition Approval, the Maryland Bank Regulator Acquisition Approval, the Virginia Bank Regulator Acquisition Approval or any other financial institution regulatory approval, to the extent necessary to consummate the Share Exchange legally, is finally and unconditionally denied;

        (E) Possible Adjustment in Exchange Rate and Warrant Redemption Ratio. By CB by vote of a majority of the members of its entire Board during the ten (10) day period commencing on the Determination Date if both of the following conditions are satisfied:

                  (1) if the Average MSBC Determination Price for MSBC Common Stock on the Determination Date is less than $20.75; and

                  (2) if the First Percentage exceeds the Second Percentage by at least ten (10) percentage points; subject, however, to the immediately following four sentences. If CB elects to exercise its termination right pursuant to Paragraph (E) of Article VII, it shall give prompt written notice to MSBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period). During the seven (7) day period commencing with its receipt of such notice, MSBC shall have the option of increasing the consideration to be received by the holders of CB Common Stock by adjusting the Exchange Ratio and to increase the consideration to be received by the holders of the CB Warrants in the redemption thereof pursuant to Paragraph (R)of the Article VI to equal a quotient, the numerator of which is $20.75 multiplied by the Exchange
Ratio (as then in effect) in the case of the holders of CB Common Stock or by the Warrant Redemption Ratio in the case of holders of CB
Warrants and the denominator of which is the Average MSBC
Determination Price. If MSBC makes the election contemplated by the immediately preceding sentence, it shall give prompt written notice to CB of such election and the revised Exchange Ratio and revised Warrant Redemption Ratio, whereupon no termination shall have accrued pursuant to this Paragraph (E) and the Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio and Warrant Redemption
Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" or "Warrant Redemption Ratio" shall thereafter be deemed to refer to the Exchange Ratio or Warrant Redemption Ratio as adjusted pursuant to this Paragraph (E).

     For purposes of this Paragraph (E) the following terms shall have the meanings indicated:

      "Average MSBC Determination Price" means the average of the bid/ask price for MSBC Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days preceding the Determination Date.

       "Determination Date" means the tenth day prior to the Share Exchange Closing.

        "First Percentage" means the percentage resulting from: (a) taking the remainder ("First Remainder") obtained by subtracting the Average
 MSBC Determination Price from $23.625 (the average of the bid and asked prices of MSBC Common Stock as reported on the NASDAQ/NMS on June 18, 1997; and (b) dividing the First Remainder by the Average
MSBC Determination Price.

         "Second Percentage" means the percentage resulting from: (a) taking the remainder ("Second Remainder") obtained by subtracting the SNL
Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the Average MSBC Determination
Price ("Recent SNL Bank Index") from the SNL Southeast Bank Index at
June 18, 1997; and (b) dividing the Second Remainder by the Recent
SNL Bank Index.

        (F)  Failure to Redeem CB Preferred Stock and CB Warrants.
By MSBC, if, at least 30 days prior to Share Exchange Closing, CB shall not have caused the holders of all outstanding shares of CB Preferred
Stock and all CB Warrants (excepting only CB Warrants excluded from the escrow requirements of Paragraph (R) of Article VI expressly by the terms thereof) to deposit with an escrow agent mutually acceptable to CB and MSBC all shares of CB Preferred Stock and all CB Warrants required to be redeemed together with agreements and other documents required by Paragraph (R) of Article VI necessary and sufficient to enable and require the redemption of the CB Preferred Stock and the CB Warrants and to obligate the holders thereof to redeem as of the Share Exchange Closing all issued and outstanding shares of CB Preferred Stock and all such CB Warrants, respectively, in return for the shares of MSBC Common Stock to which they are entitled as provided in Paragraph (R) of Article VI.

                         VIII.  OTHER MATTERS.

        (A) Survival. If the Share Exchange Effective Date occurs, the agreements of the parties in Paragraph (H) of Article II, and Paragraphs
(A), (C), (D), (I), (J) and (K) of this Article VIII shall survive the Share Exchange Effective Date; all other representations, warranties, agreements and covenants contained in this Plan shall be deemed to be conditions of the Share Exchange and shall not survive the Share Exchange Effective Date. If this Plan is terminated prior to the Share Exchange Effective Date, the agreements and representations of the parties in Paragraph (K) of Article
IV, Paragraphs (F)(2) of Article V and Paragraphs (A), (D), (E), (F), (G) and (I) of this Article VIII shall survive such termination. In the event of the termination and abandonment of this Plan pursuant to the provisions of
Article VII, this Plan shall become void and have no effect, except (1) as provided in the immediately preceding sentence; and (2) no party shall be relieved or released from any liability arising out of a breach of any provisions of this Plan except as provided in Paragraph (E) of this Article.

        (B) Waiver, Amendment. Prior to the Share Exchange Effective Date, any provision of this Plan may be (1) waived by the party benefited by the provision, or (2) amended or modified at any time (including the structure of the transaction), by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of CB, the consideration to be received by the stockholders of CB for each share of CB Common Stock shall not be decreased (except in accordance with Section
4 of the Plan of Share Exchange).

        (C) Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

        (D) Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Virginia.

        (E) Fees and Expenses. In the event that the Plan is terminated in accordance with the provisions of Article VII otherwise than on account of a breach by MSBC the total documented out-of-pocket costs, expenses and fees incurred by CB and MSBC (regardless of when incurred) in connection with and arising out of the Share Exchange and the other transactions contemplated by this Plan (including, without limitation, amounts paid or payable to investment bankers, to counsel and accountants, and to governmental and regulatory agencies) shall be aggregated and each party hereto shall be responsible for paying one-half (1/2) of the same, and shall promptly make such reimbursement to the other party as is necessary to effectuate this result.

               (2) In the event that Paragraph (1) is not applicable to allocate the expenses between the parties each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

               (3) Payments to be made hereunder shall be made in immediately available funds within thirty (30) days following the day on which the party entitled to payment notifies the other party in writing that the events entitling it to payment of the same have occurred and upon failure to pay the same when due the other party shall be entitled to recover from the other party all collection costs and expenses, including but not limited to reasonable legal fees.

        (F)  Confidentiality.  Except as otherwise provided in Paragraph
(F)(2) of Article V, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

        (G) Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                                 If to MSBC, to:
                                 MainStreet BankGroup Incorporated
                                 200 E. Church Street
                                 Martinsville, VA 24112-5409

                                 Attn:  Michael Brenan,
                                        Chief Executive Officer

                                 Copy to:

                                 Douglas W.  Densmore, Esq.
                                 Flippin, Densmore, Morse, Rutherford & Jessee 300 First Campbell Square
                                 Drawer 1200
                                 Roanoke, Virginia 24006

                                 If to CB, to:

                                 Commerce Bank
                                 9658 Baltimore Avenue
                                 College Park, MD 20740
                                 Attn: George Kapusta, President

                                 Copy to:

                                 Milton D. Jernigan, II
                                 McNamee, Hosea, Jernigan & Kim, P.A.
                                 6411 Ivy Lane, Suite 200
                                 Greenbelt, Maryland 20770

        (H) Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

               (1) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party as such term is defined in FRB Regulation O;

                (2) the term "Material Adverse Effect," when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (a) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (b) any breach of a representation or warranty by such party) which (i) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (ii) would materially impair the party's ability to perform its obligations under this Plan or the consummation of the Share Exchange and the other transactions contemplated by this Plan; provided, however, that, solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income

(less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided, further, that material adverse effect and material impairment shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally and (z) the effects of Share Exchange on the operating performance of the parties to this Plan;

                 (3) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan; provided, however, that any information so disclosed shall specify the provision of this Plan pursuant to which such information is being disclosed and shall not be deemed to be disclosed pursuant to any other provision of, or for any other purpose under, this Plan unless otherwise indicated; provided, further, the mere inclusion of an item in a disclosure letter shall not be deemed an admission by a party that such item represents a material exception of fact, event or circumstances or that such item is reasonably likely to result in a Material Adverse Effect.

        (I) Entire Understanding. This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, other than as provided in Paragraph (K) below.

        (J) Benefit Plans. Upon consummation of the Share Exchange, as soon as administratively practicable employees of CB shall be entitled to participate in MSBC's pension, severance, benefit and similar plans on the same terms and conditions as employees of MSBC and its subsidiaries, MSBC shall cause CB to honor in accordance with their terms as in effect on the date hereof, or as amended after the date hereof with the prior written consent of MSBC, all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed to MSBC and executed in writing by both CB on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have previously been delivered by CB to MSBC.

        (K) Indemnification. (1) In the case of MSBC only, it agrees that for the six-year period following the Share Exchange Effective Date, it shall cause CB and any successor thereto to indemnify and hold harmless any person who has rights to indemnification from CB to the same extent and on the same conditions as such person is entitled to indemnification pursuant to CB's Articles of Incorporation as in effect on the date of this Plan, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Share Exchange Effective Date (regardless of whether a claim is asserted in connection therewith on or prior to the Share Exchange
Effective Date or thereafter). Without limiting the foregoing, in any case in which approval by CB may be required to effectuate any such indemnification, MSBC shall cause CB to direct, at the election of the party to be indemnified, that the determination of any such approval shall be made by independent counsel mutually agreed upon between MSBC and the indemnified party. MSBC shall use its reasonable best efforts to provide coverage to the officers and directors of CB under MSBC policy or policies of director and officers liability insurance on the same or substantially similar terms then in effect for the directors and officers of MSBC and CB shall reimburse MSBC for the additional premium incurred by it in connection with providing such coverage; (2) If MSBC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of MSBC shall assume the obligations set forth in this Paragraph (K)(1). MSBC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Paragraph (K)(1).

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                 MainStreet BankGroup Incorporated

                                 By: /s/ Michael Brenan
                                     ------------------------------
                                       Michael Brenan
                                       Chief Executive Officer

                                Commerce Bank

                                By: /s/ George Kapusta
                                    -------------------------------
                                       George Kapusta
                                       President

                                                                 Exhibit A
                      ARTICLES OF SHARE EXCHANGE
                                BETWEEN
                             COMMERCE BANK
                        a Maryland corporation
                                  and
                  MAINSTREET BANKGROUP INCORPORATED
                        a Virginia Corporation


     Pursuant to the provisions of 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, Commerce Bank, a Maryland bank (the "Acquired Corporation"), as the acquired corporation, and MainStreet BankGroup Incorporated, a Virginia corporation, (the "Acquiring Corporation") hereby execute and deliver the following articles of share exchange and set forth:

     1. The Plan of Share Exchange (the "Plan") pursuant to which the shares of the common stock $10.00 par value per share of the Acquired Corporation will be exchanged for the shares of the common stock $5.00 par value per share of the Acquiring Corporation is attached hereto as Annex 1.

     2. The Plan was submitted to the shareholders of the Acquired Corporation by its board of directors in accordance with the provisions of 3-105 of the Corporations and Associations Article of the Annotated Code of Maryland;

         (a) The designation, number of outstanding shares, and the number of votes entitled to be cast by each voting group entitled to vote separately on the Plan were:

                                   No. of
         Designation          Outstanding Shares          No. of Votes

         Common
         Preferred

         (b) The total number of votes cast for and against the Plan by each voting group entitled to vote separately on the Plan were:

                          Total No. of Votes      Total No. of Votes
         Voting Group     Cast for the Plan      Cast Against the Plan

         Common
         Preferred

     4. Pursuant to 3-113 of the Corporations and Associations Article of the Annotated Code of Maryland, the effective time and date of the share exchange shall be -------a.m. on ---------------.

     The undersigned, President, of Commerce Bank, and Chief Executive Officer, of MainStreet BankGroup Incorporated, each declare that the facts herein stated are true as of ----------------, 1997.

                                 COMMERCE BANK


                                 By:________________________________

                                 Its:  President


                                 MAINSTREET BANKGROUP
                                 INCORPORATED


                                 By:________________________________

                                 Its:  Chief Executive Officer

                                                     Annex 1 to Exhibit A
                        PLAN OF SHARE EXCHANGE


     A. MainStreet BankGroup Incorporated ("the Acquiring Corporation") is a corporation organized and existing under the laws of the Commonwealth of Virginia.

     B. Commerce Bank (the "Acquired Corporation") is a Maryland bank organized and existing under the laws of the State of Maryland.

     C. The Acquiring Corporation and the Acquired Corporation, their respective Boards of Directors, and the shareholders of the Acquired Corporation have approved a statutory share exchange ("Share Exchange") of the common stock, $10.00 par value per share, of the Acquired Corporation ("Acquired Corporation Common Stock") for shares of the common stock, $5.00 par value per share, of the Acquiring
Corporation ("Acquiring Corporation Common Stock") by which all of the outstanding capital corporate stock of the Acquired Corporation as of the Effective Time will be acquired by the Acquiring Corporation.

          1. Effective Time. The Share Exchange shall become effective at the time when the Articles of Share Exchange as approved by the Maryland Commissioner of Financial Regulations are accepted for filing by the Maryland Department of Assessments and Taxation (the "Effective Time") but in no event before the conditions in Article VI of the Agreement and Plan of Share Exchange between the Acquiring
Corporation and the Acquired Corporation dated as of July 3, 1997
(the "Agreement") shall have been fulfilled or waiver.

          2. Manner and Basis of Exchange. The manner and basis of exchanging the shares of the Acquired Corporation Common Stock issued and outstanding immediately prior to the Effective Time (excluding only the Excluded Shares as hereinafter defined) for shares of the Acquiring Corporation Common Stock are as follows:

              (A) Share Exchange Rights. In exchange for their shares of Acquired Corporation Common Stock, the holders of shares of the Acquired Corporation Common Stock outstanding immediately prior to the Effective Time (excluding only the Excluded Shares) on and after the Effective Time automatically and without any action on the part of such holders shall be entitled to receive (the "Share Exchange Rights") that number of shares of the Acquiring Corporation Common
Stock (including the rights attached thereto) obtained by dividing the Negotiated Price per share of the Acquired Corporation Common
Stock by the average of the average of the bid/asked price per share for the Acquiring Corporation Common Stock as reported on the National Association of Securities Dealers Quotations System National Market System ("NASDAQ/NMS) for each of the twenty (20) trading days preceding the later to occur of (i) the approval of the Share Exchange and the other transactions contemplated by the Agreement by the shareholders of the Acquired Corporation; and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) necessary for the consummation of the Share Exchange and the other transactions contemplated by the Agreement, subject to possible adjustment as set forth in Paragraph (H) below (the "Exchange Ratio"). The Negotiated Price per share of the Acquired Company Common Stock is $52.00.

     (B)  Stockholder Rights; Stock Transfers.  As of the Effective
Time, holders of Acquired Corporation Common Stock shall cease to be, and shall have no rights as, stockholders of the Acquired Corporation, other than to receive the Share Exchange Rights provided under Paragraph
(A) above, and the consideration provided in Paragraph (C) below or to elect to pursue their statutory dissenters' rights as provided under Paragraph (D) below). After the Effective Time, there shall be no transfers on the stock transfer books of the Acquired Corporation of the shares of Acquired Corporation Common Stock which were issued and outstanding immediately prior to the Effective Time.

     (C) Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Acquiring Corporation Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Share Exchange; instead, the Acquiring Corporation shall pay to each holder of Acquired Corporation Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the average of the last bid/asked price of Acquiring Corporation Common Stock on the last trading day prior to the Effective Time, as reported on the NASDAQ/NMS (as reported by The Wall Street Journal).

     (D) Dissenting Stockholders. Any holder of shares of Acquired Corporation Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Title 3 Subtitle 2 of the Corporations and Associations Article of the Annotated Code of Maryland shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the Maryland Corporation Law and duly surrendered the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of the Acquired Corporation fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, after the Effective Time Acquiring Corporation shall issue and deliver the consideration to which such holder of shares of Acquired Corporation Common Stock is entitled under this Plan of Share Exchange

(without interest) upon surrender by such holder of the certificate or certificates representing shares of Acquired Corporation Common Stock held by him.

     (E) Exchange Procedures. As promptly as practicable after the Effective Time, Acquiring Corporation shall send or cause to be sent to each former holder of Acquired Corporation Common Stock of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates of Acquired Corporation Common Stock (other than Excluded Shares) for the consideration set forth in Paragraphs (A) and (C) above. Any fractional share checks which a Acquired Corporation Company stockholder shall be entitled to receive in exchange for such stockholder's shares of Acquired Corporation Common Stock, and any dividends paid on any shares of Purchaser Common Stock that such stockholder shall be entitled to receive prior to the delivery to ------------------ (the "Exchange Agent") of such stockholder's certificates representing all of such stockholder's share of Acquired Corporation Common Stock will be delivered to such stockholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to Acquiring Corporation and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. After the Effective Time, to the extent permitted by law, former stockholders of record of the Acquired Corporation shall be entitled to vote at any meeting of holders of Acquiring Corporation Common Stock the number of whole shares of Acquiring Corporation Common Stock to which their Exchange Rights entitle them, regardless of whether such holders have exchanged their Acquired
Corporation Common Stock for certificates representing Acquiring
Corporation Common Stock in accordance with the provisions of this Plan of Share Exchange.

     (F) Anti-Dilution Provisions. In the event Acquiring Corporation changes the number of shares of Acquiring Corporation Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Acquiring Corporation Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     (G) Excluded Shares. Each of the shares of Acquired Corporation Common Stock held by the Acquired Corporation, the Acquiring Corporation or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted shall be canceled and retired at the Effective Time. Such shares together with shares as to which the holder has perfected his dissenter's rights of appraisal in accordance with Paragraph (D) are "Excluded Shares".

     (H) Possible Adjustment in Exchange Rate. The Agreement may be terminated prior to the Effective Time (i) as set forth in 3 below or (ii) either before or after approval by the stockholders of the Acquired Corporation, by the Acquired Corporation, by vote of a majority of the members of its entire Board during the ten (10) day period commencing on the Determination Date if both of the following conditions are satisfied:

               (1) if the Average MSBC Determination Price for MSBG Common Stock on the Determination Date is less than $20.75; and

               (2) if the First Percentage exceeds the Second Percentage by at least ten (10) percentage points;

subject, however, to the immediately following four sentences. If the Acquired Corporation elects to exercise its termination right pursuant to clause (ii), it shall give prompt written notice to the Acquiring Corporation (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period). During the seven
(7) day period commencing with its receipt of such notice, the Acquiring Corporation shall have the option of increasing the consideration to be received by the holders of the Acquired Corporation Common Stock by adjusting the Exchange Ratio to equal a quotient, the numerator of which is $20.75 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Average MSBC Determination Price. If the Acquiring Corporation makes an election contemplated by the immediately preceding sentence, it shall give prompt written notice to the Acquired Corporation of such election and the revised Exchange
Ratio, whereupon no termination shall have accrued pursuant to clause
(ii) and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Subparagraph
(H). For purposes of this Paragraph (H) the following terms shall have the meanings indicated:

        "Average MSBC Determination Price" means the average of the bid/asked price for Acquiring Corporation Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days preceding the Determination Date.

         "Determination Date" means the tenth day prior to the Share Exchange Closing.

          "First Percentage" means the percentage resulting from: (a) taking the remainder ("First Remainder") obtained by subtracting the Average MSBC Determination Price from $23.625 (the average of the bid and asked prices of Acquiring Corporation Common Stock as reported on the NASDAQ/NMS on June 18, 1997; and (b) dividing the First Remainder by the Average MSBC Determination Price.

          "Second Percentage" means the percentage resulting from:
(a) taking the remainder ("Second Remainder") obtained by subtracting the SNL Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the Average MSBC Price ("Recent SNL Bank Index") from the SNL Southeast Bank
Index at June 18, 1997; and (b) dividing the Second Remainder by the Recent SNL Bank Index.

          "Share Exchange Closing" means the date designated as such by the Acquiring Corporation and reasonably acceptable to the Acquired Corporation after the satisfaction of the conditions to the Share Exchange set forth in Paragraphs (A), (B) and (C) of Article VI of the Agreement but no later than the Effective Time.

     3. Termination of Abandonment. In addition to the termination provisions set forth above, this Plan of Share Exchange shall terminate and the Share Exchange be abandoned at any time prior to the Effective Time if the Agreement is terminated in accordance with its terms.

     4. Amendment. Pursuant to 3-105 of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Acquiring Corporation and the Acquired Corporation reserve the right to amend this Plan of Share Exchange at any time prior to the acceptance by the Maryland Department of Assessments and Taxation of the Articles of Share Exchange for filing; provided, however, that any such amendment made subsequent to the submission of this Plan of Share Exchange to the shareholders of the Acquired Corporation, may not: (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or in conversion of all or any of the shares of any class or series of such corporation; (ii) alter or change any of the terms and conditions of this Plan of Share Exchange if such alteration or change would adversely affect the shares of any class or series of such corporation; or (iii) alter or change any term of the articles of incorporation of any corporation (except as provided herein) whose shareholders must approve this Plan of Share Exchange.

                                                              Exhibit B

                     Form of CB Affiliate's Letter


                         ---------------, 19--

MainStreet BankGroup Incorporated
address



Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Share Exchange, dated as of July 3, 1997, by and between MainStreet BankGroup
Incorporated, a Virginia corporation ("MSBG") and Commerce Bank, a Maryland bank ("CB"), (the "Agreement") all of the issued and outstanding shares of the common stock, $10.00 par value of CB, will be acquired by MSBG. As a result of the Share Exchange, the undersigned may receive shares of Common Stock, $5.00 par value per share, of MSBG
("MSBG Common Stock"). The undersigned would receive such shares in exchange for shares owned by the undersigned of Common Stock, $10.00 par value per share, of CB.

     The undersigned hereby represents, warrants to, and covenants with, MSBG that in the event the undersigned receives any MSBG Common
Stock as a result of the Share Exchange:

          (A) The undersigned shall not make any sale, transfer or other disposition of the MSBG Common Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder (the "Act").

          (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of MSBG Common Stock to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for CB.

          (C) The undersigned will not sell, transfer or otherwise dispose of MSBG Common Stock issued to the undersigned in the Share
     Exchange unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act
     (as such rule may be hereafter from time to time be amended), or
     (iii) in the opinion of counsel in form and substance reasonably acceptable to MSBG, in which counsel for MSBG concurs, or in a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "Commission"), a determination is made that such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

          (D) The undersigned understands that MSBG is under no obligation to register the sale, transfer or other disposition of shares of MSBG Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (E) The undersigned also understands that stop transfer instructions will be given to MSBG's transfer agent with respect to MSBG Common Stock owned by the undersigned and that there will be placed on the certificates for the MSBG Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated -------------, 199--- between the registered holder hereof and MainStreet BankGroup Incorporated, a copy of which agreement is on file at the principal offices of MainStreet BankGroup Incorporated."

          (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's MSBG Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145(d) under the Act, MSBG reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities
          Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legends set forth in paragraphs (E) and (F) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to MSBG (i) a copy of a "no action" letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to MSBG, in which counsel for MSBG concurs, to the effect that such legend is not required for purposes of the Act, or
     (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145(d).

          (G) The undersigned further represents and warrants to, and covenants with, MSBG that the undersigned will not, within the 30 days prior to the Share Exchange Effective Date (as defined in this Agreement), sell, transfer or otherwise dispose of any shares of the capital stock of either MSBG or CB held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of any shares of MSBG Common Stock received by the undersigned in the Share Exchange or other shares of the capital stock of MSBG until after such time as results covering at least 30 days of combined operations of MSBG after the Share Exchange have been published by MSBG within the meaning of section 201.01 of the Commission's Codification of Financial Reporting Policies.

          (H) The undersigned also understands and agrees that this letter agreement shall apply to all shares of the capital stock of CB and MSBG that are owned by (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar fiduciary capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest, or that otherwise are deemed to be beneficially owned by the undersigned pursuant to Rule 13(d) under the Securities Exchange Act of 1934.

                                 Very truly yours,

                                 -------------------------------
                                 Name:

                                 [add below the signatures of all
                                 registered owners (other than nominee)
                                 of shares deemed beneficially owned by
                                 the affiliate]


                                 -------------------------------
                                 Name:



                                 ------------------------------
                                 Name:



                                 ------------------------------
                                 Name:


Acknowledged this --- day of
------------------, 199---.

MAINSTREET BANKGROUP INCORPORATED

By: ---------------------------
    Name:
    Title:

                                                        Exhibit C

     The opinion of counsel for MainStreet BankGroup Incorporated
("MSBC") contemplated in Paragraph (G) of Article VI of the Agreement and Plan of Share Exchange to which this EXHIBIT C is attached (the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

     (A) MSBC is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia;

     (B) MSBC has the corporate power and authority to carry on its business as it is now being conducted and to own all its material property and assets;

     (C) the outstanding shares of capital stock of MSBC are validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding options, warrants, rights to subscribe to or securities convertible into shares of MSBC Common Stock. There are no shares of MSBC Preferred Stock outstanding and except as Previously Disclosed there are no outstanding options, warrants, rights to subscribe to or securities or rights convertible into shares of MSBC Preferred Stock.

     (D) MSBC has taken all required corporate action to approve and adopt the Plan and the Plan is a valid and binding agreement of it enforceable against it in accordance with the terms of the Plan, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights in general and to general equity principles (provided, however, that such counsel need not render any such opinion with respect to any indemnification provisions);

     (E) the execution, delivery and performance of the Plan by MSBC did not, and the consummation of the transactions contemplated thereby by it does not, constitute (i) to the knowledge of such counsel, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or any of its subsidiaries or to which it or any of its subsidiaries is subject, which breach, violation or default to the knowledge of such counsel would have a Material Adverse Effect on MSBC or (ii) a breach or violation of or a default under the Articles of Incorporation or Bylaws of MSBC; and, (iii) to such counsel's knowledge, the consummation of the transactions contemplated by the Plan, does not require any material consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or, except as Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of the appropriate federal and state regulatory authorities, and required filings under the federal securities laws and under the state "blue sky" or securities laws which have been made or received and are in full force and effect;

     (F) except as Previously Disclosed or as reflected in the Financial Reports, (i) to such counsel's knowledge, there is no litigation, proceeding or controversy before any court or governmental agency pending against MSBC or any of its subsidiaries with respect to the transactions contemplated by the Plan by a governmental authority which is reasonably likely to have a Material Adverse Effect on MSBC and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) neither MSBC nor any of its subsidiaries is subject to any (as to MSBC and its subsidiaries taken as a whole) order, decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it or any of its subsidiaries; and (iii) to the knowledge of such counsel neither MSBC nor any of its subsidiaries has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission;

     (G)  the regulatory consents set forth in Paragraphs B and C of
Article VI of the Plan, necessary to permit the consummation of the Plan, have been secured and are in full force and effect;

     (H) the Registration Statement and Prospectus included therein, as of the effective date of the Registration Statement, complied in all material respects as to form with the provisions of the Federal Securities Laws. Further such counsel does not believe that, insofar as they relate to MSBC and its subsidiaries, the Registration Statement and Prospectus, on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Registration Statement and Prospectus and that he does not express any opinion or belief as to material in the Registration Statement insofar as it includes or reflects any information relating to or supplied by entities other than MSBC or its subsidiaries or as to any financial statements or other financial data contained in the Registration Statement and prospectus); and

     (I) the shares of MSBC Common Stock to be issued in exchange for shares of CB Common Stock upon consummation of the Share Exchange have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                                                           	Exhibit D

     The opinion of counsel for Commerce Bank contemplated in Paragraph
(H) of Article VI of the Agreement and Plan of Share Exchange to which this Exhibit D is attached (the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

     (A) CB is a corporation duly organized and existing in good standing under the laws of the State of Maryland; and is authorized to do business in Maryland as a bank;

     (B) CB has the corporate power and authority to carry on its business as it is now being conducted and to own all its material property and assets;

     (C) the authorized capital stock of CB consists of 450,000 shares of common stock, $10.00 par value per share, of which ------------ shares are issued and outstanding as of the date hereof and ---------- shares are reserved for issuance as set forth on Schedule I attached hereto and 50,000 shares of convertible preferred stock, $10.00 par value per share, of which no shares are issued and outstanding as of the date hereof and no shares are reserved for issuance as set forth on Schedule I attached hereto. The outstanding shares of CB Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are subject to no preemptive rights. There are no outstanding options, warrants, rights to subscribe to or securities or rights convertible into shares of CB Common Stock or CB Preferred Stock.

     (D) CB has taken all required corporate action to approve and adopt the Plan, and the Plan is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights in general, and to general equity principles (provided, however, that such counsel need not render any such opinion with respect to any indemnification provisions);

     (E) the execution, delivery and performance of the Plan by CB did not, and the consummation of the transactions contemplated thereby by it does not, constitute or result in (i) to the knowledge of such counsel, a breach or violation of, or a default under any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or to which it is subject, which breach, violation or default to the knowledge of such counsel would have a Material Adverse Effect on CB, (ii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of CB; (iii) to the knowledge of such counsel, the consummation of the transactions contemplated by the Plan, does not require any material consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or, except as Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals or the appropriate federal and state regulatory authorities, and required filings under the federal securities laws and under the state "blue sky" or securities laws, and (iv) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of CB or, to the knowledge of such counsel, under any agreement to which CB is a party;

     (F) CB has taken all necessary action to exempt the transactions contemplated by the Plan from any applicable take over, business combination, control share acquisition or similar law in effect under the laws of the State of Maryland as of the date hereof, including without limitation Subtitles 6 and 7 of Title 3 of the Maryland Corporation Law;

     (G) except as Previously Disclosed or as reflected in the Financial Reports, (i) to such counsel's knowledge, there is no litigation, proceeding or controversy before any court or governmental agency pending against CB by a governmental authority which is reasonably likely to have a Material Adverse Effect on CB and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) except as Previously Disclosed CB is not subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of its business or properties, or in any manner relates to its capital, liquidity, credit policies or management; and (iii) to the knowledge of such counsel and except as Previously Disclosed, CB has not been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission;

     (H) the Proxy Statement (including any documents relating to CB incorporated by reference therein), as of the mailing date thereof, complied in all material respects as to form with the requirements of all applicable laws, rules, and regulations. Further, such counsel does not believe that, insofar as it relates to CB, the Proxy Statement, on such mailing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Proxy Statement and that he does not express any opinion or belief as to material in the Proxy Statement insofar as it includes or reflects any information relating to or supplied by entities other than CB or as to any financial statements or other financial data contained in the Proxy Statement);

     (I) except as Previously Disclosed, to the knowledge of such counsel there are no persons who may be deemed to be "affiliate" of CB within the meaning of Rule 145 under the Securities Act.

                                ANNEX B

                  [SCOTT & STRINGFELLOW LETTERHEAD]


                          September 17, 1997



Board of Directors
Commerce Bank
College Park, MD   20740

Gentlemen:

     You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Commerce
Bank ("Commerce") of the terms of an Agreement and Plan of Share Exchange by and between MainStreet BankGroup Incorporated ("MainStreet") and Commerce dated July 3, 1997 (the "Share
Exchange Agreement"). The Share Exchange Agreement provides for the acquisition of Commerce by MainStreet through a share exchange (the "Share Exchange") and further provides that each share of Common Stock (and Preferred Stock) of Commerce which is issued and outstanding immediately prior to the Effective Date of the Share Exchange shall be converted (redeemed) into a number of shares of MainStreet Common Stock equal to the quotient of $52.00 divided by the average of the bid/asked price per share for MainStreet Common Stock as reported on the NASDAQ National
Market for the 20 trading days preceding the later to occur of (the "Average MainStreet Share Price") (i) approval of the Share Exchange by the shareholders of Commerce or (ii) receipt of the last of all regulatory approvals prerequisite to the consummation of the Share Exchange (the "Exchange Ratio"). In no case will the Exchange Ratio be less than 2.059 or greater than 2.506. In addition, each Commerce Warrant shall be redeemed in return for that number of shares of MainStreet Common Stock equal to the quotient obtained by dividing $31.00 by the Average MainStreet Share Price (the
"Warrant Redemption Ratio"). In no case will the Warrant Redemption Ratio be less than 1.228 or greater than 1.494.

     In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Share Exchange Agreement; (2) the Registration Statement and this Proxy Statement; (3) Commerce's financial statements for the three years ended December 31, 1996; (4)
Commerce's unaudited financial statements for the quarter ended
June 30, 1997 and 1996, and other internal information relating to Commerce prepared by Commerce's management; (5) information regarding the trading market for the common stocks of Commerce and MainStreet and the price ranges within which the respective stocks have traded; (6) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain bank and bank holding company mergers and acquisitions in Maryland in recent years;
(7) MainStreet's annual reports to shareholders and its financial statements for the three years ended December 31, 1996; and (8) MainStreet's unaudited financial statements for the quarter ended June 30, 1997 and 1996, and other internal information relating to MainStreet prepared by MainStreet's management. We have discussed with members of management of Commerce and MainStreet the background to the Share Exchange, reasons and basis for the Share Exchange and the business and future prospects of Commerce and MainStreet individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Commerce and MainStreet. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Commerce or MainStreet. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

     On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Share Exchange Agreement are fair from a financial point of view to the shareholders of Commerce Common
Stock, Preferred Stock and the Warrant holders.

                                 Very truly yours,

                                 SCOTT & STRINGFELLOW, INC.



                                 By: /s/ Gary S. Penrose
                                 ----------------------------------
                                 Gary S. Penrose
                                 Managing Director, Financial Institutions Group

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

     Registrant's Articles of Incorporation implement the provisions of the VSCA, which provide for the indemnification of Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Registrant's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Registrant also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the VSCA and Registrant's Articles of Incorporation eliminate the liability of a director or officer of Registrant in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated herein by reference.

Item 21.  Exhibits and Financial Statement Schedules

     (a)     Exhibits

     2(a) Agreement and Plan of Share Exchange dated as of July 3, 1997, between Registrant and Commerce Bank (attached to the Proxy Statement/Prospectus as Annex A)

     3(i) Articles of Incorporation of Registrant, (incorporated herein by reference to Form 8-A filed electronically on March 18, 1996)

     3(ii) Bylaws of Registrant (incorporated herein by reference to Form 8-A filed electronically on March 18, 1996)

     5 Opinion of Flippin, Densmore, Morse, Rutherford & Jessee with respect to legality

     8 Opinion of Flippin, Densmore, Morse, Rutherford & Jessee with respect to tax consequences of the Transaction

     21 Statement of subsidiaries of Registrant (incorporated herein by reference to Registrant's Form 10-K for the fiscal year ended December 31, 1996)

     23(i)   Consent of Coopers & Lybrand L.L.P

     23(ii)  Consent of Coopers & Lybrand L.L.P.

     23(iii) Consent of Scott & Stringfellow, Inc.

     23(iv) Consent of Flippin, Densmore, Morse, Rutherford & Jessee (included in Exhibit 5 and Exhibit 8)

     23(v)   Consent of KPMG Peat Marwick LLP

     23(vi)  Consent of Deloitte & Touche, LLP

     23(vii) Consent of Persinger & Company, L.L.C.

     24      Power of Attorney of Officers and Directors of Registrant

     99(a)   Form of Proxy

       (b)   Financial Statement Schedules Not Applicable

       (c)   Report, Opinion or Appraisal -- (Opinion of Scott &
             Stringfellow,Inc. attached to the Proxy Statement/Prospectus as Annex B)

Item 22.  Undertakings

       (a)   The undersigned Registrant hereby undertakes as follows:

     1 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     3 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4 That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the

              Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     5 That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     6 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on September 17, 1997.

                                 MAINSTREET BANKGROUP INCORPORATED
                                 (Registrant)

                                 By:  /s/ Michael R. Brenan
                                 -----------------------------------
                                 Michael R. Brenan, President, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 17, 1997.

Signature                       Title

/s/  Michael R. Brenan          President, Chairman of the Board and Chief
------------------------------ 	Executive Officer
Michael R. Brenan               (Principal Executive Officer)


/s/  James E. Adams             Executive Vice President, Chief Financial
------------------------------  Officer and Treasurer (Principal Financial
James E. Adams                  and Accounting Officer)


/s/  W. Christopher Beeler, Jr. Director*
------------------------------
W. Christopher Beeler, Jr.

/s/  Thomas B. Bishop           Director*
------------------------------
Thomas B. Bishop

/s/  William L. Cooper, III     Director*
------------------------------
William L. Cooper, III

/s/  Billy P. Craft             Director*
------------------------------
Billy P. Craft

/s/  I. Patricia Henry          Director*
------------------------------
I. Patricia Henry

/s/  Larry E. Hutchens          Director*
------------------------------
Larry E. Hutchens

/s/  William O. McCabe, Jr., MD Director*
------------------------------
William O. McCabe, Jr., MD

/s/  Albert L. Prillaman        Director*
------------------------------
Albert L. Prillaman

/s/  Phillip W. Dean            Director*
------------------------------
Phillip W. Dean

/s/  George J. Kostel           Director*
------------------------------
George J. Kostel


*By Rebecca J. Jenkins, Attorney-in-Fact

/s/ Rebecca J. Jenkins
------------------------------
Rebecca J. Jenkins
Date:  September 17, 1997

                            EXHIBIT INDEX

Exhibit
Number         Exhibit                                         Page

(a)            Exhibits

2(a) Agreement and Plan of Share Exchange dated as of July 3, 1997, between Registrant and Commerce Bank (attached to the Proxy
               Statement/Prospectus as Annex A)

3(i) Articles of Incorporation of Registrant, as amended (incorporated herein by reference to the Form 8-A filed electronically on March
               18, 1996)

3(ii) Bylaws of Registrant (incorporated herein by reference to the Form 8-A filed electronically on March 18, 1996)

5              Opinion of Flippin, Densmore, Morse, Rutherford
               & Jessee with respect to legality

8              Opinion of Flippin, Densmore, Morse, Rutherford
               & Jessee with respect to tax consequences of the Transaction

21             Statement of subsidiaries of Registrant
               (incorporated herein by reference to Registrant's
               Form 10-K for the fiscal year ended December 31, 1996)

23(i)          Consent of Coopers & Lybrand L.L.P.

23(ii)         Consent of Coopers & Lybrand L.L.P.

23(iii)        Consent of Scott & Stringfellow, Inc.

23(iv)         Consent of Flippin, Densmore, Morse, Rutherford
               & Jessee (included in Exhibit 5 and Exhibit 8)

23(v)          Consent of KPMG Peat Marwick LLP

23(vi)         Consent of Deloitte & Touche, LLP

23(vii)        Consent of Persinger & Company, L.L.C.

24             Power of Attorney of Officers and Directors of
               Registrant

99             Form of Proxy

(b)            Financial Statement Schedules --  Not Applicable

(c)            Report, Opinion or Appraisal -- (Opinion of
               Scott & Stringfellow, Inc.  attached to the Proxy
               Statement/Prospectus as Annex B)